UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Lincoln National Corporation
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(Exact Name of Registrant as Specified in its Charter)

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RADNOR, PENNSYLVANIA

April 11, 2014

Dear Fellow Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders scheduled for Thursday, May 22, 2014, at 9:00 a.m., local time, at The Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102.  Our Board of Directors and management team look forward to greeting you.

The notice of meeting and proxy statement describe the matters to be acted upon at the Annual Meeting of Shareholders.  Please review these documents carefully.

Many of our shareholders received a notice of internet availability instead of a paper copy of our proxy statement and our 2013 annual report to shareholders.  The notice of internet availability contains instructions on how shareholders can access these documents over the internet as well as how shareholders can receive a paper or email copy of our proxy materials including our proxy statement, our 2013 annual report to shareholders and a proxy card.  We believe electronic delivery allows us to provide our shareholders with the information they need, while lowering the costs of the delivery of the materials and reducing the environmental impact of printing and mailing paper copies.

It is important that you vote your shares of our stock by voting as promptly as possible by proxy, through the use of a proxy card, via telephone or over the internet, or by attending the Annual Meeting and voting in person.

On behalf of the entire Board of Directors, thank you for your continued support.

Sincerely,

William H. Cunningham
Chairman of the Board

LINCOLN NATIONAL CORPORATION
RADNOR, PENNSYLVANIA

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

April 11, 2014

The Annual Meeting of Shareholders of Lincoln National Corporation will be held on Thursday, May 22, 2014, at 9:00 a.m., local time, at The Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102.

The items of business are:

1.	the election of three directors for three-year terms expiring at the 2017 Annual Meeting;
2.	the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2014;
3.	the approval of an advisory resolution on the compensation of our named executive officers;
4.	the approval of the Lincoln National Corporation 2014 Incentive Compensation Plan; and
5.	to consider and act upon such other matters as may properly come before the meeting.

You have the right to receive this notice and vote at the Annual Meeting of Shareholders if you were a shareholder of record at the close of business on March 17, 2014.  Please remember that your shares cannot be voted unless you cast your votes by one of the following methods: (1) sign and return a proxy card; (2) vote via telephone; (3) vote via the internet; (4) vote in person at the Annual Meeting; or (5) make other arrangements to vote your shares.

For the Board of Directors,

Charles A. Brawley, III
Senior Vice President, Associate General Counsel & Secretary

TABLE OF CONTENTS

PROXY SUMMARY	1
GENERAL INFORMATION	3
SECURITY OWNERSHIP	6
GOVERNANCE OF THE COMPANY	8
THE BOARD OF DIRECTORS AND COMMITTEES	10
ITEM 1 – ELECTION OF DIRECTORS	13
Nominees for Director	14
Directors Continuing in Office	15
COMPENSATION OF DIRECTORS	19
ITEM 2 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21
Independent Registered Public Accounting Firm Fees and Services	21
Audit Committee Pre-Approval Policy	22
Other Information	22
Audit Committee Report	22
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23
EXECUTIVE COMPENSATION	23
Compensation Discussion & Analysis	23
Compensation Committee Report	39
Executive Compensation Tables	40
Summary Compensation Table	40
Grants of Plan-Based Awards	43
Outstanding Equity Awards at Fiscal Year-End	45
Option Exercises and Stock Vested	46
Pension Benefits	47
Nonqualified Deferred Compensation	48
Potential Payments Upon Termination or Change of Control	49
ITEM 3 – ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION	56
ITEM 4 – APPROVAL OF THE LINCOLN NATIONAL CORPORATION 2014 INCENTIVE COMPENSATION PLAN	57
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	66
RELATED PARTY TRANSACTIONS	66
GENERAL	66
Shareholder Proposals	66
Incorporation by Reference	68
Annual Report	68
Other Matters	68
EXHIBIT 1 – Section 11 – Notice of Shareholder Nominees	E-1
EXHIBIT 2 – Reconciliation of Non-GAAP Measures	E-3
EXHIBIT 3 – List of Defined Contribution Companies from the 2012 McLagan Survey and Financial Services Companies from the 2012 Towers Watson Survey	E-6
EXHIBIT 4 – List of Investment Companies from the 2012 McLagan Survey	E-8
EXHIBIT 5 – Definitions for Incentive Compensation Programs	E-9
EXHIBIT 6 – Lincoln National Corporation 2014 Incentive Compensation Plan	E-11
EXHIBIT 7 – Section 10 – Notice of Shareholder Business	E-27

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2014:
This proxy statement and the accompanying annual report are available at: www.proxydocs.com/lnc.

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement.  This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

•	Time and Place:	Thursday, May 22, 2014 at 9:00 a.m. local time
•	Place:	The Ritz-Carlton Hotel
10 Avenue of the Arts
Philadelphia, PA  19102
•	Record Date:	March 17, 2014
•	Voting:
Shareholders as of the record date are entitled to vote.  Each share of common stock and each share of preferred stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Voting Matters

Agenda Item		Board Vote Recommendation	Page Reference (for more detail)
1.	The election of three directors for three-year terms expiring at the 2017 Annual Meeting.	FOR each director nominee	13
2.	The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2014.	FOR	21
3.	The approval of an advisory resolution on the compensation of our named executive officers.	FOR	56
4.	The approval of the Lincoln National Corporation 2014 Incentive Compensation Plan.	FOR	57

Board of Director Nominees

Name	Age	Director Since	Occupation	Independent	Committee Memberships
Dennis R. Glass	64	2006	President and Chief Executive Officer, Lincoln National Corporation	No	Corporate Action
Gary C. Kelly	59	2009	Chairman, President and Chief Executive Officer, Southwest Airlines Co.	Yes	Audit Finance
Michael F. Mee	71	2001	Retired, Executive Vice President and CFO, Bristol-Myers Squibb Company	Yes	Compensation Finance

Governance Highlights

Our Board of Directors has long considered strong governance practices a priority.  They regularly evaluate and implement policies that reflect corporate governance best practices.  Some of these practices include the following:

•	The Chairman of the Board is an independent director;

•	All of our directors, except for the chief executive officer, are independent;

•	Majority voting and a director resignation policy for directors in uncontested elections;

•	Robust stock ownership guidelines for directors;

•	Independent directors meet regularly in executive session; and

•	Board and committees conduct annual self-evaluations.

Executive Compensation Highlights

We are asking shareholders to cast an advisory, non-binding vote to approve compensation awarded to our named executive officers (“NEO”).  The key objectives of our executive compensation program are to motivate our executives to increase profitability and shareholder returns, to pay compensation that varies based on performance and to retain key executive talent, who are critical to our success.  At our 2013 Annual Meeting, shareholders expressed strong support for our executive compensation programs with 95% of the vote cast in favor of the advisory resolution.

Pay for Performance

Under these programs, we seek to align pay and performance by making a significant portion of our NEOs’ compensation dependent on:

•	the achievement of specific annual and long-term strategic and financial goals; and

•	the realization of increased shareholder value.

Our NEOs are those individuals who served as our chief executive officer and chief financial officer during 2013 and our three other most highly compensated executive officers, who are listed on page 23 of this proxy statement.

2013 Pay Mix

Named executive officer compensation is weighted towards variable compensation (annual and long-term incentives), where the actual amounts earned may differ from targeted amounts based on corporate and individual performance.  As the following charts show, 88% of the CEO’s target direct compensation and an average of 79% of our other NEOs’ target direct compensation are variable with performance, including stock price performance.

Note, the amounts in these graphs are shown at target and therefore will not match the values reflected in the Summary Compensation Table at page 40 of this proxy statement

Please read “Compensation Discussion & Analysis” beginning on page 23 and “Executive Compensation Tables” beginning on page 40 for additional details about our executive compensation programs, including information about our NEOs’ fiscal year 2013 compensation.

LINCOLN NATIONAL CORPORATION
150 N. RADNOR CHESTER ROAD
RADNOR, PENNSYLVANIA 19087

PROXY STATEMENT
Annual Meeting of Shareholders
May 22, 2014

The Board of Directors (or “Board”) of Lincoln National Corporation (the “Company,” “we,” “our,” or “us”) is soliciting proxies in connection with the proposals to be voted on at the Annual Meeting of Shareholders scheduled for May 22, 2014 (the “Annual Meeting”).  The Annual Meeting will be held at The Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102, beginning at 9 a.m. local time.  This proxy statement and a proxy card or a notice of internet availability was first sent to our shareholders on or about April 11, 2014.  Whenever we refer in this proxy statement to the “Annual Meeting,” we are also referring to any meeting that results from an adjournment of the Annual Meeting.

GENERAL INFORMATION

Why did I receive this proxy statement or notice of internet availability of proxy materials?

You are receiving a proxy statement, or a notice of internet availability of proxy materials, because you owned shares of our stock on March 17, 2014, the record date, and that entitles you to vote at the Annual Meeting.  This proxy statement describes the matters to be voted on at the Annual Meeting, provides information on these matters, and provides information about the Company that must be disclosed when your proxy is solicited.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, shareholders are being asked to vote upon the following items of business:

1.	the election of three directors for three-year terms expiring at the 2017 Annual Meeting;
2.	the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2014;
3.	the approval of an advisory resolution on the compensation of our named executive officers;
4.	the approval of the Lincoln National Corporation 2014 Incentive Compensation Plan; and
5.	to consider and act upon such other matters as may properly come before the meeting.

What are the Board of Directors recommendations?

•	for the election of the three director nominees named in this proxy statement;
•	for the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2014;
•	for the approval of the advisory resolution on the compensation of our named executive officers; and
•	for the approval of the Lincoln National Corporation 2014 Incentive Compensation Plan (the “2014 ICP”).

Why did some shareholders receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of the printed proxy materials?

In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish proxy materials by providing access to those documents on the internet.  Most shareholders received a notice of internet availability (the “Notice”) containing instructions as to how to access and review all of the proxy materials on the internet.  The Notice also contains instructions on how shareholders can request a paper copy of our proxy materials including our proxy statement, our 2013 annual report to shareholders and a proxy card form.  The Notice also instructs shareholders how to submit their proxy on the internet.  Shareholders receiving the Notice who would like to receive paper or email copies of our proxy materials should follow the instructions in the Notice for requesting those materials.  To ensure timely delivery of such proxy materials prior to the Annual Meeting, shareholders should make such request by May 9, 2014.

How do I attend the Annual Meeting?

All shareholders of record as of March 17, 2014 are invited to attend the Annual Meeting in person.  If you plan to attend the annual meeting, you will need to present proof of ownership and valid photo identification for admission.  Proof of ownership can include a brokerage statement or letter from your broker showing that you owned shares of our stock as of the record date, March 17, 2014.  If you do not have proof of ownership and valid photo identification, you will not be admitted to the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on March 17, 2014, the record date for the meeting, are entitled to vote at the Annual Meeting.  As of the record date, we had 262,001,129 shares of common stock, issued, outstanding and entitled to vote at the Annual Meeting.  You are entitled to one vote for each share of common stock you own.  The number of shares you own (and may vote) is listed on the proxy card or the Notice that you received.

What constitutes a quorum?

A majority of all outstanding shares entitled to vote at the Annual Meeting, or 131,000,565, constitutes a quorum, which is the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business.  Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.  Generally, “broker non-votes” occur when brokerage firms return proxies for which no voting instructions have been received from beneficial owners and the broker does not have discretionary authority to vote on the proposal.  Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment of the Annual Meeting, unless a new record date is set).

How do I vote?

1.  In person.  If you are a shareholder of record, you may attend the Annual Meeting and vote your shares or send a personal representative with an appropriate proxy.

If you own your shares in “street name” (i.e., through a broker-dealer or other financial institution) and you want to vote at the Annual Meeting, you will need to obtain a proxy card from the institution that holds your shares and present that card at the Annual Meeting.

If you own share equivalents through the Lincoln National Corporation Stock Fund of the LNC Employees’ 401(k) Savings Plan (the “Employees’ 401(k) Plan”), the LNL Agents’ 401(k) Savings Plan (the “Agents’ 401(k) Plan”),  or the LNL ABGA Money Purchase Plan, or through our dividend reinvestment plan, you cannot vote in person at the Annual Meeting.  Instructions on voting these share equivalents are described in more detail below under “How do I vote my 401(k) and/or dividend reinvestment plan shares?”

You can obtain additional information on voting in person at the Annual Meeting, including appropriate forms of proof of ownership and directions to the meeting location, by contacting Shareholder Services at 1-800-237-2920 or shareholderservices@lfg.com.

2.  By Mail.  Mark, date, sign and mail the proxy card in the prepaid envelope the Company has provided you if you received a paper copy of the proxy materials.  If you return the proxy card but do not mark your voting preference, the individuals named as proxies will, to the extent permissible, vote your shares in accordance with the Board’s recommendation on each item in this proxy statement.  With respect to any other matter that properly comes before the Annual Meeting, the individuals named as proxies will, to the extent permissible, vote all proxies in the manner they perceive to be in our best interests.

3.  By Telephone or Internet.  If you are a shareholder of record, you may submit your proxy with voting instructions by telephone if you are calling within the United States, Canada or Puerto Rico.  If you are a shareholder of record, you may also submit your proxy through the internet by visiting the website listed on the proxy card or Notice.

If you choose to submit your proxy with voting instructions by telephone or through the internet, you will be required to provide your assigned control number noted on the proxy card or Notice before your proxy will be accepted.  In addition to the instructions that appear on the proxy card or Notice, step-by-step instructions will be provided by recorded telephone message or at the designated website on the internet.

If you hold your shares in “street name,” please check your proxy card or Notice, or contact your broker, nominee, fiduciary or other custodian to determine if you will be able to vote by telephone or internet.

How many votes are needed to approve each proposal and what are the effects of broker non-votes, abstentions and unmarked proxy cards?

A majority of the votes cast by the holders of shares entitled to vote at the annual meeting, assuming a quorum is present, is required for: (1) the approval of the election of each director; (2) the ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm; (3) the approval of the advisory resolution on the compensation of our named executive officers; and (4) the approval of the 2014 ICP.  Abstentions will not count as votes cast either for or against a nominee or the above proposals.

The proposal regarding the approval of the compensation of our named executive officers is advisory only and not binding on the Board of Directors.  If any other matters are properly presented at the Annual Meeting, a particular proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

If you sign and return a proxy or voting instruction card, but do not mark how your shares are to be voted, they will be voted as the Board recommends.  If you hold your shares in “street name,” you may instruct your broker on how you would like your shares voted.  If you choose not to provide voting instructions, your shares are referred to as broker non-votes and the bank, broker or other custodian may be permitted to vote your shares (discretionary voting) only on the ratification of the appointment of the independent registered accounting firm.  These broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for directors, the advisory resolution on the compensation of our named executive officers, or the 2014 ICP.

Can I revoke my proxy or change my vote after I vote my proxy?

Yes.  You may revoke your proxy or change your vote at any time prior to the Annual Meeting by: (1) sending our Corporate Secretary a written revocation; (2) submitting a new proxy by mail, telephone or internet; or (3) attending the Annual Meeting and voting your shares in person.

How do I vote my 401(k) and/or dividend reinvestment plan shares?

If you have invested in the Lincoln National Corporation Stock Fund of the Employees’ 401(k) Plan or the Agents’ 401(k) Plan, your voting instructions, whether submitted via telephone or through the internet, will instruct the trustee of your plan how to vote the shares of common stock allocated to the plans.  If our stock books contain identical account information regarding common stock that you own directly and common stock that you have an interest in through these plans, you will receive a single proxy/voting instruction card representing all shares owned by you.  If you participate in one of these plans and do not provide the trustee with your voting instructions by 11:59 p.m. (E.D.T.) on May 20, 2014, the trustee of the plans will vote the shares in your account in proportion to shares held by the plans for which voting instructions have been received.

If you participate in our dividend reinvestment plan, your proxy/voting instruction card(s) will also include your shares of common stock allocated to your accounts in that plan.  To vote your shares in this plan, you must return your proxy/voting instruction card(s) or submit your voting instructions by telephone or over the internet as instructed on your proxy/voting instruction card(s).

Who may solicit proxies?

Our directors, officers and employees, as well as Georgeson Inc., our proxy solicitation firm, may solicit proxies on behalf of the Board in person, by mail, telephone, fax and other electronic means.

Who pays for the costs of soliciting proxies?

We will pay the cost of soliciting proxies. Our directors, officers and employees will receive no additional compensation for soliciting proxies.  We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of stock that those brokerage firms, banks, custodians and fiduciaries hold of record.  As noted above, we have retained Georgeson Inc. to solicit proxies.  We will pay Georgeson Inc. a fee of $11,000, plus reasonable expenses, for these services.

SECURITY OWNERSHIP

Security Ownership of More than 5% Beneficial Owners

We only have shares of common stock outstanding, which are listed on the New York Stock Exchange (“NYSE”) under the symbol “LNC.”  The following table shows the names of persons or entities known by us to beneficially own more than 5% of our common stock as of December 31, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AS OF DECEMBER 31, 2013
TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Common Stock	BlackRock, Inc. 40 East 52nd Street New York, New York 10022	17,305,409	6.6%
Common Stock	The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	17,838,508	6.79%

The information set forth in this table is based solely on our review of Schedules 13G filed with the SEC and as of the date set forth above.  We do not have information regarding the foregoing share positions after December 31, 2013.  The information regarding the amount and nature of beneficial ownership is to the best of our knowledge.

Security Ownership of Directors, Nominees and Executive Officers

The following table shows the number of shares of common stock and stock units (i.e., non-transferable, non-voting “phantom” units, the value of which is the same as the value of the corresponding number of shares of common stock) beneficially owned on March 15, 2014, by each director, nominee for director and named executive officer, individually, and by all directors and executive officers as a group.

Whenever we refer in this proxy statement to the “named executive officers” or “NEOs”, we are referring to those executive officers that we are required to identify in the Summary Compensation Table on page 40.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
AS OF MARCH 15, 2014
NAME	AMOUNT OF LNC COMMON STOCK AND NATURE OF BENEFICIAL OWNERSHIP1	PERCENT OF CLASS	LNC STOCK UNITS2	TOTAL OF LNC COMMON STOCK AND STOCK UNITS	TOTAL PERCENT OF CLASS
William J. Avery	36,187	*	30,061	66,248	*
Charles C. Cornelio	337,337	*	5,001	342,378	*
William H. Cunningham	50,776	*	68,445	119,221	*
Randal J. Freitag	159,795	*	644	160,439	*
Wilford H. Fuller	213,446	*	23,077	236,522	*
Dennis R. Glass	1,607,299	*	40,523	1,647,822	*
George W. Henderson, III	41,965	*	46,939	88,904	*
Eric G. Johnson	39,781	*	39,855	79,636	*
Gary C. Kelly	20,040	*	11,576	31,616	*
Mark E. Konen	393,191	*	5,918	399,109	*
M. Leanne Lachman	37,528	*	49,822	87,350	*
Michael F. Mee	34,017	*	52,988	87,005	*
William P. Payne	52,860	*	28,178	81,038	*
Patrick S. Pittard	57,551	*	30,275	87,826	*
Isaiah Tidwell	43,210	*	22,821	66,031	*
All Directors and Executive Officers as a group –18 persons	3,283,433	1.24%	456,124	3,739,557	1.41%

_________________________________
* Each of these amounts represents less than 1% of the outstanding shares of our common stock as of March 15, 2014.

1.  The number of shares that each person named in this table has a right to acquire within 60 days of March 15, 2014 is as follows:  Mr. Avery, 25,105 shares; Mr. Cornelio 248,824 shares; Mr. Cunningham, 49,538 shares; Mr. Freitag, 133,984 shares; Mr. Fuller, 100,459 shares; Mr. Glass, 1,265,992 shares;
Mr. Henderson, 41,359 shares; Mr. Johnson, 33,180 shares; Mr. Kelly, 17,040 shares; Mr. Konen, 311,000 shares; Ms. Lachman, 33,180 shares; Mr. Mee, 33,180 shares; Mr. Payne, 41,463 shares; Mr. Pittard, 49,538 shares; Mr. Tidwell, 43,120 shares; and all directors and officers as a group, 2,596,343 shares.  Mr. Konen’s shares include 37,457 shares that are held in a family trust.

2.  LNC Stock Units are non-voting, non-transferable phantom stock units that track the economic performance of our common stock.

GOVERNANCE OF THE COMPANY

Our Board of Directors consists of 11 members.  Ten of these directors are non-employees, or outside directors, and the Board has determined that all 10 are independent as discussed below.

Board Leadership Structure

The Board has no policy requiring separation of the offices of chief executive officer, or CEO, and Chairman of the Board.  The Board believes this decision is part of the succession planning process and takes into consideration the best interests of the Company in making this determination.  Currently, we separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles.  The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and management, consults on the agenda for Board meetings, and presides over meetings of the full Board.  In May 2013, independent director, William H. Cunningham, was re-elected to serve another one-year term as the non-executive Chairman of the Board.  In addition to the duties described above,
Mr. Cunningham acts as the key liaison between the Board and management and presides over meetings of the independent directors.  As chairman, Mr. Cunningham also has the authority to call special meetings of the Board.

Board’s Role in Risk Oversight

Enterprise risk management is an integral part of our business processes.  Senior management is primarily responsible for establishing policies and procedures designed to assess and manage the Company’s significant risks.  Additionally, we have a Corporate Enterprise Risk and Capital Committee made up of members of senior management and the Chief Risk Officer that provides oversight of our enterprise-wide risk structure and the processes established to identify, measure, monitor, and manage significant risks, including credit risk, market risk, and operating risk.  The Corporate Enterprise Risk and Capital Committee periodically reviews the Company’s strategies and policies for managing these risks.  The Board’s role is regular oversight of the enterprise risk management process, including reviews of operational, financial, legal and regulatory, and strategic and competitive risks.

The Board exercises its responsibilities periodically as part of its meetings and through its Committees.  The Board has delegated the regular oversight of our risk management efforts to the Audit Committee, the oversight of risks involving the capital structure of the enterprise to the Finance Committee and the oversight of compensation-related risk to the Compensation Committee.  For a further discussion of the Audit and Finance Committees’ oversight responsibilities, see “Audit Committee” and “Finance Committee” at pages 11 and 13 respectively.  For a further discussion of the Compensation Committee’s oversight of compensation-related risk, see “Risk Considerations Relating to Compensation” at page 29.

The Audit Committee receives quarterly reports from members of senior management, including the Chief Risk Officer, on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and competitive risks.  After the Audit Committee receives these reports, the Chair of the Audit Committee provides a summary of the discussion to the full Board during the Audit Committee report at the next Board meeting.  Similar reports are provided by the Compensation and Finance Committees to the full Board.  This enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.  In addition, at its meetings, the Board reviews the most significant risks facing the Company and the manner in which our executives manage these risks.  We believe that our current leadership structure supports the Board’s oversight role.

Our Corporate Governance Guidelines

The Board of Directors has developed and adopted a set of Corporate Governance Guidelines (the “Guidelines”) to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions.  The full text of the Guidelines is available on our website at www.lfg.com.  The Guidelines provide a framework for effective corporate governance, including the following key principles:

•
A majority of our Board, including the nominees for director, must at all times be independent as that term is defined under the applicable SEC rules and our guidelines for determining the independence of directors, which meet the NYSE listing standards.

•
The independent directors must meet in executive session at least once a year and may meet at such other times as they may desire.  The outside directors, all of whom are independent, meet in connection with each regularly scheduled Board meeting and at such other times as they may desire.

•	Only independent directors may serve on the Audit Committee, Compensation Committee and Corporate Governance Committee.
•
The written charters of the Audit, Compensation, Corporate Governance and Finance Committees of the Board are reviewed not less than annually.  The charters of the Audit, Compensation and Corporate Governance Committees comply with the NYSE’s listing standards and are available on our website at www.lfg.com.
•
We have a Code of Conduct that is available on our website at www.lfg.com.  The Code of Conduct comprises our “code of ethics” for purposes of Item 406 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and our “code of business conduct and ethics” for purposes of the NYSE listing standards.  We intend to disclose amendments to or waivers from a required provision of the code by including such information on our website at www.lfg.com.

•	Directors may not stand for election or reelection after their 75th birthday.
•	The Board conducts an annual review of the performance of the Board and the Audit, Compensation, Corporate Governance and Finance Committees.
•	The Corporate Governance Committee must re-evaluate the Guidelines each year.

Director Independence

Our Board maintains independence standards, which are included in the Guidelines. These independence standards require that a majority of our directors must at all times be independent as that term is defined under the applicable SEC rules and meet the criteria for independence as set forth in the NYSE listing standards.  The NYSE listing standards provide that in order to be considered independent, the Board must determine that a director has no material relationship with us other than as a director.

The Corporate Governance Committee and the Board have reviewed the independence of each director, including the nominees for director at the Annual Meeting, under the standards set forth in the Guidelines and the NYSE listing standards.  As a result of this review, the Board has affirmatively determined that directors Avery, Cunningham, Henderson, Johnson, Kelly, Lachman, Mee, Payne, Pittard and Tidwell are independent.

The Board also determined that those directors who are members of the Audit, Compensation and Corporate Governance Committees are likewise independent of our management and us under the Guidelines and the applicable SEC and NYSE rules.

In conducting its independence review, the Board considered, among other things, transactions and relationships between each outside director or any member of his or her immediate family and us or our subsidiaries and affiliates.  In making these determinations, the Board considered that in the ordinary course of business, transactions occur between us and companies at which some of our directors are or have been directors, employees or officers.  Mr. Cunningham is a professor at and employee of The University of Texas with which we engage in ordinary course of business transactions, namely, providing a 403(b) plan.  In each case, the transactions were on terms that are substantially equivalent to those prevailing at the time for comparable transactions, and none reached the threshold levels set forth in our standards.

Director Nomination Process

The Corporate Governance Committee of the Board is responsible for: (1) assisting the Board by identifying individuals qualified to become Board members; (2) recommending to the Board the director nominees for the next annual meeting of shareholders; and (3) evaluating the competencies appropriate for the Board and identifying missing or under-represented competencies.  Our Corporate Governance Guidelines provide that the Board is responsible for selecting its own members.

The Corporate Governance Committee does not have any specific minimum qualifications that must be met by a nominee.  However, its charter provides that “[I]n nominating candidates, the Committee shall take into consideration such factors as it deems appropriate.  These factors may include judgment, skill, diversity, experience, the extent to which the candidate’s experience complements the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any Committees of the Board.  The Committee may consider candidates proposed by management, but is not required to do so.”

The Corporate Governance Committee begins by reviewing the individual director assessments of existing directors who are being considered for re-nomination. Current members of the Board who have skills and experience that are relevant to our business, who are willing to continue to serve and whose director assessment indicates the director has performed well during the most recent term are considered for re-nomination.  If any member of the Board being considered for re-nomination does not wish to serve, or if the Corporate Governance Committee decides not to re-nominate a given member, the Corporate Governance Committee identifies the desired skills and experience that a potential new nominee should possess.  The Corporate Governance Committee also considers whether it is necessary or desirable that the nominee be considered independent under the NYSE listing standards, and, if so, whether the individual meets the standards for independence. The Corporate Governance Committee may, but is not required to, retain an outside firm to assist in the identification and evaluation of potential nominees.

The Corporate Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board.  This assessment includes integrity, business acumen, age, experience, professional accomplishments, skills such as an understanding of marketing, finance, accounting, regulation and public policy and a commitment to our shared values, among others – all in the context of an assessment of the perceived needs of the Board at a given point in time. Our Corporate Governance Guidelines also specify that diversity should be considered by the Corporate Governance Committee in the director identification and nomination process. The Committee seeks nominees with a broad diversity of backgrounds, experience, professions, education and differences in viewpoints and skills. The Board does not have a formal policy with respect to diversity; however, the Board and the Corporate Governance Committee believe that the backgrounds and qualifications of the directors, considered as a group, should provide a substantive blend of experience, knowledge and abilities that allow the Board to fulfill its responsibilities. In the annual evaluation of the Board and committees, the Board considers whether the members of the Board reflect such diversity and whether such diversity contributes to a constructive and collegial environment.

In connection with the evaluation of a new nominee, the Corporate Governance Committee determines whether it should interview the nominee, and, if warranted, one or more members of the Corporate Governance Committee interview the nominee.  Other directors may also be asked to interview the nominee.  Upon completing the evaluation and the interview, the Corporate Governance Committee makes a recommendation to the Board as to whether to nominate the director nominee.

Although the Corporate Governance Committee does not solicit shareholder recommendations regarding director nominees to be proposed by the Board, it will consider such recommendations if they are made in accordance with the procedures set forth in Article I, Section 11 of our Bylaws, which are set forth in Exhibit 1 to this proxy statement and discussed beginning on page 66 under the heading “Shareholder Proposals.”  If the Corporate Governance Committee determines that such a nominee should be considered as a director, it will recommend the nominee to the Board.  The Board may accept or reject the proposed nominee.  There are no differences in the manner in which the Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Communications with Directors

The Board provides a process for shareholders and other interested persons to send communications to the Board or to the outside directors of the Board.  Shareholders and other interested persons may send such communications to the outside members of the Board of Directors at:

The Outside Directors
Lincoln National Corporation
150 N. Radnor Chester Road
Radnor, PA  19087
Attention:  Office of the Corporate Secretary

All communications will be received and processed by the Corporate Secretary.  Relevant and appropriate communications will be referred to the non-executive Chairman of the Board.  You may communicate anonymously and/or confidentially.

The Audit Committee has established a policy for reporting information related to possible violations of our Code of Conduct, or concerns or complaints pertaining to our accounting, internal controls or audit matters or other related concerns.  The policy can be found on our website at www.lfg.com.

If you choose to submit your communication anonymously, we will be unable to contact you in the event we require further information.  If you choose to communicate confidentially, we cannot guarantee absolute confidentiality.

Director Attendance at 2013 Annual Meeting

The Board does not have a formal policy regarding attendance by Board members at our Annual Meeting of Shareholders, but directors are encouraged to attend the Annual Meeting of Shareholders.  Ten of our directors were in attendance at the 2013 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS AND COMMITTEES

Our Board is composed of 11 members.  The members of the Board, including Board nominees, their relevant term of office and certain biographical information are set forth beginning on page 13 under “Item 1 – Election of Directors.”  Compensation of our directors is discussed on page 19 under “Compensation of Directors.”

During 2013, the Board met four times.  All directors attended 75% or more of the aggregate of: (1) the total number of meetings of the Board and (2) the total number of meetings held by committees on which he or she served.

Board Committees

The Board currently has six standing committees:  the Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Executive Committee, the Finance Committee and the Committee on Corporate Action.  The following table lists the directors who currently serve on the Committees and the number of meetings held for each Committee during 2013.  The Audit, Compensation, Corporate Governance and Finance Committees each conduct a self-evaluation of their respective committee’s performance each year.

Current Committee Membership and Meetings Held During 2013
(C=Chair     M=Member)
Name	Audit	Compensation	Corporate Governance	Executive	Finance	Corporate Action1
William J. Avery	M		M
William H. Cunningham		M	M	C	M
Dennis R. Glass				M		C
George W. Henderson, III	M				M
Eric G. Johnson		M		M	C
Gary C. Kelly	M				M
M. Leanne Lachman	C
Michael F. Mee		M		M	M
William P. Payne			C	M
Patrick S. Pittard		C
Isaiah Tidwell	M		M
Number of Meetings in 2013:	9	4	4	0	5
1 The Committee on Corporate Action takes all action by the unanimous written consent of the sole member of that Committee, and there were 9 such consents in 2013.

The functions and responsibilities of the standing committees of our Board are described below.

Audit Committee

The primary function of the Audit Committee is oversight, including risk oversight.  The principal functions of the Audit Committee include:

•	assist the Board of Directors in its oversight of:
(1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence; (4) the performance of our general auditor and independent auditor; and (5) our policies and processes for risk assessment and risk management;
•	appoint, retain and terminate the independent auditors, and approve all engagements of the independent auditors;
•	discuss any significant matters arising from any audit;
•
discuss our annual and quarterly consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our SEC filings and annual report to shareholders, if applicable;

•	inquire about significant risks and exposures, if any, and review and assess the steps taken to monitor and manage such risks;
•	review and discuss the risk policies and procedures adopted by management and the implementation of these policies;
•	review the qualifications and background of senior risk officers;
•
establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal auditing controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	consult with management before the appointment or replacement of the internal auditor;
•	prepare the report required to be prepared by the Audit Committee pursuant to SEC rules for inclusion in our annual proxy statement; and
•	report the Committee’s activities to the Board on a regular basis and make any recommendations as the Committee deems appropriate.

The Board has determined that Gary C. Kelly is an “audit committee financial expert,” as defined under Item 407 of Regulation S-K under the Exchange Act.  Mr. Kelly is an independent director under applicable SEC rules, NYSE listing standards and our Corporate Governance Guidelines.  The Audit Committee has authority to obtain advice and assistance from internal or external legal, accounting or other advisers.  The Board has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.lfg.com.

More information concerning the Audit Committee, including the Audit Committee Report, is set forth under “Ratification of the Appointment of the Independent Registered Public Accounting Firm” beginning on page 21.

Compensation Committee

The principal functions of the Compensation Committee include:

•	establish, in consultation with its compensation consultant and senior management, our general compensation philosophy;
•	ensure succession plans are in place for the CEO and other executive officers;
•
review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance in light of these goals and set the CEO’s compensation level based on this evaluation;

•	evaluate on an annual basis whether the Company’s compensation programs create unnecessary risks that are reasonably likely to have a material adverse effect on the Company;
•	discuss with management the Compensation Discussion and Analysis to be included in the Company’s proxy statement;
•	review and approve all compensation strategies, policies and programs that encompass total remuneration of our executive officers and key personnel;
•	make recommendations to the Board regarding incentive compensation and equity-based plans, and approve all grants and awards under such plans to executive officers;
•	approve employment and severance agreements for executive officers;
•
approve employee benefit and executive compensation plans and programs and changes to such plans and programs, provided the cost of each plan or change to a plan will not exceed $20 million for the next five calendar years after their effectiveness; and

•	report the Committee’s activities to the Board on a regular basis and make any recommendations as the Committee deems appropriate.

A copy of the Compensation Committee Charter is available on our website at www.lfg.com.  The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, independent legal counsel and other advisers.  The Compensation Committee may select any such adviser only after taking into account certain independence factors.  More information concerning the Compensation Committee, including the role of its compensation consultant and our executive officers in determining or recommending the amount or form of executive compensation, is set forth in the “Compensation Discussion & Analysis” section beginning on page 23.

Corporate Governance Committee

The principal functions of the Corporate Governance Committee include:

•	identify individuals qualified to become Board members;
•	subject to our Bylaws, recommend to the Board nominees for director (including those recommended by shareholders in accordance with our Bylaws) and for Board Committees;
•	take a leadership role in shaping our corporate governance and recommend to the Board the corporate governance principles applicable to us;
•	develop and recommend to the Board standards for determining the independence of directors;
•	recommend to the Board an overall compensation program for directors;
•	make recommendations to the Board regarding the size of the Board and the size, structure and function of Board Committees;
•	assist in the evaluation of the Board and be responsible for the evaluation of individual directors; and
•	report the Committee’s activities to the Board on a regular basis and make any recommendations as the Committee deems appropriate.

The Corporate Governance Committee has the authority to retain and terminate search firms and to approve any search firm’s fees and terms of retention and to obtain advice and assistance from internal or external legal, accounting or other advisers.  A copy of the Corporate Governance Committee Charter is available on our website at www.lfg.com.

Executive Committee

The Executive Committee meets at such times as it determines to be appropriate and has the authority to act for the Board in the management and direction of the business and affairs of the Company during intervals between Board meetings, except for those matters that are expressly delegated to another committee or the full Board.  The Executive Committee will report to the Board of Directors any actions taken by the Committee as soon as practicable.  A copy of the Executive Committee Charter is available on our website at www.lfg.com.

Finance Committee

The principal functions of the Finance Committee include:

•	review and provide guidance to senior management with respect to our annual three-year financial plan;
•
review and provide guidance to senior management with respect to our capital structure, including reviewing and approving (within guidelines established by the Board) issuance of securities by us or any of our affiliates, reviewing and approving significant “off balance sheet” transactions and reviewing and recommending changes, if necessary, to our dividend and share repurchase strategies;

•	review our overall credit quality and credit ratings strategy;
•	review and provide guidance to senior management with respect to our reinsurance strategies;
•	review and provide guidance to senior management with respect to proposed mergers, acquisitions, divestitures, joint ventures and other strategic investments;
•	review the general account and approve our investment policies, strategies and guidelines;
•	review our hedging program and the policies and procedures governing the use of financial instruments including derivative instruments;
•	review the adequacy of the funding of our qualified pension plans, including significant actuarial assumptions, investment policies and performance; and
•	report the Committee’s activities to the Board on a regular basis and make any recommendations as the Committee deems appropriate.

The Finance Committee has authority to obtain advice and assistance from internal or external legal, accounting or other advisers.  A copy of the Finance Committee Charter is available on our website at www.lfg.com.

Committee on Corporate Action

Within limits now or hereafter specified by the Board and, in some cases, the Finance Committee, the principal functions of the Committee on Corporate Action include:

•
determine the pricing of the securities offered from our shelf registration statement (including the interest rate, dividend rate, distribution rate or contract adjustment payments, as applicable, the conversion ratio or settlement rate, as applicable, the price at which such securities will be sold to the underwriters, the underwriting discounts, commissions and reallowances relating thereto and the price at which such securities will be sold to the public);

•	approve, as necessary, the underwriting agreement, security and other transaction documents relating to the offering and sale of the securities under our shelf registration statement; and
•	appoint certain classes of our officers as the Board may determine by resolution.

ITEM 1 - ELECTION OF DIRECTORS

Our Board is currently divided into three classes.  Directors elected at the Annual Meeting are elected for three-year terms.  However, beginning with the 2015 Annual Meeting of Shareholders, the class of directors that will be up for re-election at that meeting will only be elected for a one-year term.  We will continue this process each year thereafter, such that by the 2017 Annual Meeting of Shareholders, the board will no longer be classified and each director will be elected on an annual basis.

William H. Cunningham has served as our non-executive chairman since 2009 and a director since 2006.  The Board of Directors is authorized under our Bylaws to fill a vacancy on the Board or reduce the size of the Board without seeking shareholder approval.

The following descriptions of each of our directors provide information as of the date of this proxy statement regarding the particular experience, qualifications, attributes or skills that led our Board to the conclusion that each of the persons listed below should serve as a director for the Company.  Each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence, diversity and experience in a wide variety of areas.  The Board believes all of our directors have integrity and honesty and adhere to high ethical standards.  They have each demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

Nominees for Director

Unless you direct otherwise, or specifically indicate that you wish to abstain from voting for one or more of the nominees on the proxy you complete, your proxy will be voted for the Board’s nominees for terms expiring at the 2017 Annual Meeting or until their successors are duly elected and qualified.  All of the nominees are current directors of the Company.  All nominees have agreed to serve on the Board if they are elected.  The identity of and certain biographical information relating to, the nominees are set forth below.  If any nominee is unable (or for whatever reason declines) to serve as a director at the time of the Annual Meeting, proxies may be voted for the election of a qualified substitute nominee selected by the Board.

Nominees for a Term Expiring at the 2017 Annual Meeting

Dennis R. Glass, President and Chief Executive Officer, Lincoln National Corporation

Mr. Glass, 64, elected to the Board of Directors in 2006, serves as a member of the Executive Committee.  An experienced and seasoned executive, Mr. Glass has served as our President since 2006, and our CEO since 2007.  He is also the president of and serves on the boards of our principal insurance subsidiaries.  Prior to our merger with Jefferson-Pilot Corporation in 2006, he was the President, CEO and also served on the board of directors of Jefferson-Pilot Corporation from 2004 through the merger in 2006.  Prior to joining Jefferson-Pilot in 1993, Mr. Glass held executive level finance and investment positions in the insurance and investment industries.  Having served in executive level positions in the insurance and investment industries for nearly 30 years, Mr. Glass brings a deep knowledge of our industry, our competitors and our products to his role as a director.  Mr. Glass’s background also includes senior executive experience in financial accounting and reporting as well as past service as chairman of the Board of the American Council of Life Insurers (ACLI).  He currently chairs the ACLI CEO Financial Services Committee.

Other Public Company Board Service:  None.

Gary C. Kelly, Chairman of the Board, President and Chief Executive Officer of Southwest Airlines Co.

Mr. Kelly, 59, elected to the Board of Directors in 2009, serves as a member of the Audit and Finance Committees.  Mr. Kelly currently serves as the Chairman of the Board, President and CEO of Southwest Airlines, the largest domestic airline, based on passengers carried, and one well known for its commitment to customer service and knowledge of the customer experience.  Prior to becoming the CEO of Southwest, Mr. Kelly held a number of senior level positions within the Southwest organization, including as Chief Financial Officer, providing him with substantial expertise in finance, accounting and financial reporting.  Prior to joining Southwest, Mr. Kelly served as a CPA for a public auditing firm. Through his experience as the CEO of a large airline, Mr. Kelly gained substantial executive leadership skills and management experience as the senior executive of a public company.  He brings invaluable operational, financial, regulatory and governance perspectives to the Board of Directors.

Other Public Company Board Service:  Director of Southwest Airlines Co. (2004 – Present).

Michael F. Mee, Retired Executive Vice President and Chief Financial Officer of Bristol-Myers Squibb Company

Mr. Mee, 71, elected to the Board of Directors in 2001, serves as a member of the Compensation and Finance Committees.  Mr. Mee retired as the Executive Vice President and CFO of Bristol-Myers Squibb Co. in 2001.  He was also a member of the Office of the Chairman.  In that position, he was responsible for all Controllership, Tax, Treasury, Audit, Investor Relations, Information Management, Corporate and External Business Development and the Global Business Services functions.  Prior to joining Bristol-Myers Squibb, Mr. Mee was involved in the reorganization of Wang Laboratories as chairman of the board and earlier as chief financial officer of the company.  Prior to joining Wang Laboratories in 1990, he was chief financial officer of the Norton Co. and chairman of its Eastman Christensen Oil Field Services subsidiary.  Mr. Mee brings significant public accounting and financial reporting skills from his experience as the CFO at a number of public companies.  In addition to his management experience and leadership skills as a senior executive officer, Mr. Mee has also developed expertise in corporate strategy, development and investments, international operations and risk assessment while with these companies.  In addition to serving on our Board, Mr. Mee also served on the board of Ferro Corporation, a public global materials producer until March 2010.

Public Company Board Service in last 5 years:  Ferro Corporation (2001 – 2010).

The Board of Directors recommends a vote FOR each of the nominees.

Directors Continuing in Office

The identity of, and certain biographical information relating to, the directors who will continue in office after the Annual Meeting are set forth below.

Continuing in Office for a Term Expiring at the 2015 Annual Meeting

George W. Henderson, III, Retired Chairman and Chief Executive Officer of Burlington Industries, Inc.

Mr. Henderson, 65, elected to the Board of Directors in 2006, serves as a member of the Audit and Finance Committees.  He also serves as a director of Lincoln Life & Annuity Company of New York, one of our insurance subsidiaries.  Mr. Henderson served as the Chairman and CEO of Burlington Industries, a manufacturer of textile products from 1998 – 2003.  During his career at Burlington, which began in 1974, Mr. Henderson served in various roles and was elected to the board of directors in 1990.  Thereafter, he was named president and COO in 1993, and president and CEO in 1995.  Through his experience as the CEO of a global manufacturer, Mr. Henderson gained substantial executive leadership skills and management experience as the senior executive of a public company.  Mr. Henderson’s background includes significant experience with international operations and accounting and financial reporting.  He has also served on the boards of a number of public companies.

Other Public Company Board Service:  Bassett Furniture Industries, Inc. (2004 – Present).

Eric G. Johnson, President and Chief Executive Officer of Baldwin Richardson Foods Company

Mr. Johnson, 63, elected to the Board of Directors in 1998, is Chairman of the Finance Committee and serves as a member of the Compensation and Executive Committees.  Since 1997, Mr. Johnson has served as the President and CEO of Baldwin Richardson Foods Company, a private company that manufactures products for the food service industry.  A business entrepreneur, Mr. Johnson originally purchased Baldwin Ice Cream Co. in 1992.  After expanding the sales and distribution of the company, Mr. Johnson completed the acquisition of Richardson Foods from the Quaker Oats Company.  Prior to that, he served as the CEO of a public company, Johnson Products Company.  Mr. Johnson has developed extensive executive management skills, expertise in marketing, corporate strategy, development and execution, as well as experience in mergers and acquisitions.  Through his prior service as the CEO of a public company, Mr. Johnson brings broad finance expertise to the Board.  Mr. Johnson was recently appointed to the board of SUPERVALU INC., a grocery industry leader with store locations throughout the U.S.  Through his years of service on our Board, Mr. Johnson has developed a deep base of knowledge regarding our business and our industry.

Other Public Company Board Service:  SUPERVALUE INC. (2013 – Present).

M. Leanne Lachman, President of Lachman Associates LLC and Executive in Residence, Columbia Graduate School of Business.

Ms. Lachman, 71, elected to the Board of Directors in 1985, is the Chair of the Audit Committee.  She also serves as a director of Lincoln Life & Annuity Company of New York, one of our insurance subsidiaries.  Ms. Lachman has served as president of Lachman Associates LLC, an independent real estate consultancy since 2003, and as an Executive-in-Residence at Columbia Business School since 2000.  Previously, Ms. Lachman spent four years as managing director of Lend Lease Real Estate Investments, a global institutional investment manager.  Prior to that, she was a partner of Schroder Real Estate Associates, a boutique real estate manager.  Her early career was with Real Estate Research Corporation, where she served as chief executive officer.  In addition, Ms. Lachman has an extensive background in real estate analysis, investment management and development, as well as international operations.  With more than 25 years of service as a director of our Company, she has acquired a deep understanding of our business, our organization and our industry, enabling her to make significant contributions to our Board.  She also serves on the board, and audit and governance and nominating committees, of Liberty Property Trust, a public real estate investment trust, which gives her insight into governance and related best practices.

Other Public Company Board Service:  Director of Liberty Property Trust (1994 – Present).

Isaiah Tidwell, Retired Executive Vice President and Georgia Wealth Management Director, Wachovia Bank, N.A.

Mr. Tidwell, 69, elected to the Board of Directors in 2006, serves as a member of the Audit and Corporate Governance Committees.  He was an Executive Vice President and Director of Wealth Management operations for Wachovia Bank in Georgia from 2001 to 2005.  Throughout his career with Wachovia, which began in 1972, he served in successively more responsible roles including Assistant Vice President, General Loan Administration Officer, Vice President and then Office Executive for the Winston Salem Office.  Later, he was elected Regional Vice President and Area Executive for the Charlotte Office.  Thereafter, Mr. Tidwell served as the Southern Regional Executive and was then promoted to Executive Vice President.  Mr. Tidwell was named president of Georgia Banking in 1999.  Prior to his career with Wachovia, Tidwell was employed in various accounting and financial positions with Celanese Corporation.  Over his 32 year career with Wachovia Bank, Mr. Tidwell developed extensive experience in banking, financial services and wealth management.  In addition to serving on our Board, Mr. Tidwell has also served for a number of years on the boards of other public companies.  Through this experience, Mr. Tidwell has also developed knowledge of risk assessment practices and a significant understanding of finance and accounting principles.

Other Public Company Board Service:  Director of Synder’s-Lance, Inc. (formerly Lance, Inc., 1995 – Present).

Public Company Board Service in last 5 years:  Harris Teeter Supermarkets, Inc. (formerly Ruddick Corporation, 1999 – 2014).

Continuing in Office for a Term Expiring at the 2016 Annual Meeting

William J. Avery, Retired Chairman of the Board and Chief Executive Officer of Crown Cork & Seal Company, Inc.

Mr. Avery, 73, elected to the Board of Directors in 2002, serves as a member of the Audit and Corporate Governance Committees.  In 2001, Mr. Avery retired from Crown Cork & Seal, a manufacturer of packaging products for consumer goods.  Mr. Avery began his career as a management trainee with Crown Cork & Seal in 1959 in the Chicago plant.  He attained successively more responsible positions with the company as plant manager, area manufacturing manager and vice president of sales in the Mid-West Division.  In 1974, he was appointed corporate vice president of sales.  He was appointed senior vice president of sales and marketing in 1979, executive vice president in 1980 and president in 1981.  In 1989, he became chief executive officer and, in 1990, he assumed the additional position of chairman of the board.  Through his experience as the former President, CEO and Chairman of the Board of Crown, Cork & Seal (now Crown Holdings, Inc.), Mr. Avery brings a wealth of experience in driving strategic direction and leading organizational growth.  Mr. Avery also has substantial experience in accounting, financial reporting, marketing and mergers and acquisitions.  In addition to his years of service on our Board, he previously served for over 10 years on the board and audit committee of Rohm and Haas Company, a diversified chemical company.

 Other Public Company Board Service:  None.

Public Company Board Service in last 5 years:  Director of Rohm & Haas (1997 – 2009).

William H. Cunningham, Professor at The University of Texas at Austin and James L. Bayless Chair for Free Enterprise at the University’s McCombs School of Business.

Mr. Cunningham, 70, elected to the Board of Directors in 2006, has served as Chairman since 2009.  Mr. Cunningham also serves on the Compensation, Corporate Governance and Finance Committees.  Mr. Cunningham has been a professor with The University of Texas since 2000.  Prior to that he served as Chancellor and Chief Executive Officer of The University of Texas System from September 1992 to July 2000.  He served as President of The University of Texas at Austin from 1985-1992 and was Dean of the McCombs School of Business from 1983-1985.  He has also served on many various public commissions and boards including The University of Texas Investment Management Company Board of Directors, the Houston Area Research Council Board of Directors, the Southwest Research Institute, and the Economic Advisory Committee of the United States Department of Commerce.  Through his more than 30 years of experience with the University, including his eight years as Chancellor and CEO, Mr. Cunningham has gained substantial experience in accounting, marketing, finance and corporate governance, as well as experience in leading a large public institution.  Further, Mr. Cunningham has and continues to serve on the board of a number of public companies.  This includes over 20 years of experience in our industry through his service on the board of directors of Jefferson-Pilot Corporation, a public insurance company that was merged into one of our wholly-owned subsidiaries in 2006.

Other Public Company Board Service:  John Hancock Mutual Funds (1986 – Present); LIN Media LLC, (formerly LIN Television Corporation 2002 – 2007, 2009 – Present); Resolute Energy Corporation (2009 – Present); and Southwest Airlines Co. (2000 – Present).

Public Company Board Service in last 5 years:  Hayes Lemmerz International, Inc. (2003 – 2009); Hicks Acquisition Company I, Inc. (2007 – 2009); Introgen Therapeutics, Inc. (2000 – 2009).

William Porter Payne, Chairman, Centennial Holding Company, LLC

Mr. Payne, 66, elected to the Board of Directors in 2006, serves as the Chair of the Corporate Governance Committee and a member of the Executive Committee.  Mr. Payne serves as the Chairman of Centennial Holding Company, LLC, a real estate investment firm.  Previously, Mr. Payne served in an executive management role with Gleacher and Company, an investment banking and asset management firm, and had been with the firm from 2000 to 2013.  Formerly, he was Vice Chairman of Bank of America, Director of Healtheon/WebMD and Vice Chairman and Director of Premiere Technologies.  Throughout his career, Mr. Payne has developed extensive experience and financial expertise by providing strategic advisory services to complex organizations.  In addition to his financial and investment experience, earlier in his career, Mr. Payne worked as an attorney, specializing in commercial real estate transactions and mergers and acquisitions.  This breadth of knowledge brings an interdisciplinary set of skills to the Board.  Through his service on the board of a number of public companies, including Cousins Properties, Inc., and past service on the boards of Anheuser Busch, Inc. and Crown Crafts, Inc., Mr. Payne brings valuable expertise in corporate governance.

Other Public Company Board Service:  Cousins Properties, Inc. (1996 – Present).

Patrick S. Pittard, Chairman, PatrickPittard Advisors LLC

Mr. Pittard, 68, elected to the Board of Directors in 2006, serves as the Chair of the Compensation Committee.  He also serves as a director of Lincoln Life & Annuity Company of New York, one of our insurance subsidiaries.  Mr. Pittard currently serves as the Chairman of PatrickPittard Advisors LLC, a “C” level human capital firm.  From 2011 to 2013, Mr. Pittard served as the Chairman and CEO of ACT Bridge.  Since 2002, Mr. Pittard has also served on the faculty as a leadership instructor of the Terry School of Business at the University of Georgia.  Before joining the University of Georgia, Mr. Pittard served as chairman, president and chief executive officer of Heidrick & Struggles International, Inc., a worldwide provider of executive-level search and leadership services.  During his tenure as CEO of Heidrick & Struggles, the firm experienced impressive financial growth and global expansion.  He began his career with Heidrick in 1983, and during his tenure held the titles partner, managing partner (Atlanta), North America managing partner, and president and CEO.  Through his depth and breadth of experience from having served as the CEO of one of the largest publicly traded global recruiting firms, Mr. Pittard brings his insights as a senior executive along with his understanding of executive compensation matters, insurance, investments and his experience in driving strategic organizational growth.  In addition to serving on our Board, Mr. Pittard has also served on the boards of other public companies, including Artisan Funds and CBeyond, Inc.

Other Public Company Board Service:  Director of Artisan Funds (2001 – Present).

Public Company Board Service in last 5 years:  CBeyond, Inc. (2007 – 2009).

COMPENSATION OF DIRECTORS

The Board of Directors adheres to the following guidelines in establishing outside director compensation:

•	We provide competitive compensation to attract and retain high-quality directors; and
•	A significant portion of each outside director’s compensation is paid in equity to help align our directors’ interests with the interests of our shareholders.

The Board’s compensation program is reviewed annually.  The Corporate Governance Committee uses Pay Governance LLC, the Board’s independent compensation consultant, to conduct a regular comprehensive review and assessment of director compensation.  Pay Governance LLC reviewed the compensation of our directors in August 2013.  As a result of that review and the Committee’s discussion, the Committee recommended to the Board that changes be made to the amount and form of director compensation for 2014.  The following chart shows the fees in effect for 2013 for our non-employee directors and the changes approved by the Board effective as of January 1, 2014:

	2013	2014
Board Retainer
Annual Cash Retainer	$86,000	$86,000
Deferred Stock Units	$103,000	$146,000
Stock Options	$43,000	0
Total Board Retainer	$232,000	$232,000

Non-Executive Chair Retainer
Deferred Stock Units	$200,000	$200,000

Annual Committee Retainers (Cash)
Audit Committee Chair	$20,000	$30,000
Audit Committee Member	$5,000	$10,000
Other Committee Chair	$10,000	$10,000

Share Ownership Requirements	3 times	5 times

Directors may elect to defer the cash component of their annual retainer into various “phantom” investment options, including the Lincoln National Corporation Stock Fund investment option, available under the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors (the “Directors’ DCP”).  The investment options are the same as those offered under the Employees’ 401(k) Plan.  Amounts notionally invested into “phantom” investment options are credited with earnings or losses as if the deferred amounts had been actually invested in either our common stock, or in any of the available investment options.  All amounts deferred under the Directors’ DCP, including the annual equity retainer paid in deferred stock units, are payable only upon the director's retirement or resignation from the Board.  Any amounts invested in the Lincoln National Corporation Stock Fund investment option are payable only in shares of our common stock.

Our directors are subject to share ownership guidelines, which require outside directors to holds interests in the Company’s common stock equal in value to three times the annual Board cash retainer within five years of joining the Board.  In November 2013, the Board increased the multiple to five times the annual Board cash retainer effective as of January 1, 2014.  Each director is in compliance with the new ownership requirements. No meeting fees are paid for regularly scheduled Board or committee meetings.  However, the Corporate Governance Committee has discretion to recommend to the Board additional compensation ($1,100 per meeting) for meetings in addition to the regularly scheduled Board or committee meetings.  Outside directors who are also directors of Lincoln Life & Annuity Company of New York (“LNY”), our indirect, wholly owned subsidiary, receive an annual cash retainer of $15,000 and a fee of $1,100 for each Board and committee meeting of LNY that they attend.  For 2013, the outside directors who also served as directors of LNY were Mr. Henderson, Ms. Lachman and Mr. Pittard.

We also provide financial planning services to outside directors with a value not to exceed $20,000 for an initial financial plan, and $10,000 for annual updates.  A Lincoln Financial Network financial planner must provide the financial planning services to be eligible for reimbursement.  We also allow outside directors to participate at their own cost in certain of our health and welfare benefits including our self-insured medical and dental plans as well as life insurance and accidental death and dismemberment coverages.  The participating non-employee director is responsible for all of the premiums for the coverage.  Finally, outside directors are eligible to participate in a charitable gift program through which the Lincoln Financial Foundation, Inc. will donate a matching gift from a director to one or more eligible recipient organizations, up to an annual total maximum of $15,000 for all gifts.

The table below contains information about the compensation paid to outside directors during the fiscal year ended December 31, 2013.

COMPENSATION OF NON-EMPLOYEE DIRECTORS DURING 2013
Name*	Fees Earned or Paid in Cash1 ($)	Stock Awards2, 3 ($)	Option Awards2,4 ($)	All Other Compensation ($)	Total ($)
William J. Avery	91,000	103,000	43,001	25,0005,6	262,001
William H. Cunningham	86,000	303,000	43,001	15,0006	447,001
George W. Henderson, III	110,400	103,000	43,001	9,0006	265,401
Eric G. Johnson	96,000	103,000	43,001	-	242,001
Gary C. Kelly	91,000	103,000	43,001	31,0005,6	268,001
M. Leanne Lachman	125,400	103,000	43,001	20,0005,6	291,401
Michael F. Mee	86,000	103,000	43,001	15,0006	247,001
William Porter Payne	96,000	103,000	43,001	15,0006	257,001
Patrick S. Pittard	115,400	103,000	43,001	-	261,401
Isaiah Tidwell	91,000	103,000	43,001	10,5006	247,501

* Mr. Glass, an employee-director, does not receive any director compensation.

1.  As described above, $86,000 of the annual retainer was paid in cash.  The outside directors could elect to defer their annual cash retainer and other cash fees into the Directors’ DCP.  In 2013, Messrs. Kelly and Mee elected to defer 100% of their cash fees.  The fees shown in this column also include any fees that an outside director was paid or earned as the chair of a committee, as a member of the Audit Committee or for service on the Board of LNY.

2.  The fair values of the stock and option awards were determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation.  The assumptions made in calculating the grant date fair value of stock and option awards are set forth in Note 19 of the Notes to the Consolidated Financial Statements, included in Item 8 of the Form 10-K for the year ended December 31, 2013.

3.  Represents the grant date fair value of the portion of each director’s annual retainer that was paid in deferred stock units.  Mr. Cunningham received an additional $200,000 in deferred stock units for serving as non-executive Chairman of the Board during 2013.  At December 31, 2013, the vested stock units beneficially owned by the directors were: Mr. Avery, 29,957;
Mr. Cunningham, 68,207; Mr. Henderson, 46,775; Mr. Johnson, 39,716; Mr. Kelly, 11,536; Ms. Lachman, 49,648; Mr. Mee, 52,803; Mr. Payne, 28,080; Mr. Pittard, 30,170; and Mr. Tidwell, 22,742.  Vested stock units include the deferred stock units reported in the Stock Awards column above and phantom units awarded under the Directors’ Value Sharing Plan, which was terminated as of July 1, 2004, and any accrued dividend equivalents, which are automatically deemed reinvested in additional phantom units of our common stock.

4.  Represents the grant date fair value of the portion of each director’s annual retainer that was paid as an award of stock options.  At December 31, 2013, the number of unexercised stock options held by each of the directors was:  Mr. Avery, 28,105; Mr. Cunningham, 49,538; Mr. Henderson, 41,359; Mr. Johnson, 36,180; Mr. Kelly, 17,040; Ms. Lachman, 36,180; Mr. Mee, 36,180; Mr. Payne, 41,463; Mr. Pittard, 49,538; and Mr. Tidwell, 43,120.  The stock options held by Messrs. Cunningham, Henderson, Payne, Pittard, and Tidwell include former options for Jefferson-Pilot Corporation common stock, which were converted into stock options for our common stock in connection with our merger with Jefferson-Pilot.

5.  This amount includes the provision of financial planning services with an aggregate incremental cost to us for Mr. Avery of $10,000, for Mr. Kelly of $16,000 and for Ms. Lachman of $13,500.

6.  Outside directors are eligible to participate in the Lincoln Financial Foundation, Inc. matching charitable gift program, which matches contributions to various non-profit entities.  These amounts reflect matching contributions made under this program.

ITEM 2 - RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee evaluates the performance of the Company’s independent auditors each year and determines whether to reengage the current independent auditors or to consider other audit firms.  In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ capability and the auditors’ technical expertise and knowledge of the Company’s operations and industry.   On February 24, 2014, our Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.  We have engaged this firm and its predecessors in this capacity continuously since 1968.

Although not required, as a matter of good corporate governance, we request that you ratify this appointment.  If you do not ratify this appointment, the Audit Committee may reconsider its appointment.  Even if you do ratify this appointment, the Audit Committee is empowered to terminate Ernst & Young LLP and select and retain another independent registered public accounting firm at any time during the year.

Representatives of Ernst & Young LLP will be present at the Annual Meeting.  They will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions relating to the audit of our audited consolidated financial statements for the year ended December 31, 2013.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2014.

Independent Registered Public Accounting Firm
Fees and Services

Below are fees that were incurred by Ernst & Young LLP, our independent registered public accounting firm, for fiscal years 2013 and 2012 for professional services rendered as well as the related percentage of total fees that are included in each category.

	Fiscal Year Ended -December 31, 2013	% of Total Fees	Fiscal Year Ended -December 31, 2012	% of Total Fees
Audit Fees1	$9,848,970	91.5	$9,109,780	87.5
Audit-Related Fees2	908,198	8.4	1,146,755	11.0
Tax Fees3	8,788	0.1	150,947	1.5
All Other Fees	--	--	--	--
TOTAL FEES:	$10,765,956	100	$10,407,482	100

1.
Audit Fees. Fees for audit services include fees and expenses associated with the annual audit, the reviews of our interim financial statements included in quarterly reports on Form 10-Q, accounting consultations directly associated with the audit, and services normally provided in connection with statutory and regulatory filings.

2.
Audit Related Fees. Audit-related services principally include employee benefit plan audits, service auditor reports on internal controls, due diligence procedures in connection with acquisitions and dispositions, reviews of registration statements and prospectuses and accounting consultations not directly associated with the audit or quarterly reviews.

3.	Tax Fees. Fees for tax services include tax filing and advisory services.

Audit Committee Pre-Approval Policy

The Audit Committee has established policies and procedures to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm.  In conjunction with the engagement of the independent registered public accounting firm for the annual audit, management submits to the Committee for approval a schedule of all proposed services expected to be rendered during the year for audit, audit-related, tax and all other services.  Examples, including typical or known services to be performed, are included by category for purposes of illustrating the types of services to be provided under each category.  The Audit Committee pre-approves the services by category, with specific dollar value limits for each category.  During the year, if it becomes desirable to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval, such services will be presented to the Audit Committee for approval.  The Audit Committee also has delegated to the Chair the authority to pre-approve services between meetings, subject to certain dollar limitations.  Pre-approvals by the Audit Committee chair are communicated to the full Committee at its next scheduled meeting.

Other Information

The Company has been advised that neither Ernst & Young LLP, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.  The Company has made similar inquiries of its directors and executive officers regarding their relationship to Ernst & Young LLP that identified no direct or indirect financial interest.

Audit Committee Report

Management has primary responsibility for preparing our financial statements and establishing financial reporting systems and internal controls.  Management also is responsible for reporting on the effectiveness of the Company’s internal control over financial reporting.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing a report on those financial statements.  The independent registered public accounting firm is also responsible for issuing an attestation report on the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2013.  The Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, “Communications with Audit Committee,” and other required matters.  Additionally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the review and discussions referred to in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2013 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

The Audit Committee

William J. Avery
George W. Henderson, III
Gary C. Kelly
M. Leanne Lachman, Chair
Isaiah Tidwell

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, certain officers and beneficial owners of greater than 10% of our equity securities to file reports of holdings and transactions with the SEC and the NYSE.  Based on written representations that we have received from our officers subject to Section 16 and directors, and a review of the reports filed with respect to transactions that occurred during 2013, we believe that each of our directors and officers subject to Section 16 met all applicable filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Overview

Our executive compensation programs are designed to align the interests of our executive officers with those of our shareholders and support our foundational compensation philosophy of “paying for performance.”  Our compensation programs are structured to provide market-competitive opportunities that attract and retain successful, high-achieving professionals, with pay directly linked to the attainment of short- and long-term business results, thereby reinforcing our philosophy.

The Compensation Committee (or the “Committee”) has an established practice governing the structure and administration of our compensation programs.  The Committee reviews and approves the program elements, measures, targets and payouts annually, to ensure the continued effectiveness of our pay-for-performance culture.  In setting the performance measures and goals for our executive compensation programs, the Compensation Committee chooses metrics that support a focus on our overall corporate strategy and that are linked to our long-term financial plan.  The actual compensation received by our executives is tied closely to the achievement of short-term goals that support our long-term business strategy and long-term goals that measure the creation of sustainable long-term shareholder value.

At our 2013 Annual Meeting, shareholders expressed strong support for our executive compensation programs with 95% of the votes cast in favor of the advisory resolution.

In general, this Compensation Discussion & Analysis (“CD&A”) provides an overview, discussion and analysis of:

•	our foundational pay for performance compensation philosophy;
•	the establishment, structure, governance and administration of our compensation programs; and
•	the performance results for our short- and long-term incentive programs for the performance periods ending December 31, 2013.

The CD&A describes the compensation of those executive officers named in the compensation tables (hereinafter referred to as “executives,” “executive officers,” or “NEOs”) beginning on page 40 of this proxy statement who are:

•	Dennis R. Glass, President and Chief Executive Officer, our principal executive officer (“CEO”);
•	Randal J. Freitag, Executive Vice President and Chief Financial Officer, our principal financial officer (“CFO”);
•	Charles C. Cornelio, President, Retirement Plan Services;
•	Wilford H. Fuller, President, Lincoln Financial Group Distribution; and
•	Mark E. Konen, President, Insurance and Retirement Solutions.

We encourage you to read the CD&A in conjunction with the compensation tables on pages 40 to 56 of this proxy statement.

Executive Summary

Executive Compensation Highlights and Best Practices

•
Compensation Tied to Performance and Shareholder Return.  We link executive compensation to the performance of the Company as a whole and to the performance of our business units (for business unit executives).  A large percentage of total targeted compensation is incentive-based and at risk.  We believe executives with higher levels of responsibility and a greater ability to influence enterprise results should have a greater percentage of their total compensation in the form of variable compensation that is dependent on performance.

The Annual Incentive Program (the “AIP”) for 2013 uses a formulaic approach with balanced performance measures and goals that tie compensation to key enterprise performance metrics that support our long-term strategic goals.

The Long-Term Incentive Program (the “LTI”) for 2013-2015 comprises a mix of long-term equity grants that includes performance shares with a three-year performance cycle, based on metrics that reward key inputs and outputs of shareholder value.

The chart below shows the 2013 targeted direct compensation mix for the CEO (base salary, AIP and LTI), and illustrates that 88% of his compensation is at risk:

Note, the amounts in this chart are shown at target and therefore will not match the values reflected in the Summary Compensation Table at page 40 of this proxy statement.

The following chart shows the average 2013 targeted direct compensation mix for the other NEOs in the aggregate, and illustrates that 79% of their compensation is at risk:

Note, the amounts in this chart are shown at target and therefore will not match the values reflected in the Summary Compensation Table at page 40 of this proxy statement.

As the charts illustrate, the fixed element of compensation, base salary, makes up the smallest percentage of total annual compensation for our executives.  The largest components of total annual compensation – long-term and annual incentive awards – are variable and will fluctuate in value based on corporate performance and share price.

•
Compensation Best Practices.  The Compensation Committee considers competitive market trends and the views of its shareholders when considering changes to our compensation practices and policies.  Some examples of our governance and compensation practices include:

•	Moderate change of control benefits;
•	“Double trigger” vesting provisions for our equity awards following a change of control;
•	Clawback provisions on our equity awards;
•	No tax gross up benefits upon a change of control;
•	No repricing or exchange of underwater stock options without shareholder approval;
•	Limited perquisites for executive officers;
•	Robust stock ownership guidelines and stock holding requirements; and
•	Restrictions regarding pledging, hedging and speculation in our securities.

For additional information, please see “Change of Control Severance Arrangements” on page 38 of this proxy statement and “Alignment with Shareholders” on page 28 of this proxy statement.

•	Independent Compensation Consultant. The Compensation Committee’s compensation consultant, Pay Governance LLC, was engaged by the Compensation Committee and provides services only to the Compensation and Corporate Governance Committees. The Compensation Committee consults with Pay Governance LLC on significant compensation decisions regarding our executives. For additional information, please see “Role of the Compensation Consultant” on page 29 of this proxy statement.

2013 Performance Overview

Our fiscal year 2013 financial operating results were strong, reflecting the actions and strategies implemented in 2013.  Some of the key performance highlights include:

•	During 2013, our stock price nearly doubled to $51.62 as of December 31, 2013 from $25.90 as of December 31, 2012;
•	Our total shareholder return for 2013 was 101.2%;
•	We returned capital to shareholders by repurchasing $450 million of our common stock during 2013;
•	We had consolidated deposits of $26.7 billion, up 17% versus $22.9 billion in 2012;
•	Return on equity increased to 12.1% for 2013 versus 12% for 2012;
•	We had a 10% increase in book value per share (excluding accumulated other comprehensive income (loss)) of $45.23 versus $41.11 in 2012; and
•	The Board of Directors approved a 50% increase in our quarterly common stock dividend to $0.12 per share for 2013.

The graphs below illustrate some of the key measures of our full year 2013 results, which are also some of the key metrics for our short- and long-term incentive compensation programs:

•	Net income per share of $4.52 was relatively flat compared to $4.56 in 2012;
•	Income from operations per share of $5.03 was up 12.5% from $4.47 in 2012;
•	Total revenues of $11.9 billion were also up from $11.5 billion in 2012; and
•	Operating revenues of $12.2 billion, were up 6% from $11.6 billion in 2012.

Additional information on our business performance during 2013 can be found in our Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”), included in our Annual Report to Shareholders accompanying this proxy statement.  For a reconciliation of non-GAAP measures to their corresponding GAAP measures also see Exhibit 2 to this proxy statement.

2013 Executive Compensation Overview

This section discusses our compensation philosophy and the administration and governance of our executive compensation programs for 2013.  The following table outlines the elements of targeted direct compensation and how each element aligns with our objectives and guiding principles.

Compensation Element	What it Rewards	How it Aligns With Our Objectives	Performance Measured	Fixed or Variable	Cash or Equity
Base Salary
• Sustained high level of performance
• Demonstrated success in meeting or   exceeding key objectives
• Highly developed skills and abilities critical to success of the business
• Experience and time in position
		• Competitive base salaries enable us to attract and retain top talent • Merit-based salary increases align with our pay for performance philosophy	Individual	Fixed	Cash
Annual Incentive Awards	• Company performance during the year against key financial goals • Specific business segment performance during the year measured against strategic business segment goals	• Competitive targets enable us to attract and retain top talent • Payouts depend on the achievement of established performance measures and goals that align pay with performance	Corporate and Business Segment	Variable	Cash
Long-Term Incentive Awards
Stock Options	• Increase in stock price • Continued service	• Value dependent on the price of our stock; Options have no value unless the stock price increases • Three-year ratable vesting supports retention	Corporate	Variable	Equity
RSUs	• Increase in stock price and dividends • Continued service	• Value increases or decreases as stock price and dividend increases or decreases • Three-year cliff vesting supports retention	Corporate	Variable	Equity
Performance Shares	• Meeting or exceeding our Return on Equity goal • Total shareholder performance relative to other companies’ shareholder return
• Payout is based on metrics important to our shareholders
• Three-year performance period supports retention and aligns pay with performance
• Relative performance metric creates incentive to outperform peers
			Corporate	Variable	Equity

The Company’s Executive Compensation Program Philosophy

We believe that attracting and retaining key executives is essential to our growth.  Our compensation programs are designed to motivate and engage successful, high-achieving executives through a pay for performance culture that fosters a long-term focus on enhancing shareholder value through superior financial performance.  Accordingly, our executive compensation practices are based on the following fundamental guiding principles:

•	Pay for Performance;
•	Competitive Compensation;
•	Balanced Performance Measures and Goals; and
•	Alignment with Shareholders.

Each of these principles plays an important role in how we set and pay compensation to our NEOs and is discussed more fully hereafter.

Pay for Performance

A significant portion of our executives’ annual compensation is linked to our annual and long-term business performance and each individual’s contribution to that performance.

Our compensation programs are also designed to be easily communicated to and understood by both our shareholders and executives.  We put a strong emphasis on “line of sight” factors for our executives that are specific to the business unit(s) they direct.  It is important to us and to our executives that performance be measurable and for compensation to be paid based on criteria that both executives and shareholders can easily identify and understand.

Competitive Compensation

In general, we aim to target total direct compensation (base salary, targeted annual incentive compensation opportunity and targeted long-term incentive compensation opportunity) at market median for our executives as compared to the compensation paid to executives in similar positions at those insurance-based, financial services, and investment management companies, as applicable, with which we compete for talent.

The Compensation Committee traditionally establishes compensation targets for the following fiscal year at its November meeting.  In November 2012, the Compensation Committee’s independent compensation consultant, Pay Governance LLC, reviewed with the Compensation Committee market data for comparable executive roles with similar responsibilities in organizations in similar industries.  Understanding that there is no perfect match between the roles played by our executives and the executives in the peer companies we have identified, we may consider multiple sources of market data for this purpose.  However, market data is only one point in a discussion that considers a number of factors.  For additional information on setting target compensation and our benchmarking processes, please see “Setting Target Total Direct Compensation” on page 30 of this proxy statement.

Balanced Performance Measures and Goals

Our short- and long-term incentive programs are designed to link the financial interests of our NEOs with those of our shareholders by putting executive pay at risk based on corporate and business unit performance.  In establishing the performance measures and goals for the incentive programs for our NEOs, the Compensation Committee approved measures that emphasize a focus on our overall corporate strategy of driving profitable business.  The goals for each performance measure are then linked to the Company’s financial plan.  In setting the goals, both management and the Compensation Committee intend for the maximum performance levels to present a challenge for our NEOs, therefore creating a strong incentive to produce superior results.  For 2013, the Compensation Committee chose these performance measures for our incentive programs for the following reasons:

2013 Annual Incentive Program
Measure	Objective/Purpose
Income from Operations per Diluted Share	This is a key measure of profitability that management uses to evaluate our business and is also used by stock analysts to value companies in the financial services industry.
Sales Growth
In our business, over time and at a compounded growth rate, sales create value by building the in-force contribution to earnings and returns. We believe that distribution strength (depth and breadth) is among the more important drivers of valuation, and sales growth is an effective way to measure the value of the distribution franchise and overall product competitiveness.

Controllable Costs
Management establishes a budget for the Company as well as a budget for each specific business unit as one of the key assumptions in attaining the success of our financial plan for 2013.  The Compensation Committee set a budget-related performance goal to reinforce the importance of containing costs and expenses across the entire company.

2013 Long-Term Incentive Program
Measure	Objective/Purpose
Return on Equity
This is an important measure used by stock analysts to value companies in the financial services industry because it is a critical indicator of capital efficiency and is closely aligned with long-term shareholder value.

Total Shareholder Return	This performance measure assesses the Company’s delivery of shareholder value over time relative to our peers.

Alignment with Shareholders

Through our annual and long-term incentive compensation programs, our share ownership requirements, and the design and governance features of our long-term equity programs, we tie the financial interests of our NEOs to those of our shareholders.

Share Ownership Guidelines and Holding Requirements.  The share ownership requirements formalize the Compensation Committee’s belief that our officers should maintain a material personal financial stake in the Company.  Further, the requirements are intended to promote a long-term perspective in managing our business, linking the long-term interests of our executives with those of our shareholders, and reducing the incentive for short-term risk-taking.

The share ownership and holding requirements are summarized in the following table:

Officer Position	Multiple of Base Salary	Additional Holding Requirements
CEO	7 times base salary	25% of net profit shares* for 5 years
Executive Officers (other than the CEO)	4 times base salary	25% of net profit shares for 5 years
* Net profit shares are the shares remaining after payment of the option exercise price and taxes owed at the time of exercise and the after-tax value of any vested restricted stock units or earned performance shares.

Our share ownership requirements are based on multiples of base salary and vary by job level.  If at any point the ownership guideline is not met with shares otherwise owned by the executive, the executive would be required to retain 50% of the net profit shares resulting from previously granted equity-based long-term incentive plan awards that are exercised or vest as applicable.  Additionally, once an executive has met the minimum share ownership levels, they are also required to retain an amount equal to 25% of the net profit shares resulting from equity-based long-term incentive plan grants for five years from the date of exercise for stock options or the date of vesting for other awards.

Amounts invested in shares of our common stock through our employee benefits plans, in-the-money Options, restricted stock and shares owned outright are counted in determining whether share ownership guidelines have been met.

Policy on Pledging, Speculation and Hedging.  We have an Insider Trading and Confidentiality Policy that governs trading in our securities and includes provisions that prohibit any pledging of and any speculation in our securities.  In addition, executives may not, without the approval of the Corporate Governance Committee, use derivative instruments to hedge the value of any of our securities.  The Corporate Governance Committee has not granted any approval under this authority.

Multi-year Performance and Vesting Periods.  The multi-year performance criteria and multi-year vesting elements of our long-term incentive programs promote the retention of our executives putting their focus on the long-term performance of the Company and correlating their interests with the interests of shareholders.

Prohibition on Repricing.  In accordance with the terms of the Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan (the “2009 ICP”), the terms of outstanding awards of Options may not be amended to reduce the exercise price without shareholder approval.  This feature is also included in the 2014 ICP that is being presented to shareholders for their approval, as discussed at pages 57 to 66 of this proxy statement.

Clawback Features.  The equity awards for our NEOs are subject to clawback provisions.  In the case of termination for cause the awards will be rescinded.  The equity awards are also subject to non-compete, non-disclosure, non-solicitation, non-disparagement and other restrictive covenants.  Violations of these provisions may result in the Compensation Committee’s cancellation, forfeiture, or rescission of awards.  Specifically, if a breach of a restrictive covenant occurs within six months of an option exercise or payment of performance shares, we may demand that the exercise or award be rescinded and the amount of gain realized or payment received by the executive be returned to us.  We believe these clawback provisions protect the Company from anti-competitive behavior by former executives.

The Role of the Compensation Committee

The Compensation Committee has primary authority for considering and determining the compensation for our executive officers, including our NEOs.  For a description of the principal functions of the Compensation Committee, see “The Board of Directors and Committees – Compensation Committee” on page 12 of this proxy statement.

The Compensation Committee approves the individual pay components and aggregate compensation levels of our executives.  The Compensation Committee also determines the form in which the compensation will be paid – e.g., cash or equity – and determines the equity vehicles to be used, including Options, performance shares or restricted stock units, among others.  The Compensation Committee also establishes the target award levels and performance measures under the various short- and long-term compensation programs.

The Compensation Committee normally determines the portion of performance-based incentive awards earned for completed performance cycles at its first regularly scheduled meeting of the calendar year (usually in February) following the end of the applicable performance cycle.  During this meeting, the Compensation Committee reviews financial data provided by management reporting the results for the various performance measures previously established for the just-completed annual and long-term performance cycles.  The Compensation Committee certifies the achievement (or non-achievement) of the performance measures and approves the earned portion of the awards, as appropriate.

The Role of Executive Management

In making determinations with respect to executive compensation, the Compensation Committee considers input from a number of sources including executive management.  Specifically, our CEO and Chief Human Resources Officer (“CHRO”) provide their views and insight on compensation for the NEOs to the Compensation Committee.  The Compensation Committee believes the input of these executive officers with respect to the assessment of individual performance, the business environment, succession planning and retention is an essential component of the process.  Our CEO and CHRO make recommendations to the Compensation Committee with respect to base salary, target annual incentive award opportunities and target long-term incentive award opportunities for each of the NEOs, except for our CEO.

The Role of the Compensation Consultant

The Compensation Committee regularly consults with an independent compensation consultant in performing its duties.  The Compensation Committee has the authority to retain and terminate the relationship with any compensation consultant, as well as to establish the scope of the consultant’s work.

The Compensation Committee has engaged Pay Governance LLC to provide advice regarding compensation practices for our executives.  During 2013, Pay Governance LLC provided the Compensation Committee with:

•	an evaluation of executive officers’ base salaries and short- and long-term target incentive compensation relative to identified peers and the broader market;
•	information on trends in executive compensation – such as the use of various forms of equity compensation and the prevalence of different types of compensation vehicles;
•	an evaluation of the impact of the Company’s equity programs on the pool of shares available for grant;
•	a review of all company-prepared materials in advance of each Committee meeting;
•	assistance in its review and discussions of all material agenda items throughout the year;
•	an independent review of our analytical work;
•	insight and advice in connection with the design of and changes to our equity grants and short- and long-term incentive plans; and
•	feedback regarding the total targeted direct compensation package for our CEO.

Pay Governance LLC does not provide any services to the Company other than advice for the Compensation Committee regarding executive compensation and to the Corporate Governance Committee regarding director compensation.  The Compensation Committee has assessed the independence of Pay Governance LLC pursuant to SEC rules and concluded that no conflict of interest exists.

Risk Considerations Relating to Compensation

We have designed the structure and administration of our compensation programs to, among other objectives, appropriately balance risk and reward.

As part of the annual risk assessment of our compensation plans, we undertook a formal process to identify, analyze, and evaluate the various employee compensation programs across our enterprise to assess any risks posed by those programs.  The risk assessment process included, but was not limited to:

•	identifying the compensation programs that cover all of our employees;
•	reviewing the compensation programs from a design and governance perspective, including evaluating the behavior each program was designed to encourage and detailing the flow of compensation;
•	identifying any risks inherent in the programs; and
•	identifying and discussing any additional mitigation factors in the program design and any additional risk controls outside of the compensation process specific to each business model.

Our CFO and the Head of Employee Experience and Services formally reviewed the analysis of our programs.  The findings were then discussed with the Compensation Committee to determine whether such programs encourage risk-taking by our executives that is reasonably likely to materially and adversely affect the Company.

Some of the features of our compensation programs that limit risk include:

•	our incentive plan awards are based on a variety of indicators of performance, thus preventing the potential of any single indicator of performance from having an undue influence on payout;
•
the Compensation Committee approves the final incentive plan awards after the review of executive and corporate performance and has the authority to exercise negative discretion to decrease the awards even if the performance goals are met;

•	the “clawback” features of our equity awards;
•	the multi-year performance criteria for our LTI programs and the multi-year vesting elements of our other equity awards link the interests of our executives with the long-term health of the Company;
•	the balanced pay mix minimizes the significance of any single element of pay and decreases the likelihood that an executive would take inappropriate risks to inflate such pay;
•
our share ownership guidelines and holding requirements discourage a short-term focus and require meaningful long-term executive ownership of Company shares that focuses our executives on sustaining long-term performance rather than maximizing performance in any single year; and

•	fixed compensation is set at a level that allows executives to meet their essential financial needs.

In addition to the features listed above, the evaluation also identified aspects of the administration and oversight of our plans that build considerable risk mitigation into the organizational structure of the plans.  The Compensation Committee discussed with management the evaluation and risk assessment review of our compensation programs and confirmed that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Consideration of Our 2013 Shareholder Vote on Executive Compensation

At our 2013 Annual Meeting of Shareholders, we received substantial support for the compensation of our NEOs, with approximately 95% of the votes cast in favor of the “say on pay” advisory vote on executive compensation, up from 87% in 2012.  The Compensation Committee and the Board appreciate and value the views of our shareholders.  In considering the results of this advisory vote, the Compensation Committee was pleased that a significant majority of our shareholders approved the proposal, showing strong support for our overall pay practices and the compensation paid to our NEOs.

In light of this evaluation and the support shown by shareholders, the Compensation Committee decided to maintain our general principles and philosophy in structuring executive compensation for 2014.

Setting Target Total Direct Compensation

The Compensation Committee made compensation decisions for the 2013 calendar year for the NEOs based on a detailed analysis of Company-specific and external data.

Benchmarking

Pay Governance LLC performed a comprehensive competitive compensation analysis in November 2012 to assist the Compensation Committee in setting 2013 target direct compensation levels for our NEOs.  Pay Governance LLC analyzed base pay, annual incentive opportunities, long-term incentive values and total direct compensation (the sum of the elements listed above) to establish market rates for each executive officer position. They compared our current executive compensation levels to the market median of our peers.

In some cases we may target above-median market compensation.  The Compensation Committee may do this for a variety of reasons, including:

•	organizational considerations, for example, because the role is considered critical to our overall business strategy and to our succession planning;
•	the need for specific expertise in the task of building a new business or improving an existing one; or
•
the retention of highly qualified executives whom we have recruited from outside of the insurance industry or whom we believe have management skills or experience that will further our corporate strategy.

For Messrs. Glass, Freitag and Konen, Pay Governance LLC used market data drawn from the companies shown in the table below, which are the stock companies included in the Towers Watson 2012 Diversified Insurance Study of Executive Compensation the (“2012 Towers DI Study”):

AFLAC	John Hancock
AIG	Met Life
Allstate	Phoenix Companies
AXA Group	Principal Financial
CIGNA	Prudential Financial
CNO Financial	Sun Life Financial
Genworth Financial	Transamerica
Hartford Financial Services	Unum Group
ING

We have used the same market survey for a number of years, and if the companies included in the study change, we reflect those changes in the peer group we use for benchmarking.  These companies are major competitors in one or more of the Company’s businesses, but none represents the exact business mix of the Company.

Mr. Cornelio, has served as the President, Retirement Plan Services since December 2009.  In addition, Mr. Cornelio serves as the Company’s Chief Administrative Officer overseeing the Company’s Information Technology and Shared Services areas.  In view of Mr. Cornelio’s dual role, the Compensation Committee reviewed compensation data for executives in similar positions from the McLagan Partners’ Defined Contribution Survey for 2012, as well as companies from the Towers Watson 2012 Financial Services Executive Compensation Survey.  For a list of the companies included in the McLagan Partners’ Survey and the Towers Watson Survey refer to Exhibit 3 of this proxy statement.

For Mr. Fuller, President, Lincoln Financial Group Distribution, which includes our wholesale and retail distribution businesses, the Compensation Committee reviewed compensation data for executives in similar positions from the McLagan Partners’ Investment Products Sales and Marketing Survey for 2012, as well as from the companies in the 2012 Towers DI Study.  For a list of the companies included in the McLagan Partners’ Investment Products Sales and Marketing Survey refer to Exhibit 4 of this proxy statement.

Because some of these companies have higher market capitalization, assets or revenue than the Company and some have lower market capitalization, assets and revenue than the Company, the data are size-adjusted, where possible, to ensure comparability with the Company’s scope.

Based on the data, the needs of the organization, and the expertise that each executive brings to the Company, in 2013, we targeted above-median compensation for Messrs. Cornelio and Fuller.

Tally Sheets

When making compensation decisions, the Compensation Committee considers:

•	the recommendation of our CHRO, and our CEO (only with respect to NEOs other than the CEO), as well as the opinion of its compensation consultant;
•	the available market data; and
•	reports called “tally sheets” illustrating all elements of targeted total direct compensation, including:
•	base salary;
•	annual and long-term incentive awards;
•	deferred compensation and change in pension;
•	perquisites; and
•	potential payments for various termination scenarios.

The tally sheets enable the Compensation Committee to analyze the value of total compensation as well as the value of compensation actually delivered compared with the value of compensation opportunities as originally established by the Compensation Committee.

The tally sheets are also used to help the Compensation Committee assess whether our executive compensation program is consistent with the Company’s compensation philosophy and desired positioning relative to the market data.  However, they are just one point of information used by the Compensation Committee in the process of determining NEO compensation.  The Compensation Committee performed a similar analysis to establish the total targeted direct compensation for our CEO.  The CEO does not play a role in and is not present during discussions regarding his own compensation.

The below table reflects the dollar amount of targeted direct compensation levels for 2013 for our NEOs as established by the Compensation Committee.

2013 Targeted Compensation
Name	Base Salary	Annual Incentive Award at Target	Long-term Incentive Award at Target	Total Targeted Annual Compensation
Dennis R. Glass	$1,100,000	$2,200,000	$6,100,000	$9,400,000
Randal J. Freitag	$558,625	$615,000	$1,285,350	$2,458,975
Charles C. Cornelio	$564,570	$762,170	$1,016,226	$2,342,966
Wilford H. Fuller	$484,000	$1,161,600	$1,137,400	$2,783,000
Mark E. Konen	$625,250	$875,350	$1,523,150	$3,023,750

Annual Compensation Elements

During 2013, annual compensation was made up of base salary and a short-term incentive award under the AIP.

Base Salary

Base salaries are reviewed annually.  In setting base salary levels for 2013, the Committee took into account the compensation analysis discussed above and the individual performance of each NEO, and as a result made adjustments to the salary for each NEO as illustrated in the following table:

Base Salary
Name	2012	2013	Percent Increase
Dennis R. Glass	1,075,000	1,100,000	2.3%
Randal J. Freitag	545,000	558,625	2.5%
Charles C. Cornelio	540,000	564,570	4.6%
Wilford H. Fuller	440,000	484,000	10.0%
Mark E. Konen	610,000	625,250	2.5%

Annual Incentive Award Program

Consistent with our pay for performance approach to executive compensation, during 2013 our NEOs participated in an annual incentive award program.  In February 2013, the Compensation Committee established the 2013 AIP, including the goals and measures for the program.

The following table shows the dollar amount of the estimated possible payouts for the 2013 AIP at threshold, target and maximum as established by the Compensation Committee on the date of grant.   The target opportunity for AIP is set as a percentage of each NEO’s base salary.

Estimated Payout Opportunities Under the 2013 AIP
Name	Threshold ($)	Target ($)	Maximum ($)
Dennis R. Glass	33,000	2,200,000	4,400,000
Randal J. Freitag	9,225	615,000	1,230,000
Charles C. Cornelio	38,108	762,170	1,524,339
Wilford H. Fuller	14,520	1,161,600	2,323,200
Mark E. Konen	24,729	875,350	1,750,700

The 2013 Annual Incentive Award Program Measures

The Compensation Committee approved the following as the 2013 AIP performance measures in February 2013: (1) income from operations per share; (2) sales growth; and (3) management of controllable costs.  The Compensation Committee chose these measures because they focus on our overall corporate strategy of balancing top-line revenue growth with profitability and prudent cost management.

“Income from Operations” is defined as net income for the relevant performance period in accordance with  generally accepted accounting principles, but excluding the after-tax effects of the items detailed in Exhibit 2 of this proxy statement.  To calculate “Income from Operations per Share,” the value of Income from Operations (as defined in Exhibit 2) was divided by the average diluted shares.

Income from Operations is one of the financial measures we use to evaluate and assess our results.  Management believes this performance measure explains the results of our ongoing business in a manner that provides a better understanding of the underlying trends in our current business because the excluded items are unpredictable and not necessarily indicative of current operating fundamentals or future performance of the business segments, and, in most instances, decisions regarding these items do not necessarily relate to the operations of the individual segments.

In setting the goals for each of the 2013 AIP performance measures, both management and the Compensation Committee intended the maximum levels to present a significant challenge for our NEOs, therefore requiring exceptionally strong performance to achieve these goals.  The target corporate Income from Operations per Share performance measure was set after consideration of a number of factors, including a review of our internal financial plan.  The target sales component of AIP, at both a corporate level and a business unit level, was based on our internal financial plan, which emphasizes our corporate strategy to grow and protect the business.  The goal for managing costs at target was based upon controllable costs as budgeted for in our annual financial plan.

The 2013 Annual Incentive Award Performance Results

The performance results for the 2013 AIP were certified by the Compensation Committee in February 2014.  Our 2013 financial results exceeded expectations.  The Compensation Committee may decide to exercise negative discretion to reduce award payouts.  The specific factors that the Compensation Committee may consider in exercising its negative discretion are set forth in Items A through H of Exhibit 5, if they determine that they were relevant to individual performance.  In certifying the results for the 2013 AIP awards, the Compensation Committee did not exercise its negative discretion to adjust the award payout levels downward.

The table below sets forth the goals, weights and performance results for the 2013 AIP measures for Mr. Glass.

($ amount in millions, except per share amounts)
	Corporate Measures (100%)
	Income from Operations Per Share	Sales Growth				Enterprise Controllable Costs
		Life	Group Protection	Annuities	Retirement Plan Services

Weighting	50.0%	11.0%	8.0%	10.0%	6.0%	15.0%
Threshold	$4.08	$518	$442	$10,055	$5,984	N/A
Target	$4.49	$588	$502	$11,426	$6,800	100%
Maximum	$5.03	$659	$562	$12,797	$7,616	89%

Actual Performance	$5.03	$677	$541	$14,773	$6,786	95.8%
Payout as a percentage of Target	200%	200%	165%	200%	98.7%	137.7%
Weighted Payout	100%	22%	13.2%	20%	5.9%	20.7%

The table below sets forth the goals, weights and performance results for the 2013 AIP measures for Mr. Freitag.

($ amount in millions, except per share amounts)
	Corporate Measures (92.5%)						Business Unit Measures
	Income from Operations Per Share	Sales Growth				Enterprise Controllable Costs	Controllable Costs Finance
		Life	Group Protection	Annuities	Retirement Plan Services

Weighting	50.0%	11.0%	8.0%	10.0%	6.0%	7.5%	7.5%
Threshold	$4.08	$518	$442	$10,055	$5,984	N/A	N/A
Target	$4.49	$588	$502	$11,426	$6,800	100%	100%
Maximum	$5.03	$659	$562	$12,797	$7,616	89%	90%

Actual Performance	$5.03	$677	$541	$14,773	$6,786	98.7%	100%
Payout as a percentage of Target	200%	200%	165%	200%	98.7%	137.7%	100%
Weighted Payout	100%	22%	13.2%	20%	5.9%	10.3%	7.5%

The table below sets forth the goals, weights and performance results for the 2013 AIP measures for Mr. Cornelio.

($ amount in millions, except per share amounts)
	Corporate Measures	Business Unit Measures (75%)
	Income from Operations per Share	Income from Operations	Sales Growth	Controllable Costs RPS	Controllable Costs SS/IT
Weighting	25.0%	20.0%	35.0%	5.0%	15.0%
Threshold	$4.08	$107	$5,984	N/A	N/A
Target	$4.49	$121	$6,800	100%	100%
Maximum	$5.03	$141	$7,616	90%	90%

Actual Performance	$5.03	$141	$6,786	100%	95.7%
Payout as a percentage of Target	200%	200%	98.7%	100%	142.7%
Weighted Payout	50%	40%	34.5%	5%	21.4%

The table below sets forth the goals, weights and performance results for the 2013 AIP measures for Mr. Fuller.

($ amount in millions, except per share amounts)
	Corporate Measures	Business Unit Measures (70%)
	Income from Operations per Share	LFD Net Contribution Margin	LFN Net Contribution Margin	Sales Growth			Controllable Costs LFD & LFN
				Life	Annuities	RPS Small Market
Weighting	30.0%	10.0%	10.0%	15.0%	15.0%	5.0%	15.0%
Threshold	$4.08	($10.0)	($9.8)	$518	$10,055	$1,663	N/A
Target	$4.49	$0.0	$0.2	$588	$11,426	$1,890	100%
Maximum	$5.03	$10.0	$10.2	$659	$12,797	$2,117	85%

Actual Performance	$5.03	$27.4	$16.5	$677	$14,773	$1,683	96%
Payout as a percentage of Target	200%	200%	200%	200%	200%	31.6%	129.9%
Weighted Payout	60%	20%	20%	30%	30%	1.6%	19.5%

The table below sets forth the goals, weights and performance results for the 2013 AIP measures for Mr. Konen.

($ amount in millions, except per share amounts)
	Corporate Measures	Business Unit Measures (80%)
	Income from Operations per Share	Income from Operations			Sales Growth			Controllable Costs IS and Annuities
		Life	Group Protection	Annuities	Life	Group Protection	Annuities
Weighting	20.0%	12.0%	12.0%	12.0%	11.3%	11.4%	11.3%	10.0%
Threshold	$4.08	$485	$77	$546	$518	$442	$10,055	N/A
Target	$4.49	$552	$87	$621	$588	$502	$11,426	100%
Maximum	$5.03	$640	$101	$720	$659	$562	$12,797	90%

Actual Performance	$5.03	$544	$71	$750	$677	$541	$14,773	97.7%
Payout as a percentage of Target	200%	91%	0%	200%	200%	165%	200%	122.5%
Weighted Payout	40%	10.9%	0%	24%	22.6%	18.8%	22.6%	12.3%

The table below sets forth the approved aggregated, weighted performance results for the 2013 AIP for each of our NEOs as percentage of target along with the final approved payout amounts.

Actual Payouts Under the 2013 AIP
Name	Target	Percentage of Target	Payout
Dennis R. Glass	$2,200,000	181.8%	$3,999,600
Randal J. Freitag	$615,000	178.9%	$1,100,235
Charles C. Cornelio	$762,170	151%	$1,150,876
Wilford H. Fuller	$1,161,600	181.1%	$2,103,658
Mark E. Konen	$875,350	151.2%	1,323,529

Long-Term Compensation

LTI compensation for our NEOs generally includes three equity elements:

•	Options to purchase shares of our common stock (“Options”), which have a ten-year term and vest ratably over 3 years;
•	RSUs, which cliff vest in 3 years; and
•	Performance share awards, which vest depending on outcome of established performance measures over a three-year performance period.

Consistent with our fundamental pay for performance philosophy for executive compensation, our performance-based LTI programs are linked to metrics that measure the creation of long-term shareholder value.  The programs are intended to pay out above-target compensation only when performance has exceeded the target level and the payout amounts are subject to maximum caps.

The 2013 LTI Program

The chart below shows our long-term incentive mix, or the percentage of the total 2013 LTI award delivered through each equity element.

The RSUs and performance share awards will be settled in shares of our common stock if the applicable vesting date and/or performance targets are met.  The Options, which vest ratably over a multi-year period, and the RSUs, which cliff vest in three years, are not tied to formulas that could focus our executives on specific short-term outcomes.  Instead, the value of these awards to our NEOs depends on the positive financial performance of our Company over time, as expressed through the multi-year increase in share value.  Long-term equity-based awards such as these encourage our NEOs to act as owners, thus aligning their interests with those of shareholders.  These equity awards are subject to the clawbacks detailed on page 28 of this proxy statement.

The 2013-2015 Performance Award Cycle

The 2013-2015 performance cycle was established in February 2013 for a performance period beginning on January 1, 2013 and ending on December 31, 2015.  The Committee established the target performance share award amounts payable to the NEOs, the relevant performance measures, the relative weighting of each performance measure, and the goals for threshold payout (25% of target) and maximum payout (200% of target) for each performance measure.  For each performance measure the maximum award, 200% of target, will occur when performance is superior, and a minimum award, 25% of target, would result when a threshold level of performance is met, therefore a minimum award is calculated as follows: 25% multiplied by the relative weighting of the performance measure multiplied by the target amount.  If the threshold performance is not met, then no payout will occur.  For the performance share awards to ultimately vest, the minimum achievement level for at least one of the performance measures must be attained.  The 2013-2015 performance share awards will, if earned, be paid out in shares of our common stock.

The table below sets forth the performance measures approved for the 2013-2015 performance award cycle for all participating executives, as well as the relative weighting for each performance measure.

2013-2015 LTI Performance Award Measures	Objective/Purpose	Relative Weight
Return on Equity (“ROE”)	This is a key measure of our financial health that management uses to evaluate our business and that is also used by stock analysts to value companies in the financial services industry. It provides a meaningful measure of performance that is closely tied to long-term shareholder value.	50%
Relative Total Shareholder Return (“TSR”)	This performance measure assesses the Company’s delivery of shareholder value over time relative to our peers.	50%

ROE for the 2013-2015 LTI is defined as Income from Operations (as defined above with respect to the 2013 AIP) divided by average shareholders’ equity for the performance period.  Shareholders’ equity will exclude accumulated other comprehensive income or other similar items and any increase in equity due to goodwill associated with an acquisition during the performance period.  TSR for the 2013-2015 LTI is a relative measure based on Lincoln’s TSR for the performance period ranked against the TSR results for the peer group shown below:

2013-2015 Relative TSR Peer Group

• Genworth Financial	• Prudential Financial
• Manulife	• Symmetra Financial
• MetLife	• Sun Life Financial
• Principal Financial	• Torchmark
• Protective Life	• Unum Group

The Compensation Committee established the weightings of the performance share plan measures.  The selected weightings reflect the Committee’s and management’s current judgment that over the long-term, ROE is a key input to shareholder value, and TSR represents the actual value delivered to shareholders.

The Compensation Committee also set minimum, target, and maximum performance achievement levels for each measure. In setting the goals to be achieved with respect to each of the 2013-2015 LTI performance measures, the maximum levels were intended to present a challenge for management and were designed to create appropriate incentives for our executives to create financial growth and long-term value for shareholders.  The TSR and ROE performance measures were set after consideration of a number of factors, including peer group performance, market data and our financial plan.

The performance level necessary for a payout at target for growth in ROE was set at ten and one-half percent for the three-year performance cycle period.  The performance level necessary for a payout at target for relative TSR was set at the median of the peer group over the three-year performance cycle.  These targets were set for compensation purposes only and do not constitute, and should not be viewed as, management’s projection of future results.

The grant date fair value of the Options, RSUs and performance share awards are included in the Summary Compensation Table on page 40 of this proxy statement. Additional details regarding the 2013-2015 performance share awards granted to the NEOs are set forth in the Grants of Plan-Based Awards table on page 43.

The 2011 LTI Program

The performance-based 2011 LTI Program was established by the Compensation Committee in February 2011, with performance metrics that measure the creation of long-term shareholder value.  The Compensation Committee approved the equity awards under the 2011 LTI Program including grants of Options, RSUs and performance share awards.  At that meeting, the Compensation Committee also established the 2011-2013 performance cycle for the period that beginning January 1, 2011 and ending December 31, 2013 for performance share awards.  The Compensation Committee set:

•	the maximum award amounts payable to the NEOs in shares of our common stock;
•	the relevant performance measures;
•	Growth in ROE; and
•	Relative TSR; and
•	the goals for:
•	minimum payout (25% of target); and
•	maximum payout (200% of target) for each performance measure for the performance share awards.

The payouts for the 2011-2013 LTI performance share awards could have ranged from 0% to 200% of each NEO’s target, with a threshold payout for each performance measure equal to 25% of target.  For the performance share award to ultimately have been payable, the threshold or minimum achievement level for at least one of the performance measures must have been attained.  Therefore, a minimum award would be calculated as follows: 25% multiplied by the relative weighting of the performance measure multiplied by the target amount.

The following table shows the estimated number of shares that could have been earned by each NEO for the 2011-2013 LTI performance period at threshold, target and maximum levels as established by the Compensation Committee on the date of grant.

Estimated Possible Share Payouts Under the 2011-2013 Performance Award Cycle as of Grant Date
Name	Threshold (#)	Target (#)	Maximum (#)
Dennis R. Glass	7,856	62,849	125,698
Randal J. Freitag	1,473	11,785	23,570
Charles C. Cornelio	1,220	9,759	19,518
Wilford H. Fuller	1,316	10,524	21,048
Mark E. Konen	1,975	15,796	31,592

Growth in ROE for the 2011-2013 LTI program was measured as the cumulative basis point increase over the three-year performance period.  ROE was calculated as of December 31, 2010 and again as of December 31, 2013, with the final result being the difference between the 2013 ending value and the 2011 starting value.  The definition of ROE set forth in Exhibit 5 to this proxy statement was used for each point in time calculation of ROE.

Total Shareholder Return for the 2011-2013 LTI was a relative measure based on our TSR results for the performance period ranked against the TSR results for the peer group shown below:

2011-2013 Relative TSR Peer Group

• Genworth Financial	• Protective Life
• Hartford Financial Services	• Prudential Financial
• Manulife	• Sun Life Financial
• MetLife	• Torchmark
• Principal Financial	• Unum Group

TSR was defined as the change in the price of a share of our common stock plus dividends paid, over the relevant performance period, divided by the price of a share of our common stock at the beginning of the performance period.  We used an average of the prices of our common stock as reported on the NYSE consolidated transactions tape for the 45 days preceding the beginning and end dates to determine the beginning and ending prices for the performance period.

The chart below sets forth the goals for each of the performance measures established for the 2011-2013 LTI performance award cycle, as well as the actual performance results for the performance period beginning January 1, 2011 and ending December 31, 2013.

Performance Measure for 2011-2013 Performance Cycle	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Results	Payout as a Percentage of Target
Growth in ROE	50 basis points	75 basis points	125 basis points	160 basis points	200%
Relative TSR Rank	8th	Median	1st to 3rd	2nd	200%

In February 2014, the Compensation Committee reviewed the reports and analysis provided to it by management regarding our performance during the 2011-2013 performance cycle and determined the results for each performance measure.  For the 2011-2013 performance period, the Company’s ROE grew by 160 basis points, which was above the goal at target shown above.  The Company’s TSR for the performance period was 96.53%, which was ranked 2nd among the peers listed above.  As a result of the strong performance by the Company in each of these key metrics over the performance period, the Compensation Committee approved a payout of the 2011-2013 performance share awards at 200% of target.  See the Outstanding Equity Awards table on page 45 of this proxy statement for the actual share amounts earned by each NEO.

Other Compensation Considerations

Equity Award Procedures.  The Compensation Committee formally approves our equity grant procedures, including procedures for granting Options.  Under these procedures, all Options for our common stock are granted with a “strike” or exercise price set at the closing price of our common stock, as reported on the composite transactions table of the NYSE, on the date of grant.  Only the full Compensation Committee or the Board of Directors has the authority to make equity grants with respect to our executives.

The Compensation Committee generally grants equity awards to our executives annually as part of our long-term incentive compensation program.  These grants are made typically during its first regularly scheduled meeting of the calendar year.  However, the Compensation Committee or the Board of Directors may also grant equity awards to executives at other regularly scheduled or special meetings or by taking action through unanimous written consent in order to accommodate special circumstances such as new hires or promotions.  For equity awards granted to executives at a regularly scheduled meeting of the Board or Committee, the grant date is the date of the meeting.  However, if the equity award is granted at a “special” meeting of the Board or Committee, and such meeting does not occur during the period in which trading of our securities is permitted under our Insider Trading and Confidentiality Policy (a “window period”), then the grant becomes effective on the first business day of the next window period.  Window periods generally begin on the later of the second business day after our quarterly earnings release or the first business day after our public call with investors.

In cases where the Compensation Committee or the Board of Directors grant equity awards by written consent, the grant becomes effective on the first business day of the week following the effective date of the written consent; provided, however, that if such business day is not during a window period, the grant becomes effective on the first business day of the next window period.

The Compensation Committee has delegated to the Chair of the Committee the authority to approve changes to executive compensation, subject to the Compensation Committee’s review and ratification.  This delegation of authority was done to facilitate changes in compensation between Compensation Committee meetings, usually in connection with a promotion or new hire.  However, grants of equity awards for executives and the establishment and determination of performance goals intended to satisfy the performance-based compensation exception of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”) may only be made by the full Compensation Committee.

Tax Considerations. Code Section 162(m) generally limits a public company’s corporate income tax deduction for compensation up to $1 million per year for each “covered employee,” which includes each NEO (other than our CFO).  However, compensation that qualifies as performance-based compensation is not subject to this limitation.  In general, the incentive awards that we grant are intended to qualify as performance-based compensation under Code Section 162(m) and are subject to limits established under the 2009 ICP in compliance with the rules of that Code Section.

The Compensation Committee may decide to further limit compensation awards.  In the case of our performance share awards, the Compensation Committee retains the discretion to reduce the target award or payout of any “covered employee” as defined under Code Section 162(m), or increase or decrease any other executive’s individual payout, based on certain circumstances that may occur during the cycle.  The Compensation Committee may also consider paying non-performance-based compensation to covered employees based on circumstances that could impact performance results such as changing economic and market conditions, mergers or acquisitions, sale of a business, restructuring charges, reserve strengthening or release, and/or extraordinary natural occurrences or man-made events (e.g., acts of war).  In making such changes, the Compensation Committee would consider various factors, including but not limited to, investor reaction, stock price performance, performance of peers, retention considerations, and the CEO’s recommendation. The guiding principle in making adjustments and modifications would be to encourage and reward management for consistently high financial and shareholder return performance relative to peers, while taking into consideration the creation of shareholder value.

Notwithstanding the above and as may be permitted under our applicable plans, should compliance with Code Section 162(m) conflict with the Compensation Committee’s compensation philosophy, the Compensation Committee reserves the authority to act in the manner it perceives to be in the best interests of us and our shareholders, including awarding compensation that is not tax deductible.

Employee Benefit Plans

Many of the benefits offered to our executives are the same benefits that we offer to our general employee population.  With some exceptions, the additional benefits available to our executives are offered through plans and programs that promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits in the broad-based tax-qualified plans.  In addition to providing retirement income, our benefits help to protect our employees and executives from the financial hardship that can result from unexpected illness, disability, or death.  These types of benefits are typically offered by our peer group of companies with whom we compete, and therefore, help us to attract and retain key employees.

Our Deferred Compensation Plan.  Through the Lincoln National Corporation Deferred Compensation & Supplemental/Excess Retirement Plan (the “DC SERP”), our non-qualified defined contribution plan, we provide certain benefits to our executive officers, including our NEOs.  For additional information on the DC SERP see page 48 of this proxy statement.

Change of Control Severance Arrangements.  We sponsor a single severance plan that applies to our executives in connection with a change of control of the Company, the Lincoln National Corporation Executives’ Severance Benefit Plan (the “LNC COC Plan”), where the payment of benefits is triggered by a termination of employment (under specific circumstances) in anticipation of or within two years after our change of control.

The objectives of the change of control benefits are:

•	to retain qualified executives in the face of an actual or threatened change of control of the Company;
•
to enable such executives to help our Board assess any proposed change of control of the Company and advise the Board as to whether such a proposal is in the best interests of the Company, our shareholders, our policyholders and customers without being unduly influenced by the possibility of employment termination; and

•	to demonstrate to those executives our desire to treat them fairly and competitively in such circumstances.

On an annual basis, the Compensation Committee reviews a tally sheet prepared by Pay Governance LLC estimating our costs and executive benefits for each NEO associated with a potential change of control of the Company.  For 2013, the Compensation Committee agreed that the costs for these benefits associated with a change of control were reasonable.  For additional information on the LNC COC Plan see page 49 of this proxy statement.

Severance Plans. We also sponsor the Severance Plan for Officers of Lincoln National Corporation (the “Officers’ Severance Plan”), which provides for 52 weeks of severance benefits to our executive officers, including our NEOs, as well as a lump-sum severance stipend of $200/week for each week of the severance period, including, in the event of certain terminations, not in connection with a change of control.  In order to qualify for benefits under the Officers’ Severance Plan, each affected officer must sign our standard form of agreement, waiver and release of claims that includes a forfeiture-for-competition provision and a non-solicitation provision, among other conditions.  Any payments made under the Officers’ Severance Plan would offset, or reduce, on a dollar-for-dollar basis, any payments to an executive under the LNC COC Plan.  For additional information on the Officers’ Severance Plan see page 50 of this proxy statement.

Compensation Committee Report

The members of the Compensation Committee have reviewed and discussed this Compensation Discussion & Analysis with management.  Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors of the Corporation that the Compensation Discussion & Analysis be included in this proxy statement and incorporated by reference into the Corporation’s Form 10-K for the year ended December 31, 2013.

The Compensation Committee

Patrick S. Pittard, Chair
William H. Cunningham
Eric G. Johnson
Michael F. Mee

Executive Compensation Tables

Summary Compensation Table

The table below contains information about our NEOs’ compensation earned or paid during the fiscal year ended December 31, 2013.  The NEOs for 2013 are:

•	our CEO and our CFO during 2013; and
•	our three other most highly compensated executive officers employed on December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)1	Option Awards ($)2	Non-Equity Incentive Plan Compensation ($)3	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)4	All Other Compensation ($)5	Total ($)6
	2013	1,100,000	—	4,204,470	2,135,005	3,999,600	—	739,083	12,178,158
Dennis R. Glass	2012	1,075,000	—	4,247,938	2,069,453	3,104,600	173,443	671,779	11,342,213
President and CEO of LNC	2011	1,075,000	—	4,293,791	1,951,132	4,187,231	334,875	860,185	12,702,214
	2013	558,625	—	885,969	449,876	1,100,235	—	220,232	3,214,937
Randal J. Freitag	2012	545,000	—	900,900	438,881	871,074	27,929	186,252	2,970,036
Executive Vice President and CFO	2011	473,231	50,000	805,140	365,851	791,652	58,478	117,411	2,661,763
Charles C. Cornelio7	2013	564,570	—	700,467	355,683	1,150,876	—	220,656	2,992,252
President, Retirement Plan Services
	2013	484,000	—	784,009	398,093	2,103,658	—	307,934	4,077,694
Wilford H. Fuller	2012	440,000	—	911,260	346,485	1,641,200	—	245,685	3,584,630
President, Lincoln Financial Group Distribution	2011	440,000	—	718,996	326,707	1,578,442	—	249,820	3,313,965
	2013	625,250	—	1,049,887	533,107	1,323,529	—	276,995	3,808,768
Mark E. Konen	2012	610,000	—	1,067,571	520,077	1,146,922	60,057	265,813	3,670,440
President, Insurance and Retirement Solutions	2011	610,000	—	1,079,184	490,373	1,502,396	124,645	575,512	4,382,110

1. Represents the grant date fair value of stock awards granted in 2013, 2012, and 2011 under the 2009 ICP.  The fair values of these awards were determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“Topic 718”).  The assumptions made in calculating the grant date fair value of stock awards with respect to the years ended December 31, 2013, 2012 and 2011 are set forth in Note 19 of the Notes to the Consolidated Financial Statements, included in Item 8 of the 2013 Form 10-K.  The stock awards granted in 2013 include grants of RSUs and performance share awards.  The performance share awards are subject to performance conditions.  The below table shows the grant date fair value of the RSUs and performance share awards as well as the value of the performance share awards assuming the maximum level of performance is achieved (200% of target) under both the ROE and TSR performance measures as described on page 35.  The grant date fair value for the performance share awards was calculated in accordance with Topic 718 using a performance factor of 1.14, the probable outcome on the date of grant.  The stock awards granted in 2013 are described in more detail in the Grants of Plan-Based Awards table on page 43.

Named Executive Officer	Grant Date Fair Value of 2013 RSU ($)	Grant Date Fair Value of 2013 Performance Share Award ($)	Value of 2013 Performance Share Award at Maximum Performance Level ($)
Dennis R. Glass	1,740,857	2,463,613	4,322,128
Randal J. Freitag	366,834	519,135	910,763
Charles C. Cornelio	290,031	410,436	720,064
Wilford H. Fuller	324,625	459,384	805,937
Mark E. Konen	434,713	615,174	1,079,253

2.  Represents the grant date fair value of option awards granted in 2013, 2012 and 2011 under the 2009 ICP.  The grant date fair values of these awards were determined in accordance with Topic 718.  The assumptions made in calculating the grant date fair value of option awards with respect to the years ended December 31, 2013, 2012 and 2011 are set forth in Note 19 of the Notes to the Consolidated Financial Statements, included in Item 8 of the 2013 Form 10-K.  The option awards granted in 2013 are described in more detail in the Grants of Plan-Based Awards table on page 43.

3. Represents the AIP awards earned for the 2013 performance period under the 2009 ICP.  Additional information on the AIP awards is provided in the Grants of Plan-Based Awards table on page 43 and the CD&A at pages 32 to 34.

4.  These amounts solely reflect the total of all increases in the actuarial present value of each NEO’s accumulated benefits under our qualified and non-qualified defined benefit pension plans shown in the Pension Benefits table on page 47.  We froze all of our qualified and non-qualified defined benefit pension plans at the end of 2007.  Present values were calculated at year-end 2013, 2012 and 2011, respectively, using the interest rate and mortality rate assumptions set forth in Note 17 of the Notes to our Consolidated Financial Statements, included in Item 8 of the 2013 Form 10-K and the Forms 10-K for the fiscal years ended December 31, 2012, and December 31, 2011.  Totals for the plans listed above include the sum of increases only.  For Messrs. Glass, Freitag, Cornelio and Konen the amounts attributable to the change in pension value for 2013 resulted in a decrease of (21,154), (19,452), (29,051), and (34,985), respectively.  The NEOs did not have any preferential non-qualified deferred compensation earnings.

5.  All Other Compensation:

Name	Perquisitesa ($)	Tax Gross-ups or Miscellaneous ($)	401(k) Match, Core and Transition Contributionsb ($)	Additional Company Contributions into Deferred Compensation Plan (Special Executive Credit and Excess Match, Core and Transition Contributions)c ($)	Total ($)
Dennis R. Glass	83,165	—	33,500	622,418	739,083
Randal J. Freitag	10,290	—	31,830	178,112	220,232
Charles C. Cornelio	15,858	—	37,133	167,665	220,656
Wilford H. Fuller	13,519	—	25,500	268,915	307,934
Mark E. Konen	12,944	—	33,500	230,551	276,995

(a)
For Mr. Glass, the entire amount reflects the aggregate incremental cost of personal use of the corporate aircraft.  In general, Mr. Glass only uses the corporate aircraft for personal use when necessary to accommodate his business schedule.  For 2013, the aggregate incremental costs were higher than the normal run rate due to the pro rata costs of required comprehensive inspections of the aircraft.

For Mr. Freitag, the amount reflects the cost of matching charitable gifts made by Lincoln Financial Foundation, Inc. on his behalf, and the incremental cost of personal activities and items incurred in connection with offsite business events.

For Mr. Cornelio, the amount reflects the cost of matching charitable gifts made by Lincoln Financial Foundation, Inc. on his behalf, the reimbursement of financial planning expenses and tax preparation expenses, as well as the incremental cost of personal activities and items incurred in connection with offsite business events.

For Mr. Fuller, the amount reflects the cost of matching charitable gifts made by Lincoln Financial Foundation, Inc. on his behalf, the reimbursement of: financial planning expenses; tax preparation expenses; and the cost of a medical exam, as well as the incremental cost of personal activities and items incurred in connection with offsite business events.

For Mr. Konen, the amount reflects the cost of matching charitable gifts made by Lincoln Financial Foundation, Inc. on his behalf, the reimbursement of tax preparation expenses, and the incremental cost of personal activities and  items incurred in connection with offsite business events.

More information regarding perquisites and personal benefits, including the manner in which we value personal use of the corporate aircraft is discussed under “Narrative Disclosure to the Summary Compensation Table” on page 42 of this proxy statement.

(b)	Represents Company matching, core and transition contributions under our Employees’ 401(k) Plan.

(c)
Represents excess Company matching, core and transition contributions to the DC SERP, which are amounts above applicable Internal Revenue Code of 1986, as amended (the “IRC”) limits.  In addition, for all NEOs, except Mr. Glass, this amount includes an additional contribution – a “special executive credit” to the DC SERP, which is described on more detail on page 48 of this proxy statement.

6.  Some numbers may not add due to rounding.

7.  Mr. Cornelio was not previously an NEO.

Narrative Disclosure to the Summary Compensation Table

2013 Annual Incentive Program

The dollar amounts included in the Summary Compensation Table at page 40 for the 2013 AIP for each of our NEOs reflect the performance results for this program that were certified by the Compensation Committee in February 2014, which results exceeded the goal at target.  For further details on the 2013 AIP, including the performance measures, targets and final results, see the CD&A, pages 32 to 34.

Perquisites and Personal Benefits

The following discusses the primary perquisites and personal benefits offered to the NEOs in 2013, not all of which were received by the NEOs.  Under the financial planning and tax preparation program, the NEOs, along with the other executive officers, were eligible for reimbursement of the costs of utilizing a Lincoln Financial Network financial planner to provide financial planning services.  The reimbursement opportunity was equal to 100% of the first $1,800 of costs, plus 50% of costs above that amount up to a maximum of $6,000.  In addition, the same officer group was eligible to receive up to $2,700 for the reimbursement of tax preparation services provided by any fee-for-service tax preparer that was a certified public accountant, excluding Ernst & Young LLP, our independent registered public accounting firm.  If the officer does not use the entire tax preparation reimbursement allowance in a year, any remaining amount may be applied to the financial planning reimbursement, but not vice versa.

In 2005, the Compensation Committee adopted a policy advising our CEO to use the corporate aircraft for personal travel as well as business travel, when practical.  The policy was adopted due to security concerns and to allow for more efficient travel time so that the CEO can devote more time to our business.  In general, our policy with respect to our executive officers’ personal use of the corporate aircraft is that to the extent any executive and guest of an executive used the corporate aircraft for personal purposes, the usage is treated as a perquisite for proxy statement reporting purposes.  For purposes of determining the value of such services, the personal use is calculated based on the aggregate incremental cost to us.  For personal flights on corporate aircraft, the aggregate incremental cost is calculated based on a cost-per-flight-hour charge that reflects the operating costs of the aircraft, including regularly required  maintenance and inspections, including the costs of parts, labor, overhauls (but not engine overhauls of the type incurred every 5-10 years), fuel, landing and parking fees/taxes and crew travel expenses.  During 2013, several comprehensive required inspections were performed.  We also include, as an aggregate incremental cost, empty aircraft flights to reposition the corporate aircraft (i.e., dead head flights) that are determined to be the product of a personal flight.  Executives, their families and invited guests occasionally fly on the corporate aircraft as additional passengers on business flights.  Since such flights do not result in additional aggregate incremental costs under our cost-per-flight-hour methodology, no incremental cost is reflected in the Summary Compensation Table.  Finally, if more than one executive is on a personal flight, we allocate the incremental cost on a proportional basis depending on the number of guests of each officer.

We also have a matching charitable gift program.  Under the program in 2013, all NEOs were eligible to apply for matching contributions of up to $10,000.

Retirement Benefits

Under the DC SERP, all of our participating NEOs are eligible to receive an additional contribution—a “special executive credit” as a percentage of “Total Pay.”  For the purpose of determining the special executive credit, “Total Pay” under the DC SERP means base salary and AIP paid during the fiscal year.

For each NEO, the special executive credit is calculated annually as follows: 15% of Total Pay expressed as a percentage, offset by the total of: (a) the NEO’s maximum basic matching contribution opportunity (6%); plus (b) core contributions (4%); plus (c) transition contributions, if any (up to 8%) as determined under the Employees’ 401(k) Plan, each expressed as a percentage.  For more details on the DC SERP, the contributions and the calculations of these amounts, see page 48 of this proxy statement.

Grants of Plan-Based Awards

The table below provides information on grants of plan-based awards during fiscal year 2013 to the NEOs granted under the 2009 ICP.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards1			Estimated Future Payouts Under Equity Incentive Plan Awards2			All Other Stock Awards: Number of Shares of Stock or Units3 (#)	All Other Option Awards: Number of Securities Underlying Options4 (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards5 ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dennis R. Glass		33,000	2,200,000	4,400,000
	2/28/2013				9,293	74,340	148,680				2,463,613
	2/28/2013							59,885			1,740,857
	2/28/2013								291,532	29.54	2,135,005
Randal J. Freitag		9,225	615,000	1,230,000
	2/28/2013				1,958	15,665	31,330				519,135
	2/28/2013							12,619			366,834
	2/28/2013								61,430	29.54	449,876
Charles C. Cornelio		38,108	762,170	1,524,339
	2/28/2013				1,548	12,385	24,770				410,436
	2/28/2013							9,977			290,031
	2/28/2013								48,568	29.54	355,683
Wilford H. Fuller		14,250	1,161,600	2,323,200
	2/28/2013				1,733	13,862	27,724				459,384
	2/28/2013							11,167			324,625
	2/28/2013								54,359	29.54	398,093
Mark E. Konen		24,729	875,350	1,750,700
	2/28/2013				2,320	18,563	37,126				615,174
	2/28/2013							14,954			434,713
	2/28/2013								72,795	29.54	533,107

1.  Represents the potential 2013 AIP awards.  Actual amounts earned by the NEOs are reflected in the Summary Compensation Table.  More information on the 2013 AIP awards, including the applicable performance targets, is provided in the CD&A on pages 32 to 34.

2.  Represents 36% of each NEO’s 2013 LTI target awarded as performance share awards, for the performance period 2013-2015, payable 100% in shares.  Awards under the 2013-2015 performance cycle will be determined in the first quarter of 2016 (for the performance period ending December 31, 2015), and the amount of the award that vests may range from 0% to 200% of target depending upon the satisfaction of applicable performance goals.  For information on the 2013-2015 performance awards and a description of the performance goals applicable to these awards, see the CD&A at pages 35-36.  Dividend equivalents accrue on the LTI performance share awards.  The dividend equivalents are payable in stock, based upon normal dividend rates, only if the related LTI award actually vests based on certification of performance.

3.  Represents 29% of each NEO’s 2013 LTI target awarded as RSUs that cliff vest on the third anniversary of the grant date and are described in more detail in the CD&A on page 35.  Dividend equivalents accrue on the RSUs, which are credited on each date dividends are paid on our common stock in the form of additional RSUs, and are payable in stock only upon vesting of the related RSU.

4.  Represents 35% of each NEO’s 2013 LTI target awarded in the form of Options as described in more detail in the CD&A on page 35.  The Options granted have 10-year terms.  The Options vest ratably over a three-year period, with one-third vesting on each anniversary of the grant date.  These Options do not have a reload feature.

5.  Represents the grant date fair value of the award determined in accordance with Topic 718. All assumptions made in calculating the aggregate fair value are set forth in Note 19 of the Notes to the Consolidated Financial Statements, included in Item 8 of the 2013 Form 10-K.

Narrative Disclosure to the Grants of Plan-Based Awards Table

In addition to the material terms of grants described in the footnotes to the Grants of Plan-Based Awards table above, we wish to point out the following:

•	The exercise price and tax withholding obligations related to the exercise of all Options may be paid by delivery of shares, subject to certain conditions.

•	With respect to stock awards, at the NEO’s election, we withhold a sufficient number of shares to satisfy the NEO’s mandatory minimum tax withholding obligations upon vesting.

•	The Options and RSU awards granted in 2013 will vest fully upon a change of control only following the occurrence of two events (or triggers):

(1) our change of control, as defined in the LNC COC Plan; and

(2) either: (a) the executive’s employment is terminated for any reason other than “cause” or (b) the executive terminates his or her employment for “good reason,” as those terms are defined in the LNC COC Plan.

•
Options and stock awards are not transferable except by will or pursuant to the laws of descent and distribution, unless the Compensation Committee permits such a transfer.  The Compensation Committee has not permitted (nor historically permitted) a transfer with respect to any of the awards shown in the Grants of Plan-Based Awards table above.

•
In cases where an executive participating in the 2013 LTI program dies, becomes disabled, voluntarily leaves the company after attaining age 55 with five years of service, or is involuntarily terminated for any reason other than for cause and signs a general release of claims against us, the executive (or the executive’s beneficiary) will receive a pro-rated performance award based on the number of days of service out of the total number of days in the three-year performance cycle, provided that the applicable performance goals are achieved, and the Compensation Committee does not exercise its discretion not to pay out on the award.  Any payout will be made at the same time, and in the same manner, as other participants are paid.

•
The Options, RSUs and performance share awards are subject to four restrictive covenants in the form of non-competition, non-solicitation, non-disparagement, and non-disclosure provisions.  We have the right to “clawback” an award.  Specifically, we have the right to demand that the NEO return the shares, or in the case of Options, the cash received, to us upon breach of one of the covenants.  The restrictive covenants and the “clawback” right expire six months after an option exercise, an RSU award vesting, or the payment of performance shares.  Additionally, we have the right to clawback any vested shares if the NEO is terminated for “cause” at any time after a share vests (no expiration date).

Any vested Options may be exercised by the executive or his/her beneficiary (as applicable), until the earliest to occur of:

•	the expiration of the term of the Option;
•	the first anniversary of the date the executive died or was disabled;
•	the fifth anniversary of the date the executive voluntarily left the company after attaining age 55 with five years of service; or
•	three months from the date the executive was involuntarily terminated for any reason other than for cause.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information with respect to unexercised Options to purchase shares of our common stock, unvested stock awards and unvested equity incentive plan awards for each NEO as of December 31, 2013 on an award-by-award basis.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable1	Number of Securities Underlying Unexercised Options (#) Unexercisable1	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested2 (#)	Market Value of Shares or Units of Stock That Have Not Vested3 ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested3 ($)
Dennis R. Glass	272,650		45.73	02/13/15	65,428	3,377,407	129,9384	6,707,410
	278,103		53.60	02/12/16	66,280	3,421,363	169,6285	8,756,194
	319,694		52.76	02/07/18	58,174	3,002,920	150,0125	7,743,625
	89,521	44,762	30.64	02/23/21
	82,042	164,087	24.99	02/22/22
		291,532	29.54	02/28/23
Randal J. Freitag	9,379		45.73	02/14/15	12,552	647,913	24,3654	1,257,726
	9,270		53.60	02/12/16	14,489	747,941	35,9755	1,857,038
	4,373		70.66	02/22/17	12,732	657,229	31,6115	1,631,745
	15,966		52.76	02/07/18
	8,065		16.24	05/14/19
	6,478		25.78	02/22/20
	16,785	8,394	30.64	02/23/21
	17,399	34,799	24.99	02/22/22
		61,430	29.54	02/28/23
Charles C. Cornelio	38,171		45.73	02/14/15	10,393	536,495	20,1764	1,041,506
	40,679		53.60	02/12/16	10,607	547,546	26,3355	1,359,432
	29,582		70.66	02/22/17	10,066	519,627	24,9925	1,290,083
	53,293		52.76	02/07/18
	24,586		16.24	05/14/19
	13,899	6,951	30.64	02/23/21
	12,737	24,475	24.99	02/22/22
		48,568	29.54	02/28/23
Wilford H. Fuller	32,383		16.24	05/14/19	11,209	578,597	21,7584	1,123,149
	14,989	7,496	30.64	02/23/21	11,440	590,511	28,4015	1,466,077
	13,736	27,473	24.99	02/22/22	7,969	411,360	27,9725	1,443,935
		54,359	29.54	02/28/23	11,267	581,605
Mark E. Konen	40,352		45.73	02/14/15	16,824	868,455	32,6584	1,685,791
	44,714		53.60	02/12/16	17,171	886,347	42,6305	2,200,542
	44,140		70.66	02/22/17	15,088	778,842	37,4595	1,933,615
	84,591		52.76	02/07/18
	38,306		16.24	05/14/19
	22,499	11,250	30.64	02/23/21
	20,618	41,237	24.99	02/22/22
		72,795	29.54	02/28/23

1.  All of the exercisable Options shown in the Options Exercisable column of the table with an expiration date prior to 2016 for Messrs. Glass, Freitag, Cornelio and Konen were former stock options to purchase common stock of Jefferson-Pilot that were converted into Options to purchase our common stock on April 3, 2006, which are completely vested.

The following table presents the vesting dates of the Options in the column showing unexercised Options that are unexercisable based on expiration dates.

Expiration Dates	Vesting Dates
2/23/2021	Balance vested on 2/23/2014
2/22/2022	Balance vests equally on 2/22/2014 and 2/22/2015
2/28/2023	Vests in 3 equal installments beginning on 2/28/2014

2.  These stock awards are RSUs that vest as follows:

•	Mr. Glass – 65,428 vested on 2/23/14; 66,280 vest on 2/22/2015; and 58,174 vest on 2/28/2016;
•	Mr. Freitag – 12,552 vested on 2/23/14; 14,489 vest on 2/22/2015; and 12,732 vest on 2/28/2016;

•	Mr. Cornelio – 10,393 vested on 2/23/2014; 10,607 vest on 2/22/15; and 10,066 vest on 2/28/2016;
•	Mr. Fuller – 11,209 vested on 2/23/2014; 19,409 vest on 2/22/15; and 11,267 vest on 2/28/2016; and
•	Mr. Konen – 16,824 vested on 2/23/2014; 17,171 vest on 2/22/2015; and 15,088 vest on 2/28/2016.

The stock awards include accrued but unpaid dividend equivalents credited in additional RSUs calculated at the normal dividend rate and settled in shares of our common stock only upon distribution of the vested award.

3.  For LNC stock, this represents the product of the shares and the closing price of our common stock as reported on the composite tape of the NYSE on December 30, 2013, or $51.62.

4.  Represents performance share awards granted in connection with the 2011-2013 performance cycle, which vested on February 24, 2014, when the Compensation Committee certified the attainment of the performance measures for the cycle.  These awards are shown based on the actual performance certified by the Compensation Committee, plus accrued dividend equivalents.

5.  Represents performance share awards granted in connection with the 2012-2014 and the 2013-2015 performance cycles.  Because our 2013 performance exceeded the target performance measures, these awards are shown at maximum (or 200% of target), plus accrued but unpaid dividend equivalents.  However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle, which should occur in the first quarter of 2015 for the 2012-2014 performance cycle and in the first quarter of 2016 for the 2013-2015 performance cycle.

Option Exercises and Stock Vested

The table below provides information regarding the Option exercises and stock awards that have vested for each of the NEOs during the 2013 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Aggregate Value Realized on Exercise ($)	Number of Shares Acquired on Vesting1 (#)	Aggregate Value Realized on Vesting2 ($)
Dennis R. Glass	218,120	495,481	103,490	3,312,707
Randal J. Freitag	3,271	5,977	2,850	83,410
Charles C. Cornelio	30,536	57,478	27,987	869,011
Wilford H. Fuller	—	—	31,339	930,288
Mark E. Konen	30,536	58,666	40,335	1,280,244

1.  Includes shares delivered upon vesting of RSUs for:
•	Each NEO that vested on February 22, 2013; and
•	Messrs. Glass, Cornelio, Fuller and Konen that vested on August 11, 2013.
For Mr. Glass, the amount also reflects shares withheld on March 26, 2013 and November 18, 2013 from grants of RSUs in accordance with IRS tax withholding regulations applicable to equity grants with early retirement provisions.

2. Represents the product of the shares vested and the closing price for our common stock as reported on the composite tape of the NYSE on date of vesting (or the last date prior to vesting which is a trading day for the NYSE), which for March 26, 2013 was $32.60, for August 9, 2013 was $43.31, and for November 18, 2013 was $50.21.  For the shares that vested February 22, 2013, the dollar amount realized upon vesting was the average of the high and low prices for our common stock as reported on the composite tape of the NYSE on prior date to vesting, which was $29.615.

Pension Benefits

Retirement Plans

In 2007, we converted our retirement program from a defined benefit to a defined contribution design.  Effective as of December 31, 2007, benefit accruals ceased (i.e., were “frozen”) under the Lincoln National Corporation Retirement Plan for Employees Hired Prior to January 1, 2008 (the “LNC Retirement Plan”).  We also maintain the Employees’ 401(k) Plan and the DC SERP, in which our NEOs, in general, participate.

Excess Retirement Plan

The Lincoln National Corporation Excess Retirement Plan (the “Excess Plan”) paid or “restored” benefits that would have been paid under the LNC Retirement Plan described above if certain limits did not exist under Sections 401(a) and 415 of the IRC limits.  The Excess Plan calculated benefits using the same formula as the qualified retirement plans that it “restored,” but without the imposition of IRS limits.  The amount of the qualified retirement benefit payment is then deducted from, or offset against, the benefit calculated under the Excess Plan.

The Excess Plan was also “frozen” effective as of December 31, 2007.  The present value of the “frozen” accrued benefit under the Excess Plan for each of our NEOs is set forth in the Pension Benefits table below.  No enhancements to benefits payable under the Excess Plan are provided in the event of our change of control on or after January 1, 2008.  The table below provides information on the tax-qualified and non-tax-qualified defined benefit pension benefits for each of the NEOs by plan for 2013.

Pension Benefits

Name	Plan Name	Number of Years Credited Service1 (#)	Present Value of Accumulated Benefit2,3 ($)	Payments During Last Fiscal Year ($)
Dennis R. Glass	LNC Retirement Plan	13	527,795	—
	Excess Plan	13	1,834,001	—
Randal J. Freitag	LNC Retirement Plan	11.5	230,909	—
	Excess Plan	11.5	11,255	—
Charles C. Cornelio	LNC Retirement Plan	10.6	262,068	__
	Excess Plan	10.6	191,354	—
Wilford H. Fuller		N/A	N/A	N/A

Mark E. Konen	LNC Retirement Plan	12	306,699	—
	Excess Plan	12	273,901	—

1.	As a result of freezing the plans, no additional benefits accrue under these plans after December 31, 2007.

2.
The amounts shown for Messrs. Glass, Freitag, Cornelio and Konen reflect the present value of the lump sum payable at age 65 (converted using a discount rate of 5% and the Internal Revenue Service (“IRS”) prescribed IRC 417(e)(3) mortality table for 2014).

3.
Except as noted above, all present values were determined using the same interest rate and mortality assumptions as those used for financial reporting purposes.  Those assumptions are incorporated herein by reference to Note 17 of the Notes to our Consolidated Financial Statements included in Item 8 of the 2013 Form 10-K.

Nonqualified Deferred Compensation

We have adopted the DC SERP, which is a nonqualified plan that permits NEOs, as well as other officers, to defer amounts of salary and annual incentive bonus that cannot be deferred under our tax-qualified Employees’ 401(k) Plan due to the IRC limits.

The amount of eligible compensation (base salary and annual incentive bonus) employees may elect to contribute to the Employees’ 401(k) Plan is subject to annual plan and IRS limits.  During 2013, we contributed to the Employees’ 401(k) Plan: a basic matching contribution, at a rate of one dollar for each dollar contributed, on the first 6% of eligible compensation contributed; a “core contribution” of 4% of eligible compensation; and, for certain employees based on age and years of service as of December 31, 2007, a “transition contribution” up to 8% of eligible compensation.  Any amounts of these “core” and/or “transition” contributions that cannot be contributed to the Employees’ 401(k) Plan due to plan and/or IRC limits will be contributed to the DC SERP.

For all NEOs (except Mr. Glass), an additional contribution—a “special executive credit” as a percentage of “Total Pay”—was made to the DC SERP in 2013.  For the purpose of determining the special executive credit, “Total Pay” under the DC SERP means base salary and annual incentive bonus paid during the fiscal year.  For each NEO, the special executive credit is calculated annually as follows: 15% of Total Pay, expressed as a percentage, offset by the total of: (a) the executive officer’s maximum basic matching contribution opportunity (6%); plus (b) core contributions (4%); plus (c) transition contributions, if any, (up to 8%) as determined under the Employees’ 401(k) Plan and the DC SERP, each expressed as a percentage.

Mr. Glass did not receive a special executive credit in 2013 because he received a transition credit in excess of 5% under the Employees’ 401(k) Plan.  Typically, special executive credits are calculated and credited to the DC SERP by March of the following year.  Effective 2018, the special executive credit will equal 5% of Total Pay for each executive officer as a result of the expiration of the transition contributions.  In 2013, the special executive credits for our NEOs, expressed as a percentage of Total Pay were:  Mr. Freitag 2.4%; Mr. Cornelio 0.4%;
Mr. Fuller 5%; and Mr. Konen 1.6%.

Special executive credits will vest on the earlier of: five years after becoming eligible to receive special executive credits under the DC SERP; death; eligibility for long-term disability benefits under a Company-sponsored plan; or attainment of age 62.  However, executive officers as of January 1, 2008, including Messrs. Glass, Cornelio and Konen, were immediately vested in their special executive credits.

Under the terms of the DC SERP, we agree to pay out amounts based upon the aggregate performance of the investment measures selected by the participant.  DC SERP participants may select from a menu of “phantom” investment options used as investment measures for calculating the investment return notionally credited to their deferrals.  These are the same investment options that are available under the Employees’ 401(k) Plan.  Amounts deferred and contributed under the DC SERP are credited to “notional” (or bookkeeping) accounts, and are subsequently credited with earnings or losses mirroring the performance of the Employees’ 401(k) Plan’s available investment options.  All matching contributions are initially invested in the same investment options that the participant has elected for salary and bonus deferrals and are credited with notional earnings or losses.  Participants may at any time change their investment elections or, subject to our Insider Trading and Confidentiality Policy, transfer amounts between notional investments.  Executive officers, including all NEOs, may only change an investment election with respect to the LNC stock unit fund during permitted trading “window” periods, which generally occur quarterly.  Actual shares of our common stock will be issued in settlement of these stock units when amounts credited to the LNC stock unit fund are actually paid to the participants.  Before settlement, no voting rights or other rights of any kind associated with ownership of our common stock inure to the participants.  The DC SERP is an unfunded plan and represents an unfunded promise to pay the benefits credited to each participant.

The table below provides information regarding each NEO’s deferrals and our contributions to the DC SERP on behalf of each NEO during 2013, as well as each NEO’s aggregate balance under the DC SERP as of December 31, 2013.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY1 ($) (a)	LNC Contributions in Last FY2 ($) (b)	Aggregate Earnings in Last FY ($) (c)	Aggregate Withdrawals/ Distributions ($) (d)	Aggregate Balance Last FYE3 ($) (e)
Dennis R. Glass	252,276	622,418	1,639,375	—	18,945,326
Randal J. Freitag	85,782	178,112	197,175	—	1,091,970
Charles C. Cornelio	80,347	167,665	359,900	—	3,058,159
Wilford H. Fuller	171,072	268,915	600,799	—	1,747,005
Mark E. Konen	106,330	230,551	255,593	—	3,870,502

1. Amounts shown reflect deferral of a portion of salary for 2013, which is included as Salary in the Summary Compensation Table for 2013, and deferral of a portion of the AIP amounts paid in 2013 relating to 2012 performance, which was included as Non-Equity Plan Compensation in the Summary Compensation Table for 2012 (except for Mr. Cornelio who was not previously an NEO) as follows:

Name	Salary ($)	Incentive Plan ($)
Dennis R. Glass	66,000	186,276
Randal J. Freitag	33,517	52,265
Charles C. Cornelio	33,772	—
Wilford H. Fuller	72,600	98,472
Mark E. Konen	37,515	68,815

2.  Amounts shown reflect our employer contributions above applicable IRC limits into the DC SERP during 2013, some of which were included in the All Other Compensation for 2012 in the Summary Compensation Table but credited in 2013.

3.  In addition to the amounts set forth in footnote 1 above, amounts disclosed in this column (other than earnings (losses) on deferred compensation) that were previously reported in prior years’ Summary Compensation Tables, to the extent the NEO was our NEO at such prior time, are as follows:  for Mr. Glass $1,018,987; for Mr. Freitag $121,633; for Mr. Fuller $44,910; and for Mr. Konen $410,636.  Mr. Cornelio was not an NEO in prior years.

Potential Payments Upon
Termination or Change of Control

The narrative below describes the various termination and change of control arrangements applicable to our NEOs at December 31, 2013 that are not available to all employees on a non-discriminatory basis.  The narrative is followed by tables showing potential payments each NEO would have received in the event of their termination (voluntary or involuntary, depending on the circumstances) or our change of control occurring on December 31, 2013.

Change of Control Arrangements

All of our executive officers, including our NEOs, are eligible to participate in the LNC COC Plan.  Each NEO becomes eligible for benefits under the LNC COC Plan, if, in anticipation of, or within two years after our change of control: (i) we, or a successor entity, terminate the executive’s employment for any reason other than “cause” (defined as conviction of a felony, fraudulent or willful misconduct by the executive that is materially and demonstrably injurious to our business or reputation, or the willful and continued failure of the executive to perform his or her duties, despite warning notices), death or disability; or (ii) the executive terminates employment for “good reason” (defined as a “material and adverse” change in the executive’s responsibilities or a reduction in salary or target annual incentive bonus opportunity or our failure to provide compensation and benefits materially similar to those offered in the past – with the exception of broad-based changes to our benefit plans that affect a significant portion of our employees).

If the conditions for payment under the LNC COC Plan are satisfied, a cash payment is paid to the executive based on a multiple of “annual base salary” and “target bonus.”  For purposes of the LNC COC Plan, “annual base salary” means the highest annual rate of salary during the 12-month period immediately preceding the date of termination of employment, and “target bonus” means the higher of: (i) the target set for annual incentive bonus under the 2009 ICP during the calendar year in which the participating executive was terminated; or (ii) the target set in the year in which the change of control occurred. The amount of cash payment payable under the LNC COC Plan is determined as follows:

Chief Executive Officer	3 times the annual base salary	Plus	3 times the target bonus
All Other Participating Executives (including our other NEOs)	2 times the annual base salary	Plus	2 times the target bonus

In addition to the cash payment described above, the following additional benefits and benefit enhancements will be paid to our NEOs under the LNC COC Plan:

•
Reimbursement of premiums paid by the NEO for the continuation of coverage under our welfare benefit plans in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a maximum of 18 months;

•
For purposes of determining eligibility for retiree medical and dental coverage, additional credited service equal to the period that severance pay would be payable to the NEO under our broad-based employees’ severance plan;

•
Vesting of AIP and LTI awards for each completed performance period, with vesting for open performance periods paid at target but pro-rated to reflect the date on which the termination occurred during the performance period in progress (the Compensation Committee has discretion under the 2009 ICP to fully vest awards); and

•
Reimbursement of the cost of outplacement services, up to a maximum of 15% of the participating executive’s highest rate of annual base salary during the 12-month period immediately preceding the date of termination of employment.

Benefits offered under the LNC COC Plan do not include any after-tax payments, or “gross ups,” to cover any excise tax amounts deemed to be “excess parachute payments” under IRC Section 280G.

Executives participating in the LNC COC Plan may be eligible to receive payments under the Lincoln National Corporation Severance Pay Plan or other severance arrangements (as described below).  However, any payments made to executives under those plans will reduce, on a dollar-for-dollar basis, the amount of any cash payment due to such executive under the LNC COC Plan.

The LNC COC Plan also contains non-disparagement and confidentiality obligations as a condition to the receipt of any payments or benefits under the LNC COC Plan.  Additionally, the LNC COC Plan contains a non-solicitation obligation for a period of two years following the date of termination of the executive’s employment.

Change of Control Features of Other Plans and Programs

Unvested grants of Options and RSUs will vest and become either immediately exercisable or non-forfeitable only upon (i) our change of control; and (ii) either: (a) the executive’s employment is terminated for any reason other than “cause;” or (b) the executive terminates his or her employment for “good reason.”  In addition, the Compensation Committee has the discretion to determine whether outstanding LTI awards (performance shares awards) will be paid in shares immediately upon our change of control, including the discretion as to whether to pay at target or maximum.

We also sponsor the Officers’ Severance Plan, which provides for 52 weeks of severance benefits to our officers, including our NEOs, as well as a lump-sum severance stipend of $200/week for each week of the severance period. Executive officers are paid in a lump sum no earlier than the first day of the month that is six months after the date the officer’s job was eliminated.

In order to qualify for benefits under the Officers’ Severance Plan, each affected officer must sign our standard form of agreement, waiver and release of claims that includes a forfeiture-for-competition provision and a non-solicitation provision, among other conditions.  We also maintain the Lincoln National Corporation Severance Pay Plan, which is our broad-based severance plan available to all employees on an equal basis, with eligibility for benefits triggered by job elimination or job restructuring.

Any amounts payable to such executives under the Lincoln National Corporation Severance Pay Plan will offset or reduce, on a dollar-for-dollar basis, any amounts that would otherwise be payable under the Officers’ Severance Plan.  Also, any payments made under the Officers’ Severance Plan will offset, or reduce, on a dollar-for-dollar basis, any payments to an executive under the LNC COC Plan.

Upon a change of control of the Company, executives will receive the following benefit enhancements under the DC SERP:

•	Any unvested Opening Balance account balances and special executive credits will immediately vest.

•
For executives who are eligible for benefits under the LNC COC Plan as of the date of our change of control and who separate from service within two years after such change of control, an additional two (or three in the case of our CEO) years’ worth of core contributions, transition contributions, matching contributions, and special executive credits will be credited in an amount determined as of the executive’s separation from service date.

•	An additional two (or three in the case of our CEO) years of vesting service will be credited if the executive has a Shortfall Balance account.

Potential Payment Tables

The tables below reflect potential payments to each NEO in the event of termination of the NEO’s employment as a result of:

•	early retirement (if applicable);
•	involuntary not-for-cause termination;
•	for cause termination;
•	termination following our change of control; and
•	death or disability.

The tables assume that all LNC Retirement Plan, Excess Plan and DC SERP benefits are paid in a lump sum.  LNC Retirement Plan and Excess Plan benefits are payable either as lump sum or as annuities.  The DC SERP amounts set forth in the tables are payable as either lump sums or as 5-, 10-, 15- or 20-year annual installments.  Under the DC SERP, except for Mr. Fuller, the amounts shown in the Nonqualified Deferred Compensation Table on page 49 of this proxy statement under the Aggregate Balance at fiscal year-end are fully vested as of December 31, 2013, and therefore are fully payable and unaffected by the various termination scenarios.

The amounts shown in the tables assume that such termination was effective as of December 31, 2013, and are, therefore, estimates of the amounts that would be paid out to the NEOs upon their termination.  The amounts actually paid upon termination will differ from these estimates.  The estimates constitute forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  Additional assumptions are described in footnotes to the tables.

For all NEOs as applicable, long-term incentive compensation in tables below reflects the amounts of unvested equity-based awards as of the date of the termination event for which vesting continues post termination or is accelerated as a result of the termination event.  All such awards held by each NEO at December 31, 2013 that would have become vested and/or exercisable upon a termination event are shown at a value using the closing price of our common stock on December 31, 2013 of $51.62.  In general, vesting occurs as follows:

•
Stock Options – Upon the executive’s death or becoming permanently disabled any unvested Options will vest and become exercisable.  Unvested Options will vest and become immediately exercisable upon our change of control if either: (a) the executive’s employment is terminated for any reason other than “cause;” or (b) the executive terminates his or her employment for “good reason.”  If an executive retires or their employment is involuntarily terminated without cause the Options will vest pro-rata for the period the executive was employed during the vesting period, unless the executive has reached age 62, in which case the Options vest in full upon retirement.

•
Restricted Stock Units - Upon the executive’s death or becoming permanently disabled any unvested RSUs will vest.  Unvested RSUs will vest upon our change of control if either: (a) the executive’s employment is terminated for any reason other than “cause;” or (b) the executive terminates his or her employment for “good reason.”  If an executive retires or their employment is involuntarily terminated without cause the RSUs will vest pro-rata for the period the executive was employed during the vesting period.

•
Performance Share awards – Unvested performance shares will vest upon our change of control if either: (a) the executive’s employment is terminated for any reason other than “cause;” or (b) the executive terminates his or her employment for “good reason.”  Upon the executive’s death or becoming permanently disabled, the performance shares will vest pro-rata for the period the executive was employed during the performance period.  If an executive retires or their employment is involuntarily terminated without cause the performance shares will vest pro-rata for the period the executive was employed during the performance period.  We used a payout at target for both the 2012-2014 and 2013-2015 performance cycles.  In addition, under all termination events except a change of control, the performance share awards are not payable until the end of the actual performance cycle.  The effect of a change of control is discussed above beginning on page 49.

The tables exclude benefits, such as accrued vacation pay, distributions from the Employees’ 401(k) Plan, disability benefits and life insurance benefits equal to one times salary, that all employees would be eligible to receive on the same basis.

Dennis R. Glass

The following table shows the potential payments upon termination or our change of control for Dennis R. Glass, our President and CEO.

	Trigger Events
Benefits and Payments	Early Retirement1 ($)	Involuntary Not for Cause Termination2 ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	3,999,600	3,999,600	—	3,999,600	3,999,600	3,999,600
Long-Term Incentive Compensation:
Stock Options	11,745,723	11,745,723	—	11,745,723	11,745,723	11,745,723
Restricted Stock Units	9,635,285	9,635,285	—	9,801,690	9,801,690	9,801,690
Performance Share Awards3	8,249,908	8,249,908	—	8,249,908	4,209,336	4,209,336
Benefits & Perquisites:
LNC Retirement Plan4	574,785	574,785	574,785	574,785	613,801	315,485
Excess Retirement Plan4	1,997,283	1,997,283	1,997,283	1,997,283	2,117,924	1,096,259
DC SERP5	—	—	—	1,544,400	—	—
Miscellaneous Payments6	—	—	—	171,600	—	—
Cash Severance	—	—	—	5,786,770	—	—
Total	36,202,584	36,202,584	2,572,068	43,871,760	32,488,074	31,168,093

1.	Because of Mr. Glass’s years of service and age, this column shows benefits based on early retirement under our plans.

2.
Because of Mr. Glass’s years of service and age, if his employment were involuntarily terminated without cause, he would be entitled to the same benefits as if he had retired under our plans.  As a result, this column shows benefits based on early retirement under our plans.

3.
For all trigger events except retirement and an involuntary termination after a change of control, the Performance Share Awards would be paid pro rata if the performance goals were satisfied.  For retirement an involuntary termination after a change of control, the Performance Awards would be paid in full as if Mr. Glass had provided service to LNC for the entire performance cycle, if the performance goals were satisfied.

4.
Amounts shown for the LNC Retirement Plan and the Excess Plan reflect the lump sum value payable at age 65 of the single life monthly annuity benefits of $3,756 and $13,052, respectively.  The lump sum value was determined using the October 2013 segment rates and the IRC 417(e)(3) Applicable Mortality Table for 2013.  Upon Disability, Mr. Glass receives a temporary annuity (payable until age 65) equal to a percentage of base pay at disability (30% plus 0.5% per year of service) from the LNC Retirement and Excess Retirement Plans.  In addition, Mr. Glass receives a lump sum benefit at age 65 based on the benefit amounts described above (based on a fully phased-in December 2013 segment rates and the IRC 417(e)(3) Applicable Mortality Table for 2013).  Upon Death, Mr. Glass’s beneficiary receives 50% of the LNC Retirement Plan and Excess Retirement Plan benefits that would have been payable to Mr. Glass had he retired, unreduced for early commencement, payable at December 31, 2013 as a single life annuity.

5.
Values for the DC SERP do not reflect the year-end balance shown in the Nonqualified Deferred Compensation Table on page 49 of this proxy statement, as Mr. Glass is fully vested in this amount, which would be payable under each scenario.  Upon Involuntary Termination after “Change of Control,” Mr. Glass receives an additional three years of DC SERP employer contributions under the DC SERP provisions (15.6% annual contributions) based on his rate of pay and target bonus percentage in effect at the date of termination.

6.
Amounts shown under Involuntary Not for Cause Termination reflect a cash stipend provided over the severance period.  Amounts shown under Involuntary Termination after Change-in-Control reflect amounts for outplacement, financial planning, and tax preparation services under the LNC COC Plan.

Randal J. Freitag

The following table shows the potential payments upon termination or our change of control for Randal J. Freitag, our Executive Vice President and CFO.

	Trigger Events
Benefits and Payments	Involuntary Not for Cause Termination1 ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	1,100,235	—	1,100,235	1,100,235	1,100,235
Long-Term Incentive Compensation:
Stock Options	925,140	—	2,459,148	2,459,148	2,459,148
Restricted Stock Units	1,262,130	—	2,053,084	2,053,084	2,053,084
Performance Share Awards	890,978	—	890,978	890,978	890,978
Benefits & Perquisites:
LNC Retirement Plan2	460,220	460,220	460,220	1,128,950	—
Excess Retirement Plan2	22,432	22,432	22,432	132,018	—
DC SERP3	__	—	442,171	34,313	34,313
Miscellaneous Payments4	10,400	—	90,394	—	—
Cash Severance	558,625	—	2,347,230	—	—
Total	5,230,160	482,652	9,865,892	7,798,726	6,537,758

1.
The amounts shown in this column would be payable only in the situation where the officer has been “job eliminated,” as that term is defined in our plan documents, and if the officer has also signed, and not revoked, an agreement, waiver and release in a form acceptable to the Company.  If the officer was involuntarily terminated without cause and there is not an agreement, waiver and release in place between the officer and the Company then no amounts would be payable for AIP or Long-Term Incentive Compensation.

2.
Amounts shown for the Retirement and Excess Retirement Plans reflect the lump sum value payable at age 65 of the single life monthly annuity benefits of $3,002 and $146, respectively.  The lump sum value was determined using the October 2013 segment rates and the IRC 417(e)(3) Applicable Mortality Table for 2013.  Upon Disability, Mr. Freitag receives a temporary annuity (payable until age 65) equal to a percentage of base pay at disability (30% plus 0.5% per year of service) from the LNC Retirement Plan and the Excess Retirement Plan.  In addition, Mr. Freitag receives a lump sum benefit at age 65 based on the benefit amounts described above (based on a fully phased-in December 2013 segment rates and the IRC 417(e)(3) Applicable Mortality Table for 2013).

3.
Values for the DC SERP do not reflect the year-end balance shown in the Nonqualified Deferred Compensation Table on page 49 of this proxy statement, as Mr. Freitag is fully vested in this amount, which would be payable under each scenario.  The Special Executive Credit of $34,313 is payable only under some termination scenarios.  The Special Executive Credit for 2013 is not payable if Mr. Freitag was involuntarily terminated for cause as of December 31, 2013.  Mr. Freitag receives an additional two years of DC SERP employer contributions under the DC SERP provisions (15% annual contributions) based on his rate of pay and target bonus percentage in effect at the date of termination.

4.
Amounts shown under Involuntary Not for Cause Termination reflect a cash stipend provided over the severance period.  Amounts shown under Involuntary Termination after Change-in-Control reflect amounts for outplacement, financial planning, and tax preparation services under the LNC COC Plan.

Charles C. Cornelio

The following table shows the potential payments upon termination or our change of control for Charles C. Cornelio, President of Retirement Plan Services.

	Trigger Events
Benefits and Payments	Involuntary Not for Cause Termination1 ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	1,150,876	—	1,150,876	1,150,876	1,150,876
Long-Term Incentive Compensation:
Stock Options	713,860	—	1,896,583	1,896,583	1,896,583
Restricted Stock Units	993,837	—	1,603,668	1,603,668	1,603,668
Performance Share Awards	668,169	—	668,169	668,169	668,169
Benefits & Perquisites:
LNC Retirement Plan2	456,973	456,973	456,973	1,003,367	—
Excess Retirement Plan2	333,668	333,668	333,668	837,396	—
DC SERP3	5,356	—	518,407	5,356	5,356
Miscellaneous Payments4	10,400	—	82,108	—	—
Cash Severance	564,570	—	2,653,479	—	—
Total	4,897,710	790,641	9,363,931	7,165,415	5,324,652

1.
The amounts shown in this column would be payable only in the situation where the officer has been “job eliminated,” as that term is defined in our plan documents, and if the officer has also signed, and not revoked, an agreement, waiver and release in a form acceptable to the Company.  If the officer was involuntarily terminated without cause and there is not an agreement, waiver and release in place between the officer and the Company then no amounts would be payable for AIP or Long-Term Incentive Compensation.

2.
Amounts shown for the LNC Retirement Plan and the Excess Plan reflect the lump sum value payable at age 65 of the single life monthly annuity of $2,981 and $2,176, respectively, payable at age 65.  The lump sum value was determined using the October 2013 segment and the IRC 417(e)(3) Applicable Mortality Table for 2013.  Upon Disability, Mr. Cornelio receives a temporary annuity (payable until age 65) equal to a percentage of base pay at disability (30% plus 0.5% per year of service) from the Retirement and Excess Retirement Plans.  In addition, Mr. Cornelio receives a lump sum benefit at age 65 based on the benefit amounts described above (based on a fully phased-in December 2013 segment rates and the IRC 417(e)(3) Applicable Mortality Table for 2013).  Upon Death, Mr. Cornelio’s beneficiary receives 50% of the LNC Retirement Plan and Excess Retirement Plan benefits that would have been payable to Mr. Cornelio had he retired, unreduced for early commencement, payable at December 31, 2013 as a single life annuity.

3.
Values for the DC SERP do not reflect the year-end balance shown in the Nonqualified Deferred Compensation Table on page 49 of this proxy statement, as Mr. Cornelio is fully vested in this amount, which would be payable under each scenario.  The Special Executive Credit of $5,356 is payable only under some termination scenarios.  The Special Executive Credit for during 2013 is not payable if Mr. Cornelio was involuntarily terminated for cause as of December 31, 2013.  Mr. Cornelio receives an additional two years of DC SERP employer contributions under the DC SERP provisions (15% annual contributions) based on his rate of pay and target bonus percentage in effect at the date of termination.

4.
Amounts shown under Involuntary Not for Cause Termination reflect a cash stipend provided over the severance period.  Amounts shown under Involuntary Termination after Change-in-Control reflect amounts for outplacement, financial planning, and tax preparation services under the LNC COC Plan.

Wilford H. Fuller

The following table shows the potential payments upon termination or our change of control for Wilford H. Fuller, the President of Lincoln Financial Group Distribution.

	Trigger Events
Benefits and Payments	Involuntary Not for Cause Termination1 ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	2,103,658	—	2,103,658	2,103,658	2,103,658
Long-Term Incentive Compensation:
Stock Options	782,075	—	2,089,089	2,089,089	2,089,089
Restricted Stock Units	1,332,108	—	2,162,072	2,162,072	2,162,072
Performance Share Awards	729,356	—	729,356	729,356	729,356
Benefits & Perquisites:
DC SERP2	__	—	933,057	106,260	106,260
Miscellaneous Payments3	10,400	—	79,200	—	—
Cash Severance	484,000	—	3,291,200	—	—
Total	5,441,597	0	11,387,633	7,190,436	7,190,436

1.
The amounts shown in this column would be payable only in the situation where the officer has been “job eliminated,” as that term is defined in our plan documents, and if the officer has also signed, and not revoked, an agreement, waiver and release in a form acceptable to the Company.  If the officer was involuntarily terminated without cause and there is not an agreement, waiver and release in place between the officer and the Company then no amounts would be payable for AIP or Long-Term Incentive Compensation.

2.
Values for the DC SERP do not reflect the year-end balance shown in the Nonqualified Deferred Compensation Table on page 49 of this proxy statement, as Mr. Fuller is fully vested in this amount, which would be payable under each scenario.  The Special Executive Credit of $106,260 is payable only under some termination scenarios.  The Special Executive Credit for 2013 is not payable if Mr. Fuller was involuntarily terminated for cause as of December 31, 2013.

3.
Amounts shown under Involuntary Not for Cause Termination reflect a cash stipend provided over the severance period.  Amounts shown under Involuntary Termination after Change-in-Control reflect amounts for outplacement, financial planning, and tax preparation services under the LNC COC Plan.

Mark E. Konen

The following table shows the potential payments upon termination or our change of control for Mark E. Konen, President of Insurance and Retirement Solutions.

	Trigger Events
Benefits and Payments	Involuntary Not for Cause Termination1 ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	1,323,529	—	1,323,529	1,323,529	1,323,529
Long-Term Incentive Compensation:
Stock Options	1,119,606	—	2,941,464	2,941,464	2,941,464
Restricted Stock Units	1,591,371	—	2,533,644	2,533,644	2,533,644
Performance Share Awards	1,055,784	—	1,055,784	1,055,784	1,055,784
Benefits & Perquisites:
LNC Retirement Plan2	518,143	518,143	518,143	1,027,016	344,761
Excess Retirement Plan2	462,733	462,733	462,733	982,383	307,892
DC SERP3	28,355	—	478,535	28,355	28,355
Miscellaneous Payments4	10,400	—	100,388	—	—
Cash Severance	625,250	—	3,001,200	—	—
Total	6,735,171	980,876	12,415,420	9,892,175	8,535,429

1.
The amounts shown in this column would be payable only in the situation where the officer has been “job eliminated,” as that term is defined in our plan documents, and if the officer has also signed, and not revoked, an agreement, waiver and release in a form acceptable to the Company.  If the officer was involuntarily terminated without cause and there is not an agreement, waiver and release in place between the officer and the Company then no amounts would be payable for AIP or Long-Term Incentive Compensation.

2.
Amounts shown for the LNC Retirement Plan and the Excess Plan reflect the lump sum value payable at age 65 of the single life monthly annuity benefits of $3,380 and $3,018, respectively.  The lump sum value was determined using the October 2013 segment and the IRC 417(e)(3) Applicable Mortality Table for 2013.  Upon Disability, Mr. Konen receives a temporary annuity (payable until age 65) equal to a percentage of base pay at disability (30% plus 0.5% per year of service) from the Retirement and Excess Retirement Plans.  In addition, Mr. Konen receives a lump sum benefit at age 65 based on the benefit amounts described above (based on a fully phased-in December 2013 segment rates and the IRC 417(e)(3) Applicable Mortality Table for 2013).  Upon Death, Mr. Konen’s beneficiary receives 50% of the LNC Retirement Plan and Excess Retirement Plan benefits that would have been payable to Mr. Konen had he retired, unreduced for early commencement, payable at December 31, 2013 as a single life annuity.

3.
Values for the DC SERP do not reflect the year-end balance shown in the Nonqualified Deferred Compensation Table on page 49 of this proxy statement, as Mr. Konen is fully vested in this amount, which would be payable under each scenario.  The Special Executive Credit of $28,355 is payable only under some termination scenarios.  The Special Executive Credit for 2013 is not payable if Mr. Konen was involuntarily terminated for cause as of December 31, 2013.  Upon Involuntary Termination after “Change of Control,” Mr. Konen receives an additional two years of DC SERP employer contributions under the DC SERP provisions (15% annual contributions) based on his rate of pay and target bonus percentage in effect at the date of termination.

4.
Amounts shown under Involuntary Not for Cause Termination reflect a cash stipend provided over the severance period.  Amounts shown under Involuntary Termination after Change-in-Control reflect amounts for outplacement, financial planning, and tax preparation services and welfare benefits under the LNC COC Plan.

ITEM 3 – ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, shareholders may vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.  As discussed in detail in the Compensation Discussion & Analysis section of this proxy statement, our compensation principles and underlying programs are designed to attract, motivate and retain key executives who are crucial to our long-term success.  The compensation paid to our named executive officers reflects our commitment to pay for performance by delivering a significant portion of their compensation as variable pay in the form of long-term equity awards and the annual incentive award.

In addition, we recognize that strong governance principles are essential to an effective executive compensation program. These governance principles and our executive compensation philosophy are established by an independent Compensation Committee that is advised by an independent consultant.  The Compensation Committee regularly reviews the compensation programs for our executive officers to ensure they continue to support our objectives of aligning our executive compensation structure with our shareholders’ interests and current market practices.  Key features of our compensation programs include:

•
Compensation Tied to Enterprise Performance and Shareholder Return.  Our annual and long term incentive compensation programs, AIP and LTI, have balanced performance measures and goals that tie executive compensation to key enterprise performance metrics and shareholder return.

•
Compensation Programs Incorporate Best Practices.   The LNC COC Plan does not have an excise tax gross-up provision and our equity grants have a double trigger vesting requirement upon a change of control.

•
Pay for Performance.  We link the largest portion of targeted direct compensation for our executives to the performance of the company as a whole.  For 2013, 88% of the CEO’s compensation was at risk and variable.

•
Equity Compensation Subject to Share Ownership Requirements. Our executives are subject to stock ownership guidelines to further align their interests with the long-term interests of our shareholders.  The CEO is required to hold equity in an amount equal to seven times his base salary.  In addition, he must retain 25% of the value of the shares received net of taxes upon vesting or exercise.

Our compensation policies and procedures are described in detail on pages 23 to 56 of this proxy statement.

The advisory vote on this proposal is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote.  However, our Board and the Compensation Committee will consider the voting results in determining compensation policies and decisions, including taking such actions, if any, with regard to future executive compensation decisions as the Board or Committee may determine to be appropriate.  Notwithstanding the advisory nature of the vote, the resolution will be approved if the votes cast for the proposal exceed those cast against the proposal.  Abstentions and broker non-votes will not count as votes cast either for or against the proposal.  The Company currently intends to annually hold a non-binding advisory vote on executive compensation.  Accordingly, the next such vote will be held at the Company’s 2015 Annual Meeting.

The Board unanimously recommends that shareholders support this proposal and vote FOR the following resolution:

“Resolved, that the shareholders approve the compensation of executives of the Company, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables regarding named executive officer compensation, together with the accompanying narrative disclosure, in this proxy statement.”

ITEM 4 – APPROVAL OF THE LINCOLN NATIONAL CORPORATION 2014 INCENTIVE COMPENSATION PLAN

We are requesting that our shareholders vote in favor of the adoption of the Lincoln National Corporation 2014 Incentive Compensation Plan (the “2014 ICP”).

Approval of the 2014 ICP will provide for 8.1 million additional shares for the Company to grant short- and long-term incentive compensation to its officers, employees, agents and brokers (“eligible persons”).

In order to continue to attract and retain valuable employees, we are seeking approval of the 2014 ICP to provide (i) additional shares issuable to eligible persons and (ii) continued flexibility in the types and terms of incentive instruments that we issue in order to remain competitive. In addition, as of December 31, 2013, there were only 3,825,323 shares available for grants under our 2009 ICP.  The shares available under the 2009 ICP will remain available for issuance even if shareholders approve the 2014 ICP.

We also have the LNC Stock Option Plan for Non-Employee Directors (the “Directors’ Option Plan”), which as of December 31, 2013 had 165,153 shares available for issuance, and the LNC Deferred Compensation Plan for Non-Employee Directors (the “Directors’ DCP”), which had 347,977 shares available for issuance at December 31, 2013.  None of our officers or employees is eligible to receive awards under the Directors’ Option Plan or the Directors’ DCP.

Our Board of Directors believes that our executive compensation program, and particularly the granting of equity awards, allows the Company to align the interests of its executives and other employees of the Company who are selected to receive awards with those of shareholders by rewarding long-term decision-making and actions for the benefit of the Company. The Company believes that equity-based compensation assists in the attraction and retention of qualified executives and other employees and provides them with additional incentive to devote their best efforts to pursue and sustain our long-term performance, enhancing the value of the Company for the benefit of its shareholders. Furthermore, the Company believes it is important to have the flexibility to grant various types of equity awards to its executives and employees so that it can react appropriately to the changing competitive environment while being mindful of the impact on shareholders.

Shareholder approval of the 2014 ICP is intended to, among other things, comply with the rules and regulations of the NYSE and will permit (but not require) certain  awards to qualify for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”).  In order for awards under the 2014 ICP to be eligible to qualify as “performance-based compensation” for purposes of Code Section 162(m), the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by the Company’s shareholders every five (5) years. The material terms include (i) the persons eligible to receive awards under the 2014 ICP, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an eligible persons under the performance goals in a given time period. Each of these aspects is discussed below, and approval of the 2014 ICP will constitute approval of, among other things, the eligibility requirements, performance goals, and limits on various types of awards available for grant under the 2014 ICP for purposes of Code Section 162(m).  Even though we are seeking shareholder approval for purposes of Code Section 162(m), the Company may choose to grant awards under the 2014 ICP that do not qualify for the performance-based compensation exemption under Code Section 162(m).

The Board of Directors approved the 2014 ICP subject to shareholder approval.  The closing price of a share of our common stock on the New York Stock Exchange on March 17, 2014 was $50.41.

Highlights of the 2014 ICP include the following:

•	The 2014 ICP will be administered by an independent committee.

•	No repricing of stock options or stock appreciation rights (“SARs”) is permitted without prior shareholder approval.

•	Stock options and SARs cannot be granted with an exercise price that is less than 100% of fair market value on the date of grant.

•	There is no evergreen provision under the 2014 ICP.

•	There are vesting limitations on the payment of dividends.

•	Awards are subject to double trigger equity vesting upon a change of control.

Required Shareholder Vote

A majority of the votes cast is required for approval of the 2014 ICP.  Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes and abstentions will not have an effect on the vote.

Selected Equity Plan Data as of December 31, 2013

The following table provides a breakdown of the outstanding equity awards and the shares remaining available for grant under our equity plans.

Stock Options Outstanding	6,105,327
Weighted Average Exercise Price	$39.66
Weighted Average Remaining Term	4.96 years
Restricted Stock Units Outstanding	1,630,407
Performance Shares Outstanding (shown at maximum)	1,421,924

Shares remaining for grant under the 2009 ICP	3,825,323 1,2
Shares remaining for grant under the Directors’ DCP	347,977
Shares remaining for grant under the Directors’ Option Plan	165,153

1.  Assumes outstanding performance awards paid at maximum.
2.  Under the 2009 ICP stock-based awards are granted from a pool of available shares, with stock options counting as 1  share and full value awards (restricted stock units, performance shares, etc.) counting as 1.63 shares.

Summary of the 2014 ICP

The following is a summary of certain material features of the 2014 ICP, which is qualified in its entirety by reference to the complete terms of the 2014 ICP attached as Exhibit 6 to this proxy statement.

Purpose

The Board of Directors approved the 2014 ICP, subject to shareholder approval, for the purpose of providing incentives to the eligible persons in order to:

•	Encourage share ownership and align compensation with performance results and shareholder interests;

•	Provide performance incentives that promote the long-term goals of the Company and the creation of shareholder value; and

•	Provide competitive incentive compensation sufficient to attract, retain and motivate key officers, employees, and other persons who provide services to the Company.

Summary of Key Terms

The following is a summary of the key provisions of the 2014 ICP.

Award Types
The following types of awards (collectively “awards”) are available for issuance under the 2014 ICP:

• incentive stock options (“ISOs”);
• nonqualified stock options;
• SARs;
• restricted stock;
• restricted stock units (“RSUs”);
• deferred stock units and other stock-related awards; and
• performance or annual incentive awards that may be settled in cash, stock, or other property.

The terms and conditions of each award will be determined by the Compensation Committee and will be set forth in a written award agreement.
Term	If shareholders approve the 2014 ICP, it will become effective on May 22, 2014. The 2014 ICP will expire on May 22, 2024 and, as such, no award may be granted under the 2014 ICP after this date.
Code 162(m) Share Limits
Code Section 162(m) requires among other things that the maximum number of shares and cash awarded to an individual must be approved by shareholders in order for the awards under the 2014 ICP to be eligible for treatment as qualified performance-based compensation that will not be subject to the $1 million limitation on tax deductibility for compensation paid to specified senior executives.

Accordingly, in any fiscal year of the Company, no individual participant may be granted an award under the 2014 ICP (taking into account any similar awards granted under any preexisting plan during that fiscal year) with respect to more than 2,000,000 shares of stock per award type.  In addition, the maximum cash amount that may be earned (i) as an annual incentive award or other annual award payable in cash in respect of any fiscal year of the Company by any individual participant shall be $8,000,000, and (ii) as a performance award or other award payable in cash in respect of any individual performance period by any individual participant shall not exceed $8,000,000 in any 12-month period (in each case, taking into account any similar awards granted under any preexisting plan during the applicable fiscal year or 12-month period).

Eligible Participants
All officers, employees, agents and brokers of the Company and our subsidiaries are eligible to be granted awards under the 2014 ICP.  It is anticipated that approximately 1,000 persons would be eligible to receive awards under the 2014 ICP.

Determination of Shares Available Under the Plan

In order to decide upon a number of the 2014 ICP features, including the number of shares to be available for awards, the Compensation Committee consulted Pay Governance LLC, its independent compensation adviser.  Pay Governance examined a number of factors, including our burn rate, and performed a dilution analysis. The Compensation Committee and the Board of Directors considered Pay Governance’s analysis and advice in reaching its decision on the total number of shares to be available for grant under the 2014 ICP.  If approved by shareholders, a maximum of 8.1 million shares will be available for grants of all equity awards under the 2014 ICP.

Burn Rate

The following table sets forth the information regarding the awards granted, the burn rate for each of the last three years and the average burn rate over the last three years.  The burn rate has been calculated as the quotient of (i) the sum of (x) all stock options/SARs granted in such year and (y) RSUs and the target number of performance share awards granted in such year, divided by (ii) the weighted average number of shares of common stock outstanding at the end of such year.

BURN RATE
(Shares in thousands)

	Year Ended December 31,
	2013	2012	2011
Options/SARS granted	1,152,402	1,053,755	587,169
RSUs/Performance Shares granted	843,518	1,072,673	755,531	3-Year
Weighted Average shares of common stock outstanding	265,631,377	280,648,391	307,216,181	Average
Burn Rate	0.75%	0.76%	0.44%	0.65%

The burn rate means that we used an average of 0.65% of the weighted average shares outstanding for grants over the past three years under the 2009 ICP and the Directors’ Option Plan.

Dilution Analysis

As of December 31, 2013, our capital structure consisted of 265.6 million weighted average shares of common stock outstanding and no shares of preferred stock.  The table below represents our potential overhang levels based on our common stock outstanding and our request for 8.1 million additional shares to be available for awards pursuant to the 2014 ICP.  The 8.1 million shares represent 3.08% of our outstanding shares as of December 31, 2013.  Our Board of Directors believes that the increase in shares of common stock under the 2014 ICP represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity incentives, an important component of our overall compensation program.  This conclusion is based in part on an analysis of the equity grant practices of companies within our industry classification and a market capitalization that is similar to ours.

Potential Overhang with 8.1 Million Additional Shares
Equity Awards outstanding as of December 31, 2013	8,563,751
Shares available for grant under existing plans as of December 31, 2013	4,338,453
Additional shares requested	8,100,000
Total Potential Dilution, or Overhang	21,002,204
Common Stock Outstanding as of December 31, 2013	262,896,701
Potential Dilution as a Percentage of Common Stock Outstanding	7.99%

As of December 31, 2013, there were 3,825,323 shares available for awards under the 2009 ICP and such shares will remain available for grant even if the 2014 ICP is approved by shareholders. Additionally, 165,153 shares are available under the Stock Option Plan for Non-Employee Directors, under which our officers and other employees are not eligible to receive awards.  Based on our burn rate, we believe that the sum of the 8.1 million shares plus the remaining shares available under the 2009 ICP will provide us an opportunity to grant equity awards for approximately five (5) years before we would need to seek shareholder approval of more shares.

Plan Administration, Amendment and Termination

The 2014 ICP will be administered by the Compensation Committee, which is comprised entirely of “outside directors” for purposes of Code Section 162(m), “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act, and “independent directors” for purposes of the NYSE rules.  Subject to the terms and conditions of the 2014 ICP, the Compensation Committee has the full power and authority to:

•	interpret the provisions of the 2014 ICP;
•	select participants;
•	determine the type and number of awards to be granted;
•	determine the number of shares of common stock covered by an award;
•	specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof);
•	set other terms and conditions of such awards;
•	prescribe the forms of award agreements;
•	adopt, amend and rescind rules applicable to the 2014 ICP; and
•	make all other determinations that may be necessary or advisable for the administration of the 2014 ICP.

The Compensation Committee may, in its discretion, convert any award or the value of any award (other than options or SARs) under the 2014 ICP, subject to applicable laws and regulations, into deferred stock units which will be administered under our plans relating to nonqualified deferred compensation.

The Compensation Committee may, in its discretion, convert any award or the value of any award (other than options or SARs) under the 2014 ICP, subject to applicable laws and regulations, into deferred stock units which will be administered under our plans relating to nonqualified deferred compensation.

The Board of Directors, or the Compensation Committee acting pursuant to authority delegated to it by the Board, may amend, alter, suspend, discontinue, or terminate the 2014 ICP or the Compensation Committee’s authority to grant Awards without further shareholder approval.  However, the Board of Directors may not amend the 2014 ICP without shareholder approval to the extent such approval is required under applicable law or the NYSE’s listing standards.  The Board of Directors or the Compensation Committee may not amend the 2014 ICP or the terms of any award previously granted without the consent of the affected participant, if such action would materially and adversely impair the rights of such participant under any outstanding award.  Neither the Board of Directors nor the Compensation Committee may amend the terms of any stock option or SAR to reduce its exercise price, or cancel or replace any outstanding stock options or SARs in exchange for stock options or rights with lower exercise prices or for other awards or cash (other than as a result of adjustments made in the event of a merger, reorganization, stock dividend, stock split or other corporate structure change as provided in the
2014 ICP).

Unless earlier terminated by the Board, the 2014 ICP will terminate at such time as no shares remain available for issuance under the 2014 ICP, or May 22, 2024, whichever is earlier.  Awards outstanding as of the date of termination will not be affected by the 2014 ICP’s termination.

Available Shares

Subject to certain adjustments set forth in the 2014 ICP, a total of 8.1 million shares of common stock would be available for issuance under the 2014 ICP and shall consist of authorized but unissued shares of common stock held in treasury.  The number of shares available for issuance under the 2014 ICP is subject to adjustment to reflect stock splits, reorganizations and similar events.  During any fiscal year of the Company the number of shares of common stock issued as a bonus or in lieu of other obligations, and other stock-based awards granted to any one participant shall not exceed 2,000,000 shares for each type of such award, subject to adjustment in certain circumstances.  The maximum amount that may be earned as an annual incentive award or other cash award (payable currently or on a deferred basis) in any fiscal year by any one participant is $8,000,000, and the maximum amount that may be earned as a performance award or other cash award (payable currently or on a deferred basis) in respect of a performance period by any one participant is $8,000,000.

Shares covered by the unvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any terminated, canceled, expired or forfeited award or portion thereof under the 2014 ICP will again be available for issuance under the 2014 ICP.  Any shares attributable to a portion of any award granted under the 2014 ICP that is settled in cash in lieu of shares will become available again under the 2014 ICP.  However shares that are withheld or delivered for tax withholding or in connection with the exercise price or net share settlement of a stock option or SAR will not be made available again.

Awards

The 2014 ICP authorizes grants of a variety of awards described below.  The Compensation Committee determines the terms and conditions of each award at the time of grant, including whether payment of awards may be subject to the achievement of performance goals, consistent with the provisions of the 2014 ICP.

Stock Options and SARs

The Compensation Committee is authorized to grant stock options (both incentive stock options and non-qualified stock options) and SARs under the 2014 ICP.  Stock option awards entitle a participant to purchase shares of LNC common stock during the option term at a fixed price that is set by the Compensation Committee on the date of grant.  SARs entitle a participant to receive on exercise, the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR.  The exercise price of a stock option and the grant price of a SAR are determined by the Compensation Committee, but may not be less than the fair market value of a share of our common stock on the date of grant.  Under the 2014 ICP, unless otherwise determined by the Compensation Committee, the fair market value of our common stock is the closing price of a share of common stock, as quoted on the composite transactions table on the NYSE, on the date of grant.

The maximum term of each stock option or SAR, the times at which each stock option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Compensation Committee.  No stock option or SAR may have a term exceeding ten (10) years.  Options may be exercised by payment of the exercise price in cash, common stock or outstanding awards having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time.  Methods of exercise and settlement and other terms of the SARs are determined by the Compensation Committee.  To date, we have only granted SARs settleable exclusively in cash.

Restricted Stock, Restricted Stock Units and Deferred Stock Units

The Compensation Committee is authorized to grant restricted stock, RSUs and deferred stock units.  Restricted stock is a grant of common stock issued with such contingencies or restrictions as the Compensation Committee may impose.  Until the conditions or contingencies are satisfied or lapse, the stock is subject to forfeiture.  A recipient of a restricted stock award has the right to vote the shares and receive dividends on them unless the Compensation Committee determines otherwise.  If the recipient ceases to be an employee before the end of the contingency period, the award is forfeited, subject to such exceptions as authorized by the Compensation Committee.

An RSU represents a phantom share of our common stock that evidences the right to receive shares of common stock upon the satisfaction of such contingencies or restrictions as the Compensation Committee may impose.  An award of deferred stock units is credited to a bookkeeping reserve account in accordance with the terms of the Company’s plans relating to nonqualified deferred compensation.  Deferred stock units provide a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of the deferral period.  Prior to settlement, an award of RSUs or deferred stock units carries no voting or dividend rights or other rights associated with share ownership, although the Committee may provide for the receipt of dividend equivalents.

Bonus Stock and Awards in Lieu of Cash Obligations

The Compensation Committee is authorized to grant shares of our common stock as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to any terms specified by the Compensation Committee.

Other Stock-Based Awards

The 2014 ICP authorizes the Compensation Committee to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock.  Such awards might include: (i) convertible or exchangeable debt securities; (ii) other rights convertible or exchangeable into shares; (iii) purchase rights for shares; (iv) awards with value and payment contingent upon our performance or any other factors designated by the Committee; and (v) awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries.  The Compensation Committee determines the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding, and forfeiture conditions and restrictions on awards.

Performance Awards, Including Annual Incentive Awards

The Compensation Committee may grant awards that are subject to performance conditions specified by the Compensation Committee.  A performance award may be in any form of award permitted under the 2014 ICP.  The 2014 ICP also authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares or other awards upon achievement of pre-established performance goals during a specified one-year performance period.  Although the 2014 ICP is designed so that performance awards and annual incentive awards can be exempt from the $1 million deduction limit on compensation under Code Section 162(m), the Compensation Committee may elect to provide for non-deductible awards under the 2014 ICP.

The performance measures to be achieved as a condition of payment or settlement of a performance award or annual incentive award will: (i) include one or more business criteria for the Company on a consolidated basis, and/or for specified subsidiaries or business units of the Company and (ii) have established targeted level or levels of performance with respect to each such business criterion.  In the case of performance awards intended to meet the requirements of Section 162(m), the business criteria used must be one of those specified in the 2014 ICP, although for other participants the Compensation Committee may specify any other criteria.  The business criteria specified in the 2014 ICP are: (1) earnings (total or per share); (2) revenues or growth in revenues; (3) cash flow, change in cash flow or cash flow return on investment; (4) assets, return on assets, growth in assets, return on investment, capital or return on capital, return on equity, or shareholder equity (total or per share); (5) economic value added or insurance-imbedded value added; (6) operating margin; (7) net income or growth in net income (total or  per share), pretax earnings or growth in pretax earnings (total or per share), pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and extraordinary or special items; (8) operating earnings or income from operations; (9) statutory income; (10) total shareholder return; (11) profit margins; (12) premiums and fees, or growth in premiums and fees, including service fees; (13) book value; (14) membership and growth in membership; (15) market share or change in market share; (16) stock price or change in stock price; (17) market capitalization, change in market capitalization, or return on market value; (18) economic value added or market value added; (19) expense ratios, expense savings, budgets, product cost reduction through advanced technology, or other expense management measures; (20) productivity ratios or other measures of operating efficiency or effectiveness; (21) risk-based capital ratio; (22) ratio of claims or loss costs to revenues; (23) satisfaction measures: customer, provider, or employee; (24) implementation or completion of critical projects or processes; (25) product development, product release schedules, new product innovation, brand recognition/acceptance; and (26) any of the above goals as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies.

Dividends

No dividends may be paid on stock options or SARs.  Dividend equivalents may not be paid on any unvested RSUs, performance shares, or deferred stock units, but will be accrued and paid only upon settlement of the award, unless the Compensation Committee determines that no dividend equivalents may be accrued or paid.

Stock Option and SAR Repricing Prohibited

The 2014 ICP prohibits repricing of stock options or SARs without shareholder approval.  Repricing means the cancellation of a stock option or SAR in exchange for cash, other awards or the grant of a new stock option or SAR with a lower exercise price than the original stock option or SAR, or the amendment of an outstanding award to reduce the exercise price.

Adjustment Provision

The 2014 ICP provides for adjustments of awards and shares authorized for issuance under the 2014 ICP in the event of stock splits or dividends, recapitalizations, mergers, consolidations, and other changes in the corporate structure affecting the Company’s stock.  In any such event, the Board of Directors will make appropriate adjustments to the 2014 ICP and/or to outstanding awards, which may include changes in the number of remaining shares under the 2014 ICP, the number of remaining shares subject to outstanding awards, and the maximum number of shares that may be granted or delivered to any participant.  The Board of Directors will make adjustments in the number and kind of shares, as well as the option price or other price of shares, subject to outstanding awards as it believes to be equitable and appropriate.

Transferability of Awards

Awards granted under the 2014 ICP generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may, in its discretion, permit transfers for estate planning or other purposes; provided however, that awards may not be transferred to a third party for value.

Other Terms of Awards

In general, awards may be settled in the form of cash, common stock, other awards, or other property, in the discretion of the Compensation Committee.  The Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles.  The Compensation Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of our obligations under the 2014 ICP.  The Compensation Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations.

Awards under the 2014 ICP are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.

Cancellation, Rescission and Recoupment of Awards

The Compensation Committee may cancel or rescind awards if the participant fails to comply with certain noncompetition, nonsolicitation, confidentiality or intellectual property covenants.  For instance, awards may be canceled or rescinded if the participant engages in competitive activity while employed by us, or for certain participants, or within a specified period following termination of employment.  In addition, awards granted under the 2014 ICP will be subject to any clawback policy adopted by us, and as in effect from time to time.

Acceleration of Vesting

The Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and vesting will occur automatically in the case of our “change of control,” except to the extent otherwise determined by the Compensation Committee at the date of grant.  In addition, the Compensation Committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change of control.  Except to the extent otherwise determined by the Compensation Committee at the date of grant, upon a participant’s involuntary termination of employment other than for cause (as that term is defined in the applicable award agreement) within two years after the occurrence of our change of control, stock options will become fully vested and exercisable and restrictions on restricted stock and deferred stock units will lapse.  “Change of control” is defined to include a variety of events, including the acquisition by certain individuals or entities of twenty percent or more of our outstanding common stock, significant changes in our Board of Directors, certain reorganizations, mergers and consolidations involving us, and the sale or disposition of all or substantially all of our consolidated assets.

The definition of a “change of control” applicable to the 2014 ICP is shown in the Appendix to Exhibit 6 beginning at page E-25.

New Plan Benefits

Any awards under the 2014 ICP will be subject to the discretion of our Compensation Committee.  As a result, it is not possible to determine the number or type of awards that will be granted to any person under the 2014 ICP.  The awards granted for the 2013 fiscal year would not have changed if the 2014 ICP had been in place. The awards granted for the 2013 fiscal year are set forth in the following table (and, for our named executive officers, are also set forth in the Summary Compensation Table and Grants of Plan-Based Awards table at pages 40 and 43, respectively, of this proxy statement.)

Name and Principal Position	Dollar Value 1 ($)	Number of Shares/Units 1 (#)
Dennis R. Glass, President and CEO	10,339,075	425,757
Randal J. Freitag, Executive Vice President and CFO	2,436,080	89,714
Charles C. Cornelio, President, Retirement Plan Services	2,207,027	70,930
Wilford H. Fuller, President, Lincoln Financial Group Distribution	3,285,523	79,388
Mark E. Konen, President, Insurance and Retirement Solutions	2,906,523	106,312
Current Executive Officers as a Group	27,188,000	961,623
Current Non-Employee Directors as a Group	0	0
Current Employees Other Than Executive Officers as a Group	44,745,938	2,181,171

1  The Dollar Value column includes the value of both cash awards and stock awards.  The Number of Shares/Units Column includes only stock awards.

Federal Income Tax Implications of the Plan

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to awards under the 2014 ICP. This summary of the federal income tax consequences in respect of the 2014 ICP is for general information only.  Interested parties should consult their own advisers as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

The grant of a stock option or SAR will create no tax consequences for the participant or us.  A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply).  Upon exercising a stock option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise.  Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price.  Otherwise, a participant’s disposition of shares acquired upon the exercise of a stock option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the stock option or SAR).

We will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with a stock option or SAR, subject to Code Section 162(m).  We are generally not entitled to a tax deduction relating to amounts that represent a capital gain to a participant.  Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

With respect to awards granted under the 2014 ICP that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received.  Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance.  We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, subject to Code Section 162(m).

With respect to awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the IRS within 30 days after the receipt of the shares or other property. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, subject to Code Section 162(m).

Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Code Section 280G and, to such extent, will be non-deductible by us and subject to a 20% excise tax payable by the participant.

The table below shows information as of December 31, 2013 regarding securities authorized for issuance under all of our equity compensation plans.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders(4)	8,563,751(1)	$34.00	4,338,453 (2)
Equity compensation plans not approved by shareholders	—	N/A	—
Total	8,563,751(3),(4)	$34.00(4)	4,338,453

1. This amount excludes outstanding stock options assumed in connection with our acquisition of Jefferson Pilot Corporation (“JP”) under which no new awards may be granted.  The total outstanding stock options, including those with service and performance conditions, and including stock options under the JP Plans, are 6,105,327 which have a weighted average exercise price of $39.66 and a weighted average remaining contractual term of 4.96 years.

2. Includes up to:

•
3,825,323 securities available for issuance in connection with stock options, restricted stock, restricted stock units, performance stock units, deferred stock and deferred stock unit awards under the 2009 ICP,

•	165,153 securities available for issuance in connection with stock options under the Directors’ Option Plan; and
•	347,977 securities available for issuance in connection with deferred stock units under the Directors’ DCP, which are vested upon grant.

Shares that may be issued in payment of awards, other than stock options and SARs, granted after May 13, 2009, reduce the number of securities remaining available for future issuance under the 2009 ICP at a ratio of 1.63 to 1.

3.  This amount includes the following:

•
1,421,924 represent the number of performance shares assuming the maximum amounts potentially payable under the awards in shares.  710,962 is the target number of performance shares that were outstanding as of December 31, 2013, as set forth in Note 19 of the Notes to the Consolidated Financial Statements, included in Item 8 of the 2013 Form 10-K.  The performance share awards have not been earned as of December 31, 2013.  The number of shares, if any, to be issued pursuant to such awards will be determined based upon performance over the applicable three-year performance period.   The long-term incentive awards are all issued under 2009 ICP;

•	1,630,407 outstanding restricted stock units;
•	3,266,406 outstanding stock options with service conditions granted under the 2009 ICP and the Directors’ Option Plan;
•	1,176,974 outstanding stock options with performance conditions; and
•
1,068,040 outstanding deferred stock units, which have been granted under the 2009 ICP and the Directors’ DCP.  These outstanding deferred stock units are vested and are not included in Note 19 of the Notes to the Consolidated Financial Statements, included in Part II – Item 8 of the 2013 Form 10-K.

4.   This does not include 1,661,947 outstanding stock options as shown below under the JP Plans:

•	1,594,754 shares to be issued upon outstanding stock options as of December 31, 2013 under the JP Long Term Stock Incentive Plan with a weighted average exercise price of $49.11; and
•	67,193 shares to be issued upon outstanding stock options as of December 31, 2013 under the JP Non-Employee Directors Stock Option Plan with a weighted average exercise price of $50.30.

The Board of Directors recommends a vote FOR the Lincoln National Corporation 2014 Incentive Compensation Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

William H. Cunningham, Eric G. Johnson, Michael F. Mee and Patrick S. Pittard served on the Compensation Committee during 2013.  No member of the Compensation Committee had an “interlock” reportable under Item 407(e)(4) of Regulation S-K under the Exchange Act, and no member was an employee, officer or former officer of us or our subsidiaries.

RELATED PARTY TRANSACTIONS

The Corporate Governance Committee of our Board of Directors adopted a written policy for the review, approval or ratification of transactions with related parties.  The policy applies to any transaction or proposed transaction that we determine would be required to be publicly disclosed as a transaction or proposed transaction with a “related person” pursuant to Item 404(a) of Regulation S-K under the Exchange Act, and requires that the Corporate Governance Committee (or the full Board) pre-approve or ratify such transactions.  In approving or ratifying any transaction or proposed transaction, the Committee must determine that the transaction is fair and reasonable to us and otherwise complies with our policy on conflicts of interest.  The Corporate Governance Committee is not required by this policy to obtain a fairness opinion or other third party support regarding the fairness of the transaction, but may determine to do so in its discretion.  If a transaction is subject to ratification by the Corporate Governance Committee and the Committee does not ratify the transaction, we and/or the related person must make all reasonable efforts to terminate or unwind the transaction.

The policy does not apply to transactions involving insurance, annuities, mutual funds or other products, or financial services provided by us, our subsidiaries or affiliated planners, all on terms and conditions substantially similar to those available to similarly situated third parties in arm’s-length transactions.  This also applies to such products and services provided to an entity of which a related person is an executive officer or employee or vice versa, provided that, the related person receives the same benefits generally available to other employees of such entity of an equivalent title.

During 2013, FMR LLC (“FMR”) beneficially owned more than 5% of our outstanding common stock.  Our subsidiaries have agreements with subsidiaries of FMR that were entered into in the ordinary course of our business for brokerage and clearing services and sales of our products that include their funds.  In 2013, our subsidiaries recorded revenues of approximately
$50 million from entities which were subsidiaries of FMR.

During 2013, BlackRock, Inc. (“BlackRock”) beneficially owned more than 5% of our outstanding common stock.  Our subsidiaries have agreements with subsidiaries of BlackRock that were entered into in the ordinary course of our business for sales of products that include their funds.  In 2013, our subsidiaries recorded revenues of approximately $10 million from entities which were subsidiaries of BlackRock.

GENERAL

Shareholder Proposals

To Be Included in Our Proxy Materials

Any shareholder proposals intended to be considered for inclusion in the proxy materials for our 2015 Annual Meeting of Shareholders must be submitted in accordance with SEC Rule 14a-8, and received by us no later than December 12, 2014.  All such proposals should be sent to our Corporate Secretary.

To Be Presented In Person at Shareholder Meetings

Shareholders wishing to propose matters for consideration at a meeting of shareholders or to propose nominees for election as directors must follow the procedures contained in our Bylaws.  Such procedures include giving notice to the Corporate Secretary at least 90 and not more than 120 days prior to the first anniversary date of the annual meeting for the preceding year.  However, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given by the close of business on the later of (i) the date 90 days prior to such Other Annual Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed.  Based on the Annual Meeting Date of May 22, 2014, to be considered timely received for the 2015 Annual Meeting of Shareholders such notice must be received on or after January 22, 2015 and on or before February 21, 2015.  In the case of business to be brought before the meeting, the notice must include:

•	the name and address of the proposing shareholder (as it appears in our stock records) and any associated person, (as defined in Exhibit 7);
•	a brief description of the business desired to be brought before the meeting;
•	the class and number of our shares (and related derivative instruments) that are beneficially owned by the proposing shareholder and any shareholder associated person;
•
a description of any transaction, agreement or understanding that has been entered into by the proposing shareholder and any shareholder associated person with the intent or effect of mitigating loss to, or managing risk or benefit of share price changes for, such person or increasing or decreasing the voting power or pecuniary or economic interest of such persons with respect to our shares; and

•	a description of any interest of such proposing shareholder, and any shareholder associated person, in the business proposed.

There are additional requirements, which may be applicable.  The applicable Bylaw requirements are set forth in Exhibit 7, and the summary information included in this “Shareholder Proposals” discussion should be read in conjunction with those provisions of our Bylaws.

In the case of a shareholder-proposed nominee for director, the required notice must contain as to each such nominee:

•	the name, age, business address and residence address of such person;
•	the principal occupation or employment of such person;
•	the class and number of our shares (and related derivative instruments) that are beneficially owned by such person;
•
a description of any transaction, agreement or understanding that has been entered into by such person with the intent or effect of mitigating loss to, or managing risk or benefit of share price changes for, such person or increasing or decreasing the voting power or pecuniary or economic interest of such person with respect to our shares;

•
any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	the qualifications of the nominee to serve as one of our directors.

In the case of a shareholder-proposed nominee for director, the required notice must also contain as to the proposing shareholder:

•	the name and address of the proposing shareholder (as it appears in our stock records) and any associated person, as defined in Exhibit 1;
•	the class and number of our shares (and related derivative instruments) that are beneficially owned by the proposing shareholder and any shareholder associated person;
•
a description of any transaction, agreement or understanding that has been entered into by the proposing shareholder and any shareholder associated person with the intent or effect of mitigating loss to, or managing risk or benefit of share price changes for, such person or increasing or decreasing the voting power or pecuniary or economic interest of such person with respect to our shares; and

•	to the extent known by the proposing shareholder, the name and address of any other shareholder supporting the nominee for election or reelection as director.

The applicable Bylaw requirements regarding shareholder proposed nominees are set forth in Exhibit 1.

In the event any such matter is brought before the meeting in accordance with our Bylaws, the individuals identified on the proxy card may, if the matter will be voted on, vote the shares represented by proxies in their discretion in the manner they believe to be in our best interests.  However, the person presiding at a meeting of shareholders (the chairman) is authorized by the Bylaws, if the facts warrant, to determine that the proposed business was not properly brought before the meeting, or was not lawful or appropriate for consideration at the meeting or that a nomination for director was not properly made. Upon a declaration of such determination by the chairman, the proposed business shall not be transacted or the defective nomination shall be disregarded, as the case may be.

2014 Shareholder Proposals

No shareholder proposals are included in this proxy statement.  To the extent possible, your proxy will be voted in the discretion of the proxy holders with respect to each matter properly brought before the meeting that has not been enumerated in this proxy statement or for which no specific direction was given on the proxy card.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any of our other filings under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Annual Report

A printed copy of the Annual Report on Form 10-K will be provided upon request and without charge to any shareholder requesting it in writing addressed to Corporate Secretary, Lincoln National Corporation, 150 N. Radnor Chester Road, Radnor, PA  19087.  In addition, you can access that report and other reports on the SEC’s website at www.sec.gov and on our website at www.lfg.com.

Other Matters

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the interests of the Company and its shareholders.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.

For the Board of Directors,

Charles A. Brawley, III
Senior Vice President,
Associate General Counsel & Secretary
April 11, 2014

Exhibit 1

Section 11.  Notice of Shareholder Nominees.  (A) Nominations of persons for election to the board of directors of the corporation may be made at any annual meeting of shareholders by or at the direction of the board of directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting. Such shareholder nominations shall be made pursuant to timely notice given in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the corporation, not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is scheduled to be held on an Other Annual Meeting Date, such shareholder notice shall be given in the manner provided herein by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or (ii) the tenth day following the earlier of the date the corporation shall have mailed the notice of such meeting to shareholders or the date such Other Annual Meeting Date is first publicly announced. In the event the board of directors calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, provided that the shareholder’s notice of such nomination contains the information specified in this Section 11 and is delivered to the secretary of the corporation not later than the close of business on the tenth day following the earlier of the date the corporation shall have mailed the notice of such meeting to shareholders or the date on which the date of such special meeting and either the names of the nominees proposed by the board of directors to be elected at such meeting or the number of directors to be elected are first publicly announced. In no event shall any adjournment or postponement of an annual or special meeting or the announcement or notice thereof by the corporation commence a new time period (or extend any time period) for the giving of a shareholder’s notice as provided in this Section 11. Such shareholder’s notice shall set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) as of the date of the shareholder’s notice, the class and number of shares of the corporation which are beneficially owned or held of record by such person and whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such person with respect to shares of the corporation, (d) as of the date of the shareholder’s notice, whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the corporation) has been made by or on behalf of such person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to shares of the corporation and (e) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, such shareholder’s notice shall set forth as to the shareholder giving notice (a) the name and address, as they appear on the corporation’s stock records, of the shareholder proposing such nomination(s) and any Shareholder Associated Person, (b) as of the date of the shareholder’s notice, the class and number of shares of the corporation which are beneficially owned or held of record by the shareholder and any Shareholder Associated Person and whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of any such person(s) with respect to shares of the corporation, (c) as of the date of the shareholder’s notice, whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the corporation) has been made by or on behalf of the shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, any such person(s) or to increase or decrease the voting power or pecuniary or economic interest of any such person(s) with respect to shares of the corporation and (d) to the extent known by the shareholder giving notice, the name and address of any other shareholder supporting the nominee for election or reelection as a director. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 11. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

(B) A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11 shall be true and correct as of the record date for the meeting and such update and supplement shall be delivered to, or mailed and received by, the secretary of the corporation not later than five (5) business days after the record date for the meeting.

(C) At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

(D) If information submitted pursuant to this Section 11 by any shareholder or nominee shall be inaccurate to any material extent as determined by the board of directors, any committee thereof or any officer authorized by the board of directors or any such committee to make such determination, such information may be deemed not to have been provided in accordance with this Section 11 in which case such shareholder shall be deemed not to have complied with the notice provisions of this Section 11. Upon written request by the secretary of the corporation, the board of directors or any committee thereof, the shareholder proposing a nominee at a meeting of shareholders or the nominee, if applicable, shall provide, within ten days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the board of directors, any committee thereof or any officer authorized by the board of directors or any such committee, to demonstrate the accuracy of any information submitted by such person pursuant to this Section 11. If a shareholder or a nominee, if applicable, fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 11 in which case such shareholder shall be deemed not to have complied with the notice provisions of this Section 11.

(E) In addition to the requirements of this Section 11 with respect to any nomination proposed to be made at a meeting, a shareholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to any such nominations.

Exhibit 2

Reconciliation of Non-GAAP Measures

Definition of Income (Loss) from Operations, Return on Equity, and Operating Revenues
Income (loss) from operations, return on equity (“ROE”), and operating revenues are non-GAAP financial measures and do not replace GAAP net income (loss), ROE, and operating revenues.  We exclude the after-tax effects of the following items from GAAP net income (loss) to arrive at income (loss) from operations:

1)	Realized gains and losses associated with the following ("excluded realized gain (loss)"):
a.	sale or disposal of securities;
b.	impairments of securities;
c.
change in the fair value of derivative investments, embedded derivatives within certain reinsurance arrangements and our trading securities (gains (losses) on the mark-to-market on certain instruments);

d.	change in the fair value of the derivatives we own to hedge our guaranteed death benefit ("GDB") riders within our variable annuities;
e.	change in the embedded derivatives of our guaranteed living benefit (“GLB”) riders accounted for at fair value, net of the change in the fair value of the derivatives we own to hedge them; and
f.
changes in the fair value of the embedded derivative liabilities related to index call options we may purchase in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value;

2)	change in reserves resulting from benefit ratio unlocking on our GDB and GLB riders;
3)	income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;
4)	gain (loss) on early extinguishment of debt;
5)	losses from the impairment of intangible assets;
6)	income (loss) from discontinued operations; and
7)	income (loss) from the initial adoption of new accounting standards.

Operating revenues represent GAAP revenues excluding the pre-tax effects of the following items, as applicable: excluded realized gain (loss); amortization of deferred front-end loads (“DFEL”) arising from changes in GDB and GLB benefit ratio unlocking; amortization of deferred gains arising from the reserve changes on business sold through reinsurance; and revenue adjustments from the initial adoption of new accounting standards.

Return on equity measures how efficiently we generate profits from the resources provided by our net assets.  Return on equity is calculated by dividing net income (loss), or income (loss) from operations, by average equity, excluding accumulated other comprehensive income (loss) ("AOCI").

Income (loss) from operations, operating revenues and return on equity, excluding AOCI, using income (loss) from operations are financial measures we use to evaluate and assess our results.  Management believes that these performance measures explain the results of the Company's ongoing businesses in a manner that allows for a better understanding of the underlying trends in the Company's current business because the excluded items are unpredictable and not necessarily indicative of current operating fundamentals or future performance of the business segments, and, in most instances, decisions regarding these items do not necessarily relate to the operations of the individual segments.

(millions of dollars, except per share data)
	For the Year Ended
	December 31,
	2013	2012
Total Revenues	$11,969	$11,535
Less:
Excluded realized gain (loss)	(274)	(39)
Amortization of DFEL on benefit ratio unlocking	1	2
Amortization of deferred gains arising from reserve
changes on business sold through reinsurance	3	3
Total Operating Revenues	$12,239	$11,569

(millions of dollars, except per share data)
	For the Year Ended
	December 31,
	2013	2012
Net Income (Loss)	1,244	1,313
Less (1):
Excluded realized gain (loss)	(178)	(25)
Benefit ratio unlocking	36	25
Income (loss) from reserve changes (net of related
amortization) on business sold through reinsurance	2	3
Gain (loss) on early extinguishment of debt	-	(3)
Impairment of intangibles	-	2
Income (loss) from discontinued operations	-	27
Income (Loss) from Operations	$1,384	$1,284

Earnings (Loss) Per Common Share (Diluted)
Income (loss) from operations	$5.03	$4.47
Net income (loss)	4.52	4.56

Average Stockholders' Equity
Average equity, including average AOCI	$13,945	$14,080
Average AOCI	2,477	3,348
Average equity, excluding AOCI	11,468	10,732
Average goodwill	2,273	2,273
Average equity, excluding AOCI and goodwill	$9,195	$8,459

Return on Equity, Excluding AOCI
Net income (loss) with average equity including goodwill	10.8%	12.2%
Income (loss) from operations with average equity
including goodwill	12.1%	12.0%
Income (loss) from operations with average equity
excluding goodwill	15.0%	15.2%

(1)
We use our federal income tax rate of 35% while taking into account any permanent difference for events recognized differently in our financial statements and federal income tax returns when reconciling our non-GAAP measures to the most comparable GAAP measure.

Definition of Book Value Per Share Excluding AOCI
Book value per share excluding AOCI is calculated based upon a non-GAAP financial measure.  It is calculated by dividing stockholders' equity excluding AOCI by common shares outstanding, assuming conversion of Series A preferred shares.  We provide book value per share excluding AOCI to enable investors to analyze the amount of our net worth that is primarily attributable to our business operations.  Management believes book value per share excluding AOCI is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates.  Book value per share is the most directly comparable GAAP measure.  A reconciliation of book value per share to book value per share excluding AOCI as of December 31, 2013 and 2012, is presented below.

	As of December 31,
	2013	2012
Book value per share, including AOCI	$51.17	$55.14
Per share impact of AOCI	5.94	14.03
Book value per share, excluding AOCI	45.23	41.11

Exhibit 3
McLagan Partners
2012 Defined Contribution Survey

AllianceBernstein L.P.	John Hancock
Allianz Global Investors	Lazard Asset Management
American Century Investments	Loomis, Sayles & Company, L.P.
American United Life Insurance Co.	Lord, Abbett & Co., LLC
AonHewitt	Managers Investment Group LLC
Ascensus, Inc.	MassMutual Life Insurance Company
Bank of America Merrill Lynch	Mercer
BMO Asset Management	MFS Investment Management
BlackRock, Inc.	Mutual of Omaha
BOK Financial Corporation	Natixis Global Associates
Boston Financial Data Services	Neuberger Berman Group
The Capital Group Companies, Inc	New York Life Investment Mgmt. Retirement Plan
Columbia Management Investment Advisors	The Newport Group
CUNA Mutual Group	Prudential Financial
DST Systems, Inc.	Pacific Investment Management Company LLC
Dimensional Fund Advisors	The Principal Financial Group
Eaton Vance Investment Managers	Putnam Investments
Fidelity Investments	Charles Schwab & Co., Inc.
Fred Alger Management, Inc.	Security Benefit Corporation
Fifth Third Bank	StanCorp Financial Group, Inc.
Franklin Templeton Investments	State Street Global Advisors
Great-West Life Retirement Services	Sterling Capital Management (BB&T)
Guardian Life Insurance Company of America	TIAA-CREF
ICMA Retirement Corporation	T. Rowe Price Associates, Inc.
Invesco Plc	Transamerica (Diversified)
ING	The Vanguard Group, Inc.
JPMorgan Retirement Plan Services	Wells Fargo

Towers Watson 2012 Financial Services Executive Compensation Survey

AAA Insurance Exchange Northern California, Utah & Nevada	Farmers Group	NRUCFC
AAA Northern California, Nevada & Utah	Federal Home Loan Bank of Atlanta	Ohio National Financial Services
ACE Limited	Federal Home Loan Bank of San Francisco	Old Second National Bank
Acuity	Federal Reserve Bank of Atlanta	One American Financial Partners
AEGIS Insurance Services	Federal Reserve Bank of Cleveland	OneBeacon Insurance
AFLAC	Federal Reserve Bank of Dallas	Pacific Life
AIG	Federal Reserve Bank of San Francisco	Penn Mutual Life
Allianz	Federal Reserve Bank of St. Louis	People’s Bank
Allstate	Fidelity Investments	Phoenix Companies
Ally Financial	Fifth Third Bancorp	PlainsCapital
America First Credit Union	FINRA	Plymouth Rock Assurance
American Express	First Citizens Bank	PMI Group
AMERIGROUP	First Commonwealth Financial	Popular
Ameriprise Financial	First Horizon National	Portfolio Recovery Associate
Ameritas Life	First Midwest Bancorp	Premera Blue Cross
Ameritrade	First National Bank in Sioux Falls	Presidential Life
Anchor Bank N.A.	First National of Nebraska	Principal Financial Group
Arthur J Gallagher & Company	First Niagara Financial Group	PrivateBancorp
Associated Banc-Corp	Franklin Resources	Progressive
Auto Club Group	Freddie mac	Protective Life
Aviva	Fulton Financial	Provident Bank
AXA Group	Genworth Financial	Prudential Financial
Bank of America	Great-West Life Annuity	OTI Human Resources
Bank of Blue Valley	Guardian Life	Rabobank
Bank of Montreal	Hancock Holding	Regions Financial
Bank of Tampa	Hartford Financial Services	RLI
Bank of the West	Health Net	Rockland Trust Company
Bankers Bank	Highmark	Royal Bank of Canada
BB&T	Horizon BlueCross BlueShield of New Jersey	SBLI of Massachusetts
BBVA	Humana	Securian Financial Bank
BlueCross BlueShield of Florida	Huntington Bancshares	Security National Bank
BlueCross BlueShield of Louisiana	Iberia Bank	SLM
BlueShield of California	Independence Blue Cross	Springleaf Financial Services
Boeing Employees Credit Union	ING	Star Financial Bank
BOK Financial	Inland Bancorp	State Farm Insurance
Capital City Bank Group	INTRUST Bank NA	State Street
Capital One Financial	Jackson National Life	Sun Life Financial
CapStar Bank	John Hancock	SunTrust Banks
Caterpillar Financial Services	KeyCorp	SVB Financial
Centene	Liberty Mutual	Synovus Financial Corporation
Chicago Mercantile Exchange	Loews	TD Bank Financial Group
Chubb	LPL Financial	Thrivant Financial for Lutherans
CIGNA	MAPFRE U.S.A.	TIAA CREF
Citi North American Operations & Technology	MARKEL	Torus Insurance
Citizens Property Insurance	Marsh & McLennan	Tower Federal Credit Union
Citizens Republic Bank	Massachusetts Mutual	Transamerica
City National Bank	MasterCard	Travelers
City National Bank of West Virginia	Mauch Chunk Trust Company	U.S. Bancorp
CLS	MB Financial	Union Bank N.A.
CAN	Mechanics Bank	United Bankshares
CNO Financial	Mercedes-Benz Financial Services	UnitedHealth
Comerica	MetLife	University FCU
Cullen Frost Bankers	MoneyGram International	Unum Group
East West Bank	Moody’s Corporation	USAA
Eastern Bank	Munich Re Group	Utica National Insurance
eBay	Mutual of Omaha	VISA
Edward Jones	NASDAQ	W.J. Bradley Mortgage Capital
Employers Mutual Casualty Company	Nationwide	Webster Bank
Equifax	Navy Federal Credit Union	Wellpoint
Equity Office Properties	NCCI Holdings	Wells Fargo
Erie Insurance	New York Life	Western Union
ESL Federal Credit Union	Northern Trust	Willis North America
Farm Credit Bank of Texas	Northwest Bancorp	WSFS Bank
Farm Credit Foundations	Northwestern Mutual	Zion’s Bancorporation

Exhibit 4

McLagan Partners
2012 Investment Product Sales & Marketing Survey
US Select Group Results List of Participants

AEGON USA, LLC	Manulife Asset Management
Allianz Global Investors ex. PIMCO	MFS Investment Management
American Century Investments	Mellon Capital Management
Artisan Partners Limited Partnership	Natixis Global Associates
Aviva Investors	Neuberger Berman Group
AXA Investment Managers	New York Life Investment Management LLC
Babson Capital Management LLC	Northwestern Mutual Life Insurance Company
BNP Paribas Investment Partners	Nikko Asset Management Americas, Inc.
Bridgewater Associates, Inc.	Nuveen Investments
ClearBridge Investments	Old Mutual Asset Management
Conning Holdings Corp.	OneAmerica Financial Partners, Inc.
Delaware Investments	OppenheimerFunds, Inc.
Dimensional Fund Advisors Inc.	Pacific Life Insurance Company
Eaton Vance Investment Managers	Pioneer Investment Management
Fidelity Investments	PNC Financial Services Group, Inc.
First Eagle Investment Management, LLC	PPM America, Inc.
Franklin Templeton Investments	Principal Global Investors
GE Asset Management	Prudential Financial
Genworth Financial	Putnam Investments
Guggenheim Investments	Pyramis Global Advisors
Harris Associates	Russell Investments
Hartford Investment Management Company	Charles Schwab Investment Management, Inc.
ING U.S. Investment Management	Standish Mellon Asset Management Company LLC
Jackson National Life Insurance Company	Standard Life Investments (USA) Limited
Janus Capital Group	T. Rowe Price Associates, Inc.
Jennison Associates, LLC	Thornburg Investment Management, Inc.
Lazard Asset Management LLC	TIAA-CREF
Loomis, Sayles & Company, L.P.	Trust Company of the West
Lord, Abbett & Co., LLC	Waddell & Reed, Inc.
MacKay Shields LLC

Exhibit 5

2013 AIP

For the 2013 AIP, “Income from Operations” is defined as set forth in our Annual Report on Form 10-K for the year ended December 31, 2012, which is set forth in Exhibit 2.  In addition, for calculating Income from Operations for the 2013 AIP the following items may be excluded from Income from Operations, all net of tax:

A.	Expenses related to acquisitions, mergers, divestitures, integration and restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;
B.	Reductions in earnings in the performance period from those in the base year as a result of the on-going impact of a change in accounting principles;
C.	Losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal and regulatory proceedings in excess of $10 million;
D.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business;
E.
Reduction in earnings from increases in our effective tax rate and the related taxes due to legislative changes and changes to income tax laws, including but not limited to, changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate;

F.	Reduction in earnings resulting from changes in regulatory requirements governing the Company; including but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act;
G.
Reduction in earnings resulting from changes in the assumption used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems; and

H.
Reduction in earnings from significant disruptions to the operations of the Company as could result from a natural disaster, acts of God, acts of terrorism, inability of the capital markets to function and other similar items in nature that impact the operations of the Company.

2011 LTI

For the 2011 LTI Program, Return on Equity (“ROE”) was defined as follows:

Income from Operations, as defined below, divided by average Shareholders’ Equity for the relevant period.  Shareholders’ Equity excludes Accumulated Other Comprehensive Income or other similar items and excludes the increase in equity due to goodwill associated with and acquisition during the performance period.  ROE was calculated as of December 31, 2010 and again as of December 31, 2013 using the average of the beginning and ending common shares outstanding for the relevant fiscal year.

Income from Operations is defined as net income for the relevant performance period in accordance with generally accepted accounting principles, but excluding the after-tax effects of the following items:
1)	Realized gain (loss) – Realized gains and losses – defined as the following:
a.	Sales or disposals of securities;
b.	Impairments of securities;
c.	Change in the fair value of embedded derivatives within certain reinsurance arrangements and the change in the fair value of our trading securities;
d.
Change in the fair value of the derivatives we own to hedge our guaranteed death benefit (“GDB”) riders within our variable annuities net of the change in reserves resulting from benefit ratio unlocking on our GDB and guaranteed living benefit riders within our variable annuities (“GLB”);

e.
Change in the fair value of the embedded derivatives of our GLB riders within our variable annuities net of the change in the fair value of the derivatives we own to hedge the changes in the embedded derivative reserves; and

f.
Changes in the fair value of the embedded derivative liabilities related to index call options we may purchase in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products;

2)	FAS 113 reserve development and the related amortization on subsidiaries, businesses and other long-lived assets sold through indemnity reinsurance to Swiss Re in 2001;
3)	Gain or loss on early retirement of indebtedness;
4)	Initial effect of the adoption of new accounting principles that become effective during the performance period;
5)	Losses from the Impairment of Intangible Assets; and
6)
Discontinued Operations – both the income in the period and the gain or loss on disposition (U.S. generally accepted accounting principles (“U.S. GAAP”) require that when a business meets the criteria for being classified as Discontinued Operations, all prior periods must be restated).

In addition, the following items will be excluded from Income from Operations, all net of tax:
I.	Expenses related to acquisitions, mergers, divestitures, integration and restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;
J.	Reductions in earnings in the performance period from those in the base year as a result of the on-going impact of a change in accounting principles;
K.	Losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal and regulatory proceedings in excess of $10 million;
L.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business;
M.
Reduction in earnings from increases in our effective tax rate and the related taxes due to legislative and regulatory changes to income tax laws, including but not limited to: changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate from the rate in effect at the beginning of the performance period;

N.
Reduction in earnings resulting from changes in federal or state regulatory requirements governing the Company; including but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act;

O.
Reduction in earnings resulting from changes in the assumption used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems; and

P.
Reduction in earnings from significant disruptions to the operations of the Company arising from matters beyond its reasonable control, including but not limited to: natural disasters, acts of God, acts of terrorism, wars, riots, major upheavals, government restrictions, major disruptions to domestic or international capital markets and other similar items.

Unless otherwise defined above, all terms have the meaning as set forth in our Annual Report on Form 10-K for the year ended December 31, 2010.

Exhibit 6

LINCOLN NATIONAL CORPORATION
2014 INCENTIVE COMPENSATION PLAN

1. Purpose.  The purpose of the Lincoln National Corporation 2014 Incentive Compensation Plan (the “Plan”) is to assist Lincoln National Corporation, an Indiana corporation (the “Corporation”), and its Subsidiaries (as defined below) in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Corporation and/or its Subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Corporation in order to strengthen the mutuality of interests between such persons and the Corporation’s shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value.  The Plan is also intended to permit the awarding of compensation that satisfies the qualified performance-based compensation exemption under section 162(m) of the Code (as defined below) to the extent deemed appropriate by the Committee (as defined below).

2. Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1:

(a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Corporation.

(b) “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year of the Corporation.

(c) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may, at the applicable time, be the principal market for the Stock.

(d) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, Stock granted as a bonus or in lieu of another award, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

(e) “Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

(f) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee or its designee to receive the benefits specified under the Plan upon such Participant’s death, or to which Awards or other rights are transferred, if and to the extent permitted under Section 10(b).  If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term “Beneficiary” means the person, persons, trust or trusts entitled by will, or the laws of descent and distribution to receive such benefits.

(g) “Board” means the Corporation’s Board of Directors or any committee of the Board acting on delegated authority.

(h) “Change of Control” shall have the same meaning ascribed to such term in the Severance Benefit Plan on the date immediately preceding the Change of Control.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder, and successor provisions and regulations thereto, and other relevant interpretive guidance issued by the Internal Revenue Service or the U.S. Treasury Department.  Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(j) “Committee” means, at any date, each of those members of the Compensation Committee of the Board who shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” as defined under Code section 162(m), unless the action taken pursuant to the Plan is not required to be taken by “outside directors” in order to qualify for tax deductibility under Code section 162(m). Unless otherwise designated by the Board, the Committee shall include not fewer than three (3) members. In the event that fewer than three (3) members of the Committee are eligible to serve thereon, the Board may appoint one or more of its other members who is otherwise eligible to serve on the Committee until such time as three (3) members of the Committee are eligible to serve.

(k) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e).

(l) “Date of Grant” means (i) the date on which the Committee by resolution selects an Eligible Person to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, and other material terms of the Award, or (ii) such later date as the Committee shall provide in such resolution.

(m) “Deferred Stock Unit” means a right, granted to a Participant under Section 6(f), to receive Stock, a cash payment measured based on the Fair Market Value of Stock, or a combination thereof, at the end of a specified deferral period.

(n) “Disaffiliation” means a Subsidiary’s or an Affiliate’s ceasing to be a Subsidiary or an Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Corporation, of the stock of the Subsidiary or Affiliate), or a sale of a division of the Corporation and its Affiliates.

(o) “Effective Date” has the meaning set forth in Section 11(a).

(p) “Eligible Person” means the Executive Officers, other officers, employees, agents, brokers, and consultants of the Corporation or of any of its Subsidiaries or Affiliates.  An employee on leave of absence may be considered as still in the employ of the Corporation or a Subsidiary for purposes of eligibility for participation in the Plan.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder, and successor provisions and rules thereto.

(r) “Executive Officer” means an executive officer of the Corporation as defined under the Exchange Act.

(s) “Fair Market Value” means the Fair Market Value of Stock, Awards, or other property as determined by the Committee or under procedures established by the Committee.  Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price of a Share, as quoted on the composite transactions table on the Applicable Exchange, on the Date of Grant.  If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Code section 409A and Code section 422(c)(1).

(t) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code section 422 or any successor provision thereto.

(u) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(v) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(w) “Participant” means an Eligible Person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(x) “Performance Award” means a right, granted to a Participant under Section 8, to receive Awards based upon performance criteria specified by the Committee.

(y) “Preexisting Plan” means the Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan.

(z) “Restricted Stock” means Stock granted to a Participant under Section 6(d), that is subject to certain restrictions and to a risk of forfeiture.

(aa) “Restricted Stock Unit” means a right granted to a Participant under Section 6(e), to receive Stock, subject to certain restrictions and to a risk of forfeiture.

(bb) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, or any similar law or regulation that may be a successor thereto.

(cc) “Severance Benefit Plan” means the Lincoln National Corporation Executives’ Severance Benefit Plan, as it may be amended from time to time.

(dd) “Share” means a share of Stock.

(ee) “Stock” means the Corporation’s Common Stock and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c).

(ff) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

(gg) “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Corporation or any successor to the Corporation.

(hh) “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Corporation and any of its Subsidiaries or Affiliates.  Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Corporation and its Affiliates terminates, but such Participant continues to provide services to the Corporation and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate, or a division of the Corporation and its Affiliates, shall also be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for the Corporation, or another Subsidiary or Affiliate.  Temporary absences from employment because of illness, vacation or leave of absence, and transfers among the Corporation and its Subsidiaries and Affiliates, shall not be considered Terminations of Employment.  Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “non-qualified deferred compensation plan” within the meaning of Code section 409A, a Participant shall not be considered to have experienced a Termination of Employment, unless the Participant has experienced a “separation from service” within the meaning of Code section 409A (a “Separation from Service”).

3. Administration.

(a) Authority of the Committee.  The Plan shall be administered by the Committee.  The Committee shall have full and final authority, in each case, subject to and consistent with the provisions of the Plan, to interpret the provisions of the Plan, select Eligible Persons to become Participants, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements, adopt, amend, and rescind rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements, and correct defects, supply omissions or reconcile inconsistencies therein, establish any administrative “blackout” period with respect to Awards that the Committee, in its sole discretion deems necessary or advisable, and make all other decisions and determinations as the Committee may deem necessary or advisable, for the administration of the Plan; in each case, the determinations of the Committee need not be identical for each Participant.  Subject to applicable law, including the requirements of Section 16 of the Exchange Act and Code section 162(m), any authority granted to the Committee may be exercised by the full Board.  To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(b) Manner of Exercise of Committee.  Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, its Subsidiaries, Participants, Beneficiaries, transferees under Section 10(b), or other persons claiming rights from or through a Participant, and shareholders; provided, however, notwithstanding the foregoing, or the terms of any Award Agreement, following a Change of Control, any determination by the Committee as to whether “cause” or “good reason” (or any terms of similar meaning applicable to an Award) exists, shall be subject to de novo review by the court, arbitrator or other dispute resolution body, as applicable, in the event of a dispute. The Committee shall exercise its authority only by a majority vote of its members at a meeting or, without a meeting, by a writing signed by a majority of its members. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine and (iii) with respect to Participants subject to Section 16 of the Exchange Act, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case, to the extent permitted under applicable law, and subject to the requirements and restrictions set forth in Section 8(e). The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability.  The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, him or her by any Executive Officer, other officer or employee of the Corporation or a Subsidiary, the Corporation’s independent auditors, consultants, or any other agents assisting in the administration of the Plan.  Members of the Committee, and any officer or employee of the Corporation or a Subsidiary acting at the direction or on behalf of the Committee, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

(d) Terms and Conditions of Awards; Award Agreements.  The terms and conditions of each Award, as determined by the Committee, shall be set forth in an Award Agreement, which shall be provided to the Participant receiving such Award upon, or as promptly as is reasonably practicable, following the grant of such Award; provided, however, the terms of a cash-based Award may, but are not required to, be set forth in an Award Agreement.  The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Corporation and/or the Participant receiving the Award, unless specifically so provided in the Award Agreement.  Award Agreements may be amended only in accordance with Section 11 or as otherwise permitted under the applicable Award Agreement.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery.  Subject to adjustment as provided in Section 10(c), (i) the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 8,500,000, and (ii) the total number of Shares with respect to which Stock Options intended to be ISOs may be granted under the Plan shall not exceed 2,000,000.

(b) Application of Limitation to Grants of Awards.  No Award may be granted if the number of Shares to be delivered in connection with such Award exceeds the number of Shares remaining available under the Plan, minus the number of Shares issuable in settlement of or relating to then-outstanding Awards.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered Under Awards.  Shares subject to an Award under the Plan that is canceled, expired, forfeited, settled in cash or is terminated, or otherwise lapses without a delivery of Shares to the Participant, will again be available for Awards under the Plan; except that if any such Shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such Shares shall be available exclusively for Awards to Participants who are not subject to such limitation.  If a Stock Appreciation Right is settled, in part or in whole, through the issuance of Shares, then all Shares that were covered by the exercised Stock Appreciation Right shall not again be available for issuance under the Plan.

(d) Per-Person Award Limitations.  In each fiscal year of the Corporation during any part of which the Plan is in effect, an Eligible Person may not be granted an Award under the Plan (taking into account any similar awards granted to such Eligible Person under the Preexisting Plan during such fiscal year) relating to more than 2,000,000 Shares, subject to adjustment as provided in Section 10(c), under each of the following separate provisions of the Plan:  Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum cash amount that may be earned under (i) Section 8(c) of the Plan as an Annual Incentive Award or other annual Award payable in cash (currently or on a deferred basis) in respect of any fiscal of the Corporation during any part of which the Plan is in effect by any one Eligible Person shall be $8,000,000, and (ii) Section 8(b) as a Performance Award or other Award payable in cash (currently or on a deferred basis) in respect of any individual performance period by any one Eligible Person shall not exceed $8,000,000 in any 12-month period, in each case, with such limits under the Plan taking into account any similar awards granted to such Eligible Person under the Preexisting Plans during such fiscal year or 12-month period as applicable.

5. Eligibility. Awards may be granted under the Plan only to Eligible Persons; provided, however, that ISOs may be granted only to employees of the Corporation and its Subsidiaries or parent corporation (within the meaning of Code section 424(f)).

6. Specific Terms of Awards.

(a) General.  Awards may be granted on the terms and conditions set forth in this Section 6, provided, however, that no Award shall be made under this Section 6 prior to the Effective Date.  In addition, the Committee may impose on any Award or the exercise thereof, at the Date of Grant or thereafter (subject to Section 11(b)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of Termination of Employment by the Participant, and terms permitting a Participant to make elections relating to his or her Award.  The Committee shall retain full power and discretion to accelerate, waive, or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.  Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Indiana law, no consideration other than services may be required for the grant (but not the exercise) of any Award.  Any Award (other than Options and SARs) or the value of any Award that is made under this Plan may, subject to any requirements of applicable law or regulation, in the Committee’s or its designee’s sole discretion, be converted into Deferred Stock Units and treated as provided in Section 6(f).

(b) Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price.  The exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a Share on the Date of Grant of such Option.

(ii) Time and Method of Exercise.  The Committee shall determine, at the Date of Grant or thereafter, (A) the time or times at which, or the circumstances under which, an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), (B) the methods by which such exercise price may be paid or deemed to be paid, (C) the form of such payment, including, without limitation, cash, Stock, other Awards, or awards granted under other plans of the Corporation or any Subsidiary, and (D) the methods by, or forms in which Stock will be delivered or deemed to be delivered, to Participants.

(iii) ISOs.  The terms of any Option intended to be treated as an ISO granted under the Plan shall comply in all respects with the provisions of Code section 422.

(c) Stock Appreciation Rights.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Exercise Price.  The exercise price per Share purchasable under a SAR shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a Share on the Date of Grant of such SAR.

(ii) Right to Payment.  A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, a cash payment or Shares with a Fair Market Value as of the date of exercise equal to the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the exercise price of the SAR as determined by the Committee.  The applicable Award Agreement shall specify whether such payment is to be made in cash or Shares or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the SAR.

(iii) Other Terms.  The Committee shall determine, at the Date of Grant or thereafter, the time or times at which, and the circumstances under which a SAR may be exercised, in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by, or forms in which any cash or Shares payable will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

(d) Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the Date of Grant or thereafter.  Except to the extent restricted under any Award Agreement relating to the Restricted Stock, a Participant granted an Award of Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).  During the restricted period applicable to the Restricted Stock, subject to Section 10(b), the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture.  Except as otherwise determined by the Committee, upon a Participant’s Termination of Employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided that the Committee may, in its discretion, in any individual case provide for waiver, in whole or in part, of restrictions or forfeiture conditions relating to Restricted Stock.

(iii) Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock (substantially in the form below), and may require that the Corporation retain physical possession of the certificates and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Lincoln National Corporation 2014 Incentive Compensation Plan and an Award Agreement.  Copies of such Plan and Agreement are on file at the offices of Lincoln National Corporation, 150 North Radnor-Chester Road, Radnor, PA 19087-5238.

(iv) Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock (subject to Section 10(k)), the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan.  Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock, with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Participants on the following terms and conditions:

(i) Grant and Restrictions.  Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the Date of Grant or thereafter.  A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareholder with respect to the Shares represented by the Restricted Stock Units, unless and until Shares are actually delivered to the Participant in settlement thereof.  The Award Agreement for Restricted Stock Units shall specify whether, to what extent, and on what terms and conditions, the applicable Participant shall be entitled to receive payments of cash, Stock or other property corresponding to the dividends payable on the Stock (subject to Section 10(k)).

(ii) Forfeiture.  Except as otherwise determined by the Committee, upon a Participant’s Termination of Employment during the applicable restriction period, Restricted Stock Units that are at that time subject to restrictions shall be forfeited and cancelled by the Corporation; provided that the Committee may, in its discretion, in any individual case provide for waiver, in whole or in part, of restrictions or forfeiture conditions relating to Restricted Stock Units.

(iii) Bookkeeping of Awards.  Unless otherwise specified by the Committee, Restricted Stock Units shall be credited as of the Date of Grant to a bookkeeping reserve account maintained by the Corporation.

(f) Deferred Stock Units.  The Committee is authorized to grant to Participants Deferred Stock Units, which are rights to receive Shares, cash measures based on the value of a Share, or a combination thereof at the end of a specified deferral period.  Unless otherwise specified by the Committee, Deferred Stock Units shall be credited as of the Date of Grant to a bookkeeping reserve account maintained by the Corporation under the Lincoln National Corporation Deferred Compensation and Supplemental/Excess Retirement Plan or its successor (the “Deferred Compensation Plan”) in units which are equivalent in value to Shares.  Once credited to such account, Deferred Stock Units shall be governed by the terms of the Deferred Compensation Plan.

(g) Bonus Stock and Awards in Lieu of Other Obligations.  The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan, or under other plans or compensatory arrangements.  Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(h) Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries.  The Committee shall determine the terms and conditions of such Awards.  Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.  Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i) Dividend Equivalents.  The Committee is authorized to grant dividend equivalents to Eligible Persons under which such Eligible Persons shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee, and subject to Section 10(k)) equivalent to the amount of cash dividends paid by the Corporation to holders of Shares with respect to a number of Shares determined by the Committee.  Subject to the terms of the Plan and any applicable Award Agreement, such dividend equivalents may have such terms and conditions as the Committee shall determine.  Notwithstanding the foregoing, (i) the Committee may not grant dividend equivalents to Eligible Persons in connection with grants of Options or SARs to such Eligible Persons, and (ii) no dividend equivalent payments shall be made to a Participant with respect to any Award prior to the date on which all conditions or restrictions relating to such Award (or portion thereof to which the dividend or dividend equivalent relates) have been satisfied, waived or lapsed.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Corporation, any Subsidiary, or any business entity to be acquired by the Corporation or a Subsidiary, or any other right of a Participant to receive payment from the Corporation or any Subsidiary.  Such additional, tandem, and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award.

(b) No Repricing.  Except as contemplated by Section 10(c), in no event may any Option or SAR granted under this Plan be amended to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards, or in conjunction with the grant of any new Option or SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Corporation’s shareholders.

(c) Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten (10) years from the Date of Grant (or such shorter term as may be required with respect to an ISO under Code section 422).

(d) Form and Timing of Payment Under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Corporation upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and, except with respect to Options or SARs which shall not be subject to deferral, may be made in a single payment or transfer, in installments, or on a deferred basis.  The settlement of any Award may be accelerated (subject to Section 10(j)), and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control).  Installment or deferred payments may be required by the Committee (subject to Section 10(j) and Section 11 of the Plan, including the consent provisions thereof) in the case of any deferral of an outstanding Award (other than Options or SARs which shall not be subject to deferral) not provided for in the original Award Agreement, and the Committee or its designee may convert such an Award (other than Options or SARs which shall not be subject to deferral) to Deferred Stock Units as provided under Section 6, or may be permitted at the election of the Participant on terms and conditions established by the Committee.  Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments, or the grant or crediting of dividend equivalents, or other amounts in respect of installment or deferred payments denominated in Stock.

(e) Exemptions from Section 16(b) Liability.  It is the intent of the Corporation that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing by such Participant to be non-exempt).  Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b) of the Exchange Act, and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b) of the Exchange Act.

(f) Cancellation and Rescission of Awards.  The Committee may cancel any unexpired, unpaid, or deferred Awards at any time, or rescind Awards that have vested or been paid, and delegate this power in its discretion to the Corporation in the applicable Award Agreements, if the Participant is not in compliance with all applicable provisions set forth in both the Award Agreement and the Plan, including, but not limited to, the Plan provisions set forth below:

(i) A Participant shall not render services for any organization or engage, directly or indirectly, in any business which, in the judgment of the Corporation’s Chief Executive Officer or other senior officer designated by the Committee, is or becomes competitive with the Corporation.  For Participants whose employment has terminated, the judgment of the Chief Executive Officer or other senior officer designated by the Committee shall be based on the Participant’s position and responsibilities while employed by the Corporation, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current, and potential competition or conflict between the Corporation and the other organization or business, the effect on the Corporation’s shareholders, customers, suppliers, and competitors of the Participant assuming the post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances.  A Participant who has terminated employment shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business, so long as they are listed on a recognized securities exchange or traded over-the-counter, and such investment does not represent a greater than five percent (5%) equity interest in the organization or business.

(ii) A Participant shall not, without prior written authorization from the Corporation, disclose to anyone outside the Corporation, or use in other than the Corporation’s business, any confidential information or material relating to the business of the Corporation that is acquired by the Participant, during employment with the Corporation, except as Participant may be required to disclose by any applicable law, order, or judicial or administrative proceeding.

(iii) A Participant shall disclose promptly, and assign to the Corporation all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation, relating in any manner to the actual or anticipated business, research or development work of the Corporation and shall do anything reasonably necessary to enable the Corporation to secure a patent where appropriate in the United States and in foreign countries.

(iv) If requested by the Corporation, prior to or in connection with the exercise, settlement, payment or delivery of an Award, the Participant shall certify on a form acceptable to the Corporation that he or she is in compliance with the terms and conditions of the Plan and, if applicable, the Award Agreement.  Failure to comply with the provisions of this Section 7(f) prior to, and, for certain Participants as specified in their applicable Award Agreements, during the six (6) months after, any exercise, payment or delivery of an Award shall cause such exercise, payment or delivery to be rescinded immediately, unless the Committee or its designee in its discretion, in any individual case provides for waiver in whole or in part of compliance with the provisions of this Section 7(f).  The Corporation shall notify the Participant of any such rescission as soon as reasonably practicable after such exercise, payment or delivery.  Within ten (10) days after receiving such a notice from the Corporation, the Participant shall pay to the Corporation the amount of any gain realized on an Award granted pursuant to Section 6(b), or payment received from an Award granted pursuant to Sections 6(c), (d), (e), (f), (h), 8(b) or (c) respectively, as a result of the rescinded exercise, payment or delivery, pursuant to an Award.  Such payment shall be made either in cash or by returning to the Corporation the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery, as the Company in its sole discretion may determine.  In the case of any Participant whose employment is terminated by the Corporation and its Subsidiaries without “cause” (as defined in the applicable Award Agreement), however, a failure of the Participant to comply with the provisions of Section 7(f)(i) after such Termination of Employment shall not in and of itself cause rescission, or require repayment with respect to any Award exercised, paid or delivered before such termination, and, following a Change of Control, Section 7(f)(i) shall be inapplicable with respect to Awards granted prior to such Change of Control.

(v) Recoupment.  In addition to the cancellation, rescission and recoupment provisions set forth above, Awards granted under the Plan shall be subject to the terms of any recoupment (clawback) policy adopted by the Corporation as in effect from time to time, as well as any recoupment/forfeiture provisions required by law and applicable to the Company or its Subsidiaries, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act; provided, however, to the extent permitted by applicable law, the Company’s recoupment (clawback) policy shall have no application to Awards following a Change of Control of the Company.

8. Performance and Annual Incentive Awards.

(a) Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) in the case of a Performance Award or Annual Incentive Award intended to qualify for the qualified performance-based compensation exemption under Code section 162(m).

(b) Performance Awards Granted to Designated Covered Employees.  If the Committee determines that a Performance Award to be granted to an Eligible Person who is or may become a Covered Employee should qualify as “performance-based compensation” for purposes of Code section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(b).  The maximum Performance Award to be granted to an Eligible Person who is or may become a Covered Employee that should qualify as “performance-based compensation” for purposes of Code section 162(m) shall be subject to the limitation set forth in Section 4(d).

(i) Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance and associated maximum Award payments with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b).  Performance goals shall be objective and shall otherwise meet the requirements of Code section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any performance goal, or that more than one performance goal must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria.  One or more of the following business criteria for the Corporation, as defined by the Committee, on a consolidated basis, and/or for specified Subsidiaries, Affiliates or business units or segments of the Corporation (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards intended to qualify as “performance-based compensation” for purposes of Code section 162(m): (1) earnings (total or per share); (2) revenues or growth in revenues; (3) cash flow, change in cash flow or cash flow return on investment; (4) assets, return on assets, growth in assets, return on investment, capital or return on capital, return on equity, or shareholder equity (total or per share); (5) economic value added or insurance-imbedded value added; (6) operating margin; (7) net income or growth in net income (total or per share), pretax earnings or growth in pretax earnings (total or per share), pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and extraordinary or special items; (8) operating earnings or income from operations; (9) statutory income; (10) total shareholder return; (11) profit margins; (12) premiums and fees, or growth in premiums and fees, including service fees; (13) book value; (14) membership and growth in membership; (15) market share or change in market share; (16) stock price or change in stock price; (17) market capitalization, change in market capitalization, or return on market value; (18) economic value added or market value added; (19) expense ratios, expense savings, budgets, product cost reduction through advanced technology, or other expense management measures; (20) productivity ratios or other measures of operating efficiency or effectiveness; (21) risk-based capital ratio; (22) ratio of claims or loss costs to revenues; (23) satisfaction measures: customer, provider, or employee; (24) implementation or completion of critical projects or processes; (25) product development, product release schedules, new product innovation, brand recognition/acceptance; or (26) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies. One or more of the foregoing business criteria shall be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c).

(iii) Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals with respect to such Performance Awards shall be measured over a performance period, which may overlap with another performance period or periods, of up to ten (10) years, as specified by the Committee.  Performance goals shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code section 162(m).

(iv) Settlement of Performance Awards; Other Terms.  Settlement of  Performance Awards shall be in cash, Stock, other Awards or other property, including deferred payments in any such forms, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b).  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Employment by the Participant prior to the end of a performance period or settlement of Performance Awards.  Except as may be otherwise determined by the Committee, Performance Awards shall be settled and paid after the end of the relevant performance period and on or before the fifteenth (15th) day of the third (3rd) month following the end of the performance period.

(c) Annual Incentive Awards Granted to Designated Covered Employees.  If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is or may become a Covered Employee should qualify as “performance-based compensation” for purposes of Code section 162(m), the payment, grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon the achievement of pre-established performance goals and other terms set forth in this Section 8(c).

(i) Potential Annual Incentive Awards.  Not later than the end of the ninetieth (90th) day after the beginning of each fiscal year of the Corporation, or at such other date as may be required or permitted for “performance-based compensation” under Code section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year of the Corporation.  In the case of individual Annual Incentive Awards intended to qualify for the “performance-based compensation” exemption under Code section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee.  In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 4(d).

(ii) Determination of Annual Incentive Awards.  After the end of each fiscal year of the Corporation, the Committee shall determine the amount, if any, of potential Annual Incentive Awards otherwise payable to each Participant.  The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify for the “performance-based compensation” exemption under Code section 162(m).  The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of Termination of Employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award. Except as may be otherwise determined by the Committee, Annual Incentive Awards shall be settled and paid after the end of the relevant fiscal year and on or before the fifteenth (15th) day of the third (3rd) month following the end of the fiscal year of the Corporation.

(d) Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any  potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify for the “performance-based compensation” exemption under Code section 162(m).  The Committee may not delegate any responsibility relating to any Performance Awards or Annual Incentive Awards intended to qualify for the “performance-based compensation” exemption under Code section 162(m).

(e) Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m).  It is the intent of the Corporation that Performance Awards and Annual Incentive Awards under Sections 8(b) and (c) granted to persons who are designated by the Committee as likely to be “Covered Employees” within the meaning of Code section 162(m) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Code section 162(m) and regulations thereunder.  Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of “Covered Employee” and other terms used therein, shall be interpreted in a manner consistent with Code section 162(m).  If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with the “performance-based compensation exemption” of Code section 162(m) does not comply or is inconsistent with the requirements of Code section 162(m) thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Change of Control.  In the event of a “Change of Control,” the following shall provisions shall apply unless otherwise provided in the applicable Award Agreement:

(a) Options and SARs.  Any Option or SAR carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Participant’s involuntary Termination of Employment, other than for “cause” (as defined in the applicable Award Agreement), provided such Termination of Employment occurs within two (2) years after such Change of Control and shall remain exercisable and vested for the balance of the stated term of such Option or SAR, subject only to applicable restrictions set forth in Section 10(a);

(b) Restricted Stock, Restricted Stock Units and Deferred Stock Units.  The restrictions, deferral of settlement, and forfeiture conditions applicable to any Restricted Stock, Restricted Stock Units or Deferred Stock Units granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Participant’s involuntary Termination of Employment, other than for “cause” (as defined in the applicable Award Agreement), provided such Termination of Employment occurs within two (2) years after such Change of Control, provided that, notwithstanding the foregoing, the settlement of any Award that constitutes non-qualified deferred compensation under Code section 409A shall be made on the earliest permissible payment event under Code section 409A and the regulations thereunder (but shall not be subject to vesting or forfeiture provisions following such Termination of Employment); and

(c) Other Awards.  The rights and obligations respecting, and the payment of, all other Awards under the Plan shall be governed solely by the provisions of the Severance Benefit Plan.

10. General Provisions.

(a) Compliance with Legal and Other Requirements.  The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, regulations, listing requirements or other obligations.  The foregoing notwithstanding, in connection with a Change of Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the ninetieth (90th) day preceding the Change of Control.

(b) Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a Subsidiary), or assigned or transferred by such Participant for value or consideration.  Awards may be transferred by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.  Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees other than for value or consideration during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon).  A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation for consideration, or similar event affecting the Corporation or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (B) the various maximum limitations set forth in Sections 4(a) and 4(d) upon certain types of Awards and upon the grants to individuals of certain types of Awards; (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(ii) In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Corporation’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (B) the various maximum limitations set forth in Sections 4(a) and 4(d) upon certain types of Awards and upon the grants to individuals of certain types of Awards; (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(iii) In the case of Corporate Transactions, such adjustments may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Corporation and securities of entities other than the Corporation) for the Shares subject to outstanding Awards; and (C) in connection with a Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities).

(iv) The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in clauses (i) and (ii) above, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any Subsidiary or any business unit, or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Corporation, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be made if and to the extent that such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) or Annual Incentive Awards granted under Section 8(c) to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code section 162(m) and regulations thereunder or be made in a manner that will be treated under Code section 409A as the grant of a new Option or SAR.

(v) Any adjustments made pursuant to this Section 10(c) to Awards that are considered “deferred compensation” within the meaning of Code section 409A shall be made in compliance with the requirements of Code section 409A.  Any adjustments made pursuant to this Section 10(c) to Awards that are not considered “deferred compensation” subject to Code section 409A shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Code section 409A or (B) there does not result in the imposition of any penalty taxes under Code section 409A in respect of such Awards.

(vi) Any adjustment under this Section 10(c) need not be the same for all Participants.

(d) Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant or taxes are otherwise due for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.  The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct from any payment otherwise due to such Participant, including by withholding from any Award, any payment or distribution of Stock relating to an Award under the Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and the Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.  However, this authority shall not include withholding of taxes above the statutorily required withholding amounts where such excess withholding would result in an earnings charge to the Corporation under U.S. generally accepted accounting principles.

(e) Limitation on Rights Conferred Under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a Subsidiary, (ii) interfering in any way with the right of the Corporation or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Eligible Persons, or (iv) conferring on a Participant any of the rights of a shareholder of the Corporation unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(f) Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Corporation’s obligations under the Plan.  Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.  The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(g) Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensation and incentive arrangements for employees, agents and brokers of the Corporation and its Subsidiaries as it may deem desirable.

(h) Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(i) Governing Law.  The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Indiana, without giving effect to principles of conflicts of laws, and applicable federal law.

(j) Code Section 409A.  The Plan is intended to comply with the requirements of Code section 409A or an exemption or exclusion therefrom and, with respect to amounts that are subject to Code section 409A, it is intended that the Plan be administered in all respects in accordance with Code section 409A.  Accordingly, any action taken under the Plan, including any acceleration under Section 7(c), delay under Section 10(a), or conversion into Deferred Stock Units under Section 6, shall be made in compliance with Code section 409A.  Notwithstanding anything to the contrary contained herein, no Option or SAR granted under the Plan shall contain any feature for the deferral of compensation.  Each payment under any Award that constitutes non-qualified deferred compensation subject to Code section 409A shall be treated as a separate payment for purposes of Code section 409A.  In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes non-qualified deferred compensation subject to Code section 409A.  Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Code section 409A (as determined in accordance with the methodology established by the Corporation), amounts that constitute “non-qualified deferred compensation” within the meaning of Code section 409A that would otherwise be payable during the six (6) month period immediately following a Participant’s Separation from Service by reason of such Separation from Service shall instead be paid or provided on the first business day of the 7th month following the month in which the Participant’s Separation from Service occurs.  If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Code section 409A, such amounts shall be paid to the personal representative of the Participant’s estate within thirty (30) days following the date of the Participant’s death (with the first date following the date of the Participant’s death being the first day of such thirty (30)-day period).  Interest shall not accrue on such amounts during the period of delay.

(k) Limitation on Dividend Reinvestment and Dividend Equivalents.  Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 4 for such reinvestment or payment (taking into account then-outstanding Awards).  If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 10(k).

11. Term, Amendment and Termination.

(a) Effectiveness.  The Plan was approved by the Board, subject to and contingent upon approval by the Corporation’s shareholders.  The Plan will be effective as of the date of such approval by the Corporation’s shareholders (the “Effective Date”).

(b) Termination.  The Plan will terminate on the tenth (10th) anniversary of the Effective Date.  Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c) Amendment of Plan.  The Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan, but no amendment, alteration or discontinuation shall be made that would materially and adversely affect the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Code section 409A, Applicable Exchange listing standards or accounting rules.  In addition, no amendment shall be made to the Plan without the approval of the Corporation’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d) Amendment of Awards.  Subject to Section 7(b), the Committee may unilaterally waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan, but no such action shall without the Participant’s consent materially and adversely affect the rights of any Participant with respect to an outstanding Award, except such an amendment made to cause the Plan or Award to comply with applicable law, including, without limitation, Code section 409A, Applicable Exchange listing standards or accounting rules.

Appendix A

As used in the Lincoln National Corporation Executives’ Severance Benefit Plan, Section 6, “Change of Control” means:

(a)         The acquisition by any individual, entity or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of (A) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation other than an acquisition by virtue of the exercise of a conversion privilege, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation, or any entity controlled by the Corporation, or (D) any acquisition by any entity or corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (c) of this Section 6 are satisfied; or

(b)         Individuals who, as of the beginning of any period of two consecutive years, constitute the Board of Directors of the Corporation (the “Board”), cease for any reason to constitute at least a majority of the directors of the Corporation; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the Board at the beginning of such period, shall be considered as though such individual were a member of the Board as of the beginning of such period, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)         Consummation of a reorganization, merger or consolidation of the Corporation, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is immediately thereafter then represented by the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities that were outstanding immediately prior to such reorganization, merger or consolidation in substantially the same proportions as the voting power of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, among the holders thereof immediately prior to such reorganization, merger or consolidation, (B) no Person (excluding the Corporation, any employee benefit plan or related trust of the Corporation, or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation and, directly or indirectly, twenty percent (20%) or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(d) Approval by the shareholders of the Corporation of (A) a complete liquidation or dissolution of the Corporation or (B) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition (1) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is immediately thereafter then represented by the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities that were outstanding immediately prior to such sale or other disposition in substantially the same proportion as the voting power of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, among the holders thereof immediately prior to such sale or other disposition, (2) no Person (excluding the Corporation and any employee benefit plan or related trust of the Corporation, or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation. The closing of a transaction, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection therewith, approval of which by the shareholders of the Corporation would constitute a Change of Control under this Section 6(d).

Exhibit 7

Section 10.  Notice of Shareholder Business. (A) At any annual meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Section 11 of this Article I) must be (a) specified in the notice of meeting given in accordance with Section 4 of this Article I, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or the chief executive officer, or (c) otherwise properly brought before the meeting by a shareholder who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 10. Except for proposals properly made in accordance with Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”) and included in the notice of meeting given by or at the direction of the board of directors, the foregoing clause (c) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. Without qualification, for business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) above, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the corporation, not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before such anniversary date and ends thirty days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given in the manner provided herein by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or (ii) the tenth day following the earlier of the date the corporation shall have mailed the notice of such meeting to shareholders or the date such Other Annual Meeting Date is first publicly announced. In no event shall any adjournment or postponement of an annual meeting or the announcement or notice thereof by the corporation commence a new time period (or extend any time period) for the giving of a shareholder’s notice as provided in this Section 10. A shareholder’s notice to the secretary of the corporation shall set forth as to each matter the shareholder proposes to bring before the annual meeting or as to the shareholder giving notice, as applicable, (a) a brief description of the business desired to be brought before the annual meeting, including the text of any proposal to be presented, and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s stock records, of the shareholder proposing such business and any Shareholder Associated Person, (c) as of the date of the shareholder’s notice, the class and number of shares of the corporation which are beneficially owned or held of record by the shareholder and any Shareholder Associated Person and whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of any such person(s) with respect to shares of the corporation, (d) as of the date of the shareholder’s notice, whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the corporation) has been made by or on behalf of the shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, any such person(s) or to increase or decrease the voting power or pecuniary or economic interest of such persons with respect to shares of the corporation and (e) any interest of the shareholder or any Shareholder Associated Person in such business desired to be brought before the annual meeting. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 10. Shareholders shall not be permitted to propose business to be brought before a special meeting of shareholders, and the only matters that may be brought before a special meeting of shareholders are the matters specified in the notice of meeting given in accordance with Section 4 of this Article I. The person presiding at any meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the bylaws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

(B) For purposes of this Section 10 and Section 11 below, “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with such shareholder, (ii) any beneficial owner of shares of the corporation owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person, and “publicly announce” shall mean disclosure in a press release reported by a national news service or in a document publicly filed or furnished by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 of the Exchange Act.

(C) A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 10 shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the corporation not later than five (5) business days after the record date for the annual meeting.

(D) If information submitted pursuant to this Section 10 by any shareholder shall be inaccurate to any material extent as determined by the board of directors, any committee thereof or any officer authorized by the board of directors or any such committee to make such determination, such information may be deemed not to have been provided in accordance with this Section 10 in which case such shareholder shall be deemed not to have complied with the notice provisions of this Section 10. Upon written request by the secretary of the corporation, the board of directors or any committee thereof, the shareholder proposing business at an annual meeting of shareholders shall provide, within ten days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the board of directors, any committee thereof or any officer authorized by the board of directors or any such committee, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 10. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 10 in which case such shareholder shall be deemed not to have complied with the notice provisions of this Section 10.

(E) This Section 10 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 (or any successor provision) of the Exchange Act. In addition to the requirements of this Section 10 with respect to any business proposed to be brought before an annual meeting, a shareholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to any such business. Nothing in this Section 10 shall be deemed to affect any right of a shareholder to request inclusion of proposals in, nor the right of the corporation to omit a proposal from, the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if you
marked, signed and returned your proxy card.

:	INTERNET/MOBILE – www.proxypush.com/lnc Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 21, 2014. Scan code below for mobile voting.

(	PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 21, 2014.

*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

The Board of Directors Recommends a Vote “FOR” the election of each director and “FOR” Items 2, 3 and 4.

1.	The election of three directors for three-year terms expiring at the 2017 Annual Meeting
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01	Dennis R. Glass	☐	☐	☐	03	Michael F. Mee	☐	☐	☐

02	Gary C. Kelly	☐	☐	☐

2.	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2014;	☐	For	☐	Against	☐	Abstain

3.	The approval of an advisory resolution on the compensation of our named executive officers;	☐	For	☐	Against	☐	Abstain

4.	The approval of the Lincoln National Corporation 2014 Incentive Compensation Plan; and	☐	For	☐	Against	☐	Abstain

5.	To consider and act upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.
I plan to attend the meeting ☐ Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

LINCOLN NATIONAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 22, 2014
9:00 a.m. Local Time

The Ritz-Carlton Hotel
10 Avenue of the Arts
Philadelphia, PA 19102

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 22, 2014.
The undersigned shareholder of Lincoln National Corporation (the “Company”), an Indiana corporation, appoints William H. Cunningham, Dennis R. Glass, and Charles A. Brawley, III, and each of them, with the power to act without the other and power of substitution, as the proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of stock in the Company which the undersigned is entitled to vote and in their discretion to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held at The Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, PA 19102, 9:00 a.m. local time, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. The proxy/voting instructions also cover all the shares as to which the undersigned has the right to give voting instructions to the trustees of the LNC 401(k) Savings Plan and the LNL Agents’ 401(k) Savings Plan. Voting cutoff for Plan Participants is 11:59 p.m. on May 20, 2014.

See reverse for voting instructions.